                                                                    EXHIBIT 10.4

                                   $33,000,000

                                CREDIT AGREEMENT

                                   dated as of

                                  July 23, 2001

                                      among

                               CROWN CRAFTS, INC.,
                            CHURCHILL WEAVERS, INC.,
                                   HAMCO, INC.
                       CROWN CRAFTS INFANT PRODUCTS, INC.

                                  as Borrowers,

                            The Lenders Listed Herein

                                       and

                              WACHOVIA BANK, N.A.,

                                    as Agent

                                TABLE OF CONTENTS

                                CREDIT AGREEMENT

                                                                                                                          Page
                                                                                                                          ----
ARTICLE 1 DEFINITIONS............................................................................................           1
         SECTION 1.01.   Definitions.............................................................................           1
         SECTION 1.02.   Accounting Terms and Determinations.....................................................          28
         SECTION 1.03.   References..............................................................................          28
         SECTION 1.04.   Use of Defined Terms....................................................................          28
         SECTION 1.05.   Terminology.............................................................................          28
ARTICLE 2 THE CREDITS............................................................................................          29
         SECTION 2.01.   Commitments to Lend.....................................................................          29
         SECTION 2.02.   Method of Borrowing Revolving Loans.....................................................          32
         SECTION 2.03.   Notes...................................................................................          34
         SECTION 2.04.   Maturity of Revolving Loans.............................................................          35
         SECTION 2.05.   Interest Rates on Revolving Loans.......................................................          35
         SECTION 2.06.   Fees....................................................................................          37
         SECTION 2.07.   Optional Termination or Reduction of Revolving Loan Commitments.........................          37
         SECTION 2.08.   Mandatory Reduction and Termination of Revolving Loan Commitments.......................          37
         SECTION 2.09.   Optional Prepayments of Revolving Loans.................................................          37
         SECTION 2.10.   Mandatory Prepayments...................................................................          38
         SECTION 2.11.   General Provisions as to Payments.......................................................          39
         SECTION 2.12.   Computation of Interest and Fees........................................................          42
         SECTION 2.13.   All Loans to Constitute One Obligation..................................................          42
         SECTION 2.14.   Blocked Account Agreements..............................................................          42
         SECTION 2.15.   Issuance of Letters of Credit...........................................................          43
         SECTION 2.16.   Conditions and Amounts of Letters of Credit.............................................          43
         SECTION 2.17.   Requests for Issuance of Letters of Credit..............................................          44
         SECTION 2.18.   Letter of Credit Reimbursement Obligations; Duties of the Issuing Lender................          44
         SECTION 2.19.   Letter of Credit Participations.........................................................          45
         SECTION 2.20.   Payment of Letter of Credit Reimbursement Obligations...................................          47
         SECTION 2.21.   Compensation for Letters of Credit and Reporting Requirements...........................          48
         SECTION 2.22.   Indemnification and Exoneration with respect to Letters of Credit.......................          48
ARTICLE 3 COLLATERAL.............................................................................................          49
         SECTION 3.01.   Security Agreement......................................................................          49
         SECTION 3.02.   Further Assurances......................................................................          49
ARTICLE 4 REPRESENTATIONS AND WARRANTIES.........................................................................          50
         SECTION 4.01.   Corporate Existence and Power...........................................................          50
         SECTION 4.02.   Corporate and Governmental Authorization; No Contravention..............................          50
         SECTION 4.03.   Binding Effect..........................................................................          50

         SECTION 4.04.   Financial Information...................................................................          51
         SECTION 4.05.   Litigation..............................................................................          51
         SECTION 4.06.   Compliance with ERISA...................................................................          51
         SECTION 4.07.   Compliance with Laws; Payment of Taxes..................................................          51
         SECTION 4.08.   Investment Company Act..................................................................          52
         SECTION 4.09.   Public Utility Holding Company Act......................................................          52
         SECTION 4.10.   Ownership of Property; Liens............................................................          52
         SECTION 4.11.   No Default..............................................................................          52
         SECTION 4.12.   Full Disclosure.........................................................................          52
         SECTION 4.13.   Environmental Matters...................................................................          52
         SECTION 4.14.   Capital Stock...........................................................................          53
         SECTION 4.15.   Margin Stock............................................................................          53
         SECTION 4.16.   Insolvency..............................................................................          53
         SECTION 4.17.   Insurance...............................................................................          54
         SECTION 4.18.   Purchase of Collateral..................................................................          54
         SECTION 4.19.   Possession of Permits...................................................................          54
         SECTION 4.20.   Labor Disputes..........................................................................          54
         SECTION 4.21.   Surety Obligations......................................................................          54
         SECTION 4.22.   Restrictions............................................................................          54
         SECTION 4.23.   Leases..................................................................................          55
         SECTION 4.24.   Trade Relations.........................................................................          55
         SECTION 4.25.   Capital Structure.......................................................................          55
         SECTION 4.26.   Federal Taxpayer Identification Number..................................................          55
         SECTION 4.27.   Bona Fide Accounts......................................................................          55
         SECTION 4.28.   Good Title to Collateral................................................................          55
         SECTION 4.29.   Right to Assign and Grant Security Interest.............................................          56
         SECTION 4.30.   Trade Styles............................................................................          56
         SECTION 4.31.   Account Debtor Capacity and Solvency....................................................          56
         SECTION 4.32.   Proceedings with Respect to Accounts....................................................          56
         SECTION 4.33.   Location of Collateral..................................................................          56
         SECTION 4.34.   Material Contracts......................................................................          56
         SECTION 4.35.   Survival of Representations and Warranties..............................................          56
         SECTION 4.36.   Force Majeure...........................................................................          57
         SECTION 4.37.   Senior Subordinated Notes...............................................................          57
ARTICLE 5 COVENANTS..............................................................................................          57
         SECTION 5.01.   Information.............................................................................          57
         SECTION 5.02.   Inspection of Property, Books and Records; Field Audits.................................          60
         SECTION 5.03.   Maintenance of Existence and Management.................................................          60
         SECTION 5.04.   Dissolution.............................................................................          61
         SECTION 5.05.   Consolidations, Mergers and Sales of Assets.............................................          61
         SECTION 5.06.   Use of Proceeds.........................................................................          61
         SECTION 5.07.   Compliance with Laws; Payment of Taxes..................................................          62
         SECTION 5.08.   Insurance; Net Casualty/Insurance Proceeds..............................................          62
         SECTION 5.09.   Change in Fiscal Year...................................................................          63
         SECTION 5.10.   Maintenance of Property.................................................................          63
         SECTION 5.11.   Material Contracts......................................................................          63

         SECTION 5.12.   Environmental Matters...................................................................          63
         SECTION 5.13.   Environmental Release...................................................................          63
         SECTION 5.14.   Transactions with Affiliates............................................................          63
         SECTION 5.15.   No Additional Subsidiaries..............................................................          64
         SECTION 5.16.   Restricted Payments.....................................................................          64
         SECTION 5.17.   Investments.............................................................................          64
         SECTION 5.18.   Permitted Liens.........................................................................          65
         SECTION 5.19.   Restrictions on Ability of Borrower and Subsidiaries to Pay Dividends...................          66
         SECTION 5.20.   Financial Covenants.....................................................................          66
         SECTION 5.21.   Permitted Debt..........................................................................          69
         SECTION 5.22.   Limitation on Issuance and Sale of Capital Stock and Redeemable
                         Preferred Stock of Subsidiaries.........................................................          70
         SECTION 5.23.   Change of Principal Place of Business or Location of Collateral.........................          71
         SECTION 5.24.   Physical Inventories....................................................................          71
         SECTION 5.25.   No Adverse Change to Senior Subordinated Notes, et. al..................................          71
         SECTION 5.26.   Preservation of Intangibles Collateral..................................................          71
         SECTION 5.27.   Records Respecting Collateral...........................................................          71
         SECTION 5.28.   Reports Respecting Collateral...........................................................          71
         SECTION 5.29.   Collateral Location Waivers.............................................................          72
         SECTION 5.30.   Mexican Foreign Stock Pledge............................................................          72
         SECTION 5.31.   Payment of Taxes On and Use of Collateral...............................................          73
         SECTION 5.32.   Dispositions of Equipment Collateral....................................................          73
         SECTION 5.33.   Changes to Federal Taxpayer Identification Number.......................................          73
         SECTION 5.34.   Changes in Credit Collection Policy and Practices; Discounts and Allowances.............          73
         SECTION 5.35.   Taxes Owing with Respect to Accounts....................................................          73
         SECTION 5.36.   Post-Closing Opinions...................................................................          74
ARTICLE 6 DEFAULTS...............................................................................................          74
         SECTION 6.01.   Events of Default.......................................................................          74
         SECTION 6.02.   Notice of Default.......................................................................          78
         SECTION 6.03.   Remedies with Respect to Collateral.....................................................          78
         SECTION 6.04.   Power of Attorney.......................................................................          79
ARTICLE 7 THE AGENT AND THE LENDERS..............................................................................          80
         SECTION 7.01.   Appointment; Powers and Immunities......................................................          80
         SECTION 7.02.   Reliance by Agent.......................................................................          81
         SECTION 7.03.   Defaults................................................................................          81
         SECTION 7.04.   Rights of Agent and its Affiliates as a Lender..........................................          82
         SECTION 7.05.   Indemnification.........................................................................          82
         SECTION 7.06.   Payee of Note Treated as Owner..........................................................          82
         SECTION 7.07.   Nonreliance on Agent and Other Lenders..................................................          82
         SECTION 7.08.   Failure to Act..........................................................................          83
         SECTION 7.09.   Resignation of Agent....................................................................          83
         SECTION 7.10.   Joinder of Lenders......................................................................          83
         SECTION 7.11.   Agreements Regarding Collateral.........................................................          84
         SECTION 7.12.   Agent Field Audits......................................................................          84

         SECTION 7.13.   Designation of Co-Agent.................................................................          84
         SECTION 7.14.   Replacement of Certain Lenders..........................................................          85
ARTICLE 8 CHANGE IN CIRCUMSTANCES; COMPENSATION..................................................................          86
         SECTION 8.01.   Basis for Determining Interest Rate Inadequate or Unfair................................          86
         SECTION 8.02.   Illegality..............................................................................          86
         SECTION 8.03.   Increased Cost and Reduced Return.......................................................          87
         SECTION 8.04.   Base Rate Loans or Other Euro-Dollar Loans Substituted for Affected Euro-Dollar Loans...          88
         SECTION 8.05.   Compensation............................................................................          88
ARTICLE 9 CONDITIONS TO BORROWINGS AND ISSUANCE OF LETTERS OF CREDIT.............................................          89
         SECTION 9.01.   Conditions to Initial Borrowing and Issuance of Any Letter of Credit....................          89
         SECTION 9.02.   Conditions to All Borrowings and Issuances of Letters of Credit.........................          92
ARTICLE 10 MISCELLANEOUS.........................................................................................          92
         SECTION 10.01.  Notices.................................................................................          92
         SECTION 10.02.  No Waivers..............................................................................          92
         SECTION 10.03.  Expenses; Documentary Taxes.............................................................          93
         SECTION 10.04.  Indemnification.........................................................................          93
         SECTION 10.05.  Setoff; Sharing of Setoffs..............................................................          94
         SECTION 10.06.  Amendments and Waivers..................................................................          95
         SECTION 10.07.  No Margin Stock Collateral..............................................................          96
         SECTION 10.08.  Successors and Assigns..................................................................          96
         SECTION 10.09.  Confidentiality.........................................................................          98
         SECTION 10.10.  Representation by Lenders...............................................................          99
         SECTION 10.11.  Obligations Several.....................................................................          99
         SECTION 10.12.  New York Law............................................................................          99
         SECTION 10.13.  Severability............................................................................          99
         SECTION 10.14.  Interest................................................................................          99
         SECTION 10.15.  Interpretation.........................................................................          100
         SECTION 10.16.  WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION..........................................          100
         SECTION 10.17.  Counterparts...........................................................................          101
         SECTION 10.18.  Source of Funds -- ERISA...............................................................          101
         SECTION 10.19.  Credit Inquiries.......................................................................          101
         SECTION 10.20.  Consequential Damages..................................................................          101
         SECTION 10.21.  Entire Agreement.......................................................................          101
         SECTION 10.22.  Continuing Agreement...................................................................          101
         SECTION 10.23.  CA-29349/123167........................................................................          187

EXHIBITS:

         EXHIBIT A-1    -   Form of Revolving Loan Note
         EXHIBIT A-2    -   Form of Term Loan Note
         EXHIBIT B      -   Form of Borrowers' Opinion
         EXHIBIT C      -   Form of Agent's Opinion
         EXHIBIT D      -   Form of Assignment and Acceptance
         EXHIBIT E      -   Form of Notice of Borrowing
         EXHIBIT F      -   [Reserved]
         EXHIBIT G      -   Form of Compliance Certificate
         EXHIBIT H      -   Form of Closing Certificate
         EXHIBIT I      -   Form of Officer's Certificate
         EXHIBIT J      -   Form of Waiver and Agreement
         EXHIBIT K      -   Form of Telephone Instruction Letter
         EXHIBIT L      -   Form of Contribution Agreement
         EXHIBIT M      -   Form of Collateral Information Certificate
         EXHIBIT N      -   Form of Domestic Stock Pledge Agreement
         EXHIBIT O      -   [Reserved]
         EXHIBIT P-1    -   Form of Letter of Credit Request
         EXHIBIT P-2    -   Form of Notice of Letter of Credit
         EXHIBIT Q      -   Form of Blocked Account Agreement
         EXHIBIT R          Form of Consolidated Excess Cash Flow Certificate
         EXHIBIT S          Form of Assignment of Factoring Credit Balances
         EXHIBIT T      -   Form of Foreign Stock Pledge Agreement

SCHEDULES:

         SCHEDULE 2.14  -   Depositary Institutions
         SCHEDULE 3.01  -   Permitted Encumbrances
         SCHEDULE 4.01  -   Qualification Jurisdictions
         SCHEDULE 4.05  -   Litigation
         SCHEDULE 4.13  -   Environmental Matters
         SCHEDULE 4.20  -   Labor Disputes
         SCHEDULE 4.21  -   Surety Obligations
         SCHEDULE 4.22  -   Burdensome Restrictions
         SCHEDULE 4.23  -   Leases
         SCHEDULE 4.25  -   Capital Structure
         SCHEDULE 4.34      Material Contracts
         SCHEDULE 5.14  -   Affiliate Transactions

(Schedules to this agreement have been omitted; the Registrant agrees to furnish supplementally to the Commission, upon request, a copy of these schedules.)

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT dated as of July 23, 2001, is made by and among CROWN CRAFTS, INC., CHURCHILL WEAVERS, INC., HAMCO, INC. and CROWN CRAFTS INFANT PRODUCTS, INC., as joint and several Borrowers, the Lenders party hereto from time to time and WACHOVIA BANK, N.A., as a Lender and Agent.

         The parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.01.     Definitions

         A. The following terms as defined in this SECTION 1.01 pertaining to yield maintenance regarding the Term Notes shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided), have the meanings set forth herein.

         "Called Principal" means, with respect to any Term Note, the principal of such Term Note that is prepaid (i) in connection with any payment of principal following a declaration that all principal of the Term Loans is immediately due and payable pursuant to SECTION 6.01, (ii) following the commencement of any case under the Bankruptcy Code in which any Borrower is the debtor and (iii) where mutually agreed by the Borrowers and the Lenders.

         "Discounted Value" means, with respect to the Called Principal of any Term Note, the amount obtained by discounting all Remaining Scheduled Principal Reduction Amounts with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Term Note is payable, if payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

         "Reinvestment Yield" means, with respect to the Called Principal of any Term Note, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City local time) on the Domestic Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H. 15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields `in accordance with accepted financial practice and (b) interpolating linearly between Yields reported for various maturities. For purposes of this calculation for any Term Note, it is agreed that the mandatory prepayment schedule applicable to the Term Notes as originally issued (the Scheduled Principal Reduction Amounts as set forth in this Agreement as of the Closing Date, with a maturity date of [June 30], 2006 and the Cash Contract Rate as set forth in this Agreement as of the Closing Date) shall be used.

         "Remaining Average Life" means, with respect to the Called Principal of any Term Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Principal Reduction Amounts of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Principal Reduction Amounts. For purposes of this calculation for any Term Note, it is agreed that the mandatory prepayment schedule applicable to the Notes as originally issued (the Scheduled Principal Reduction Amounts as set forth in this Agreement as of the Closing Date, with a maturity date of [June 30], 2006 and the Cash Contract Rate as set forth in this Agreement as of the Closing Date) shall be used.

         "Remaining Scheduled Payments" means, with respect to the Called Principal of any Term Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date. For purposes of this calculation for any Note, it is agreed that the Scheduled Principal Reduction Amounts as set forth in this Agreement as of the Closing Date, with a maturity date of [June 30], 2006 and the Cash Contract Rate as set forth in this Agreement as of the Closing Date, shall be used.

         "Settlement Date" means with respect to the Called Principal of any Term Note, the date on which such Called Principal is to be prepaid pursuant to
SECTION 2.09 or 2.10 or is declared to be immediately due and payable pursuant to SECTION 6.01, as the context requires.

         "Yield-Maintenance Amount" means, with respect to any Term Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Term Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero. For purposes of this calculation for any Term Note, it is agreed that the Scheduled Principal Reduction Amounts as set forth in this Agreement as of the Closing Date, with a maturity date of [June 30], 2006 and the Cash Contract Rate as set forth in this Agreement as of the Closing Date, shall be used.

         B. The following other terms as defined in this SECTION 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided), have the meanings set forth herein:

         "Accounts Receivable Collateral" shall mean and include all accounts, instruments, and chattel paper, including, without limitation, all rights of each Borrower to payment for goods sold or leased, or to be sold or to be leased, or for services rendered or to be rendered, howsoever evidenced or incurred, and together with all returned or repossessed goods and all books, records, computer tapes, programs and ledger books arising therefrom or relating thereto, all whether now owned or hereafter acquired or arising; provided, however, that the term Accounts Receivable Collateral shall not include Factored Accounts.

         "Account Debtor" shall mean the Person who is obligated on any of the Accounts Receivable Collateral or Factored Accounts or otherwise is obligated as a purchaser or lessee of any of the Inventory Collateral.

         "Adjusted London Interbank Offered Rate" has the meaning set forth in
SECTION 2.05(c).

         "Affected Lender" has the meaning set forth in SECTION 7.14.

         "Affiliate" of any relevant Person means (i) any Person that directly, or indirectly through one or more intermediaries, controls the relevant Person (a "Controlling Person"), (ii) any Person (other than the relevant Person or a Subsidiary of the relevant Person) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary of the relevant Person) of which the relevant Person owns, directly or indirectly, 10% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agent" means Wachovia Bank, N.A., a national banking association organized under the laws of the United States of America, in its capacity as agent for the Lenders hereunder, and its successors and permitted assigns in such capacity.

         "Aggregate Real Properties" has the meaning set forth in SECTION
4.13(a).

         "Aggregate Revolving Loan Commitments" means the sum of all the Revolving Loan Commitments, which, as of the Closing Date equals $19,000,000.

         "Aggregate Revolving Loan Amount Outstanding" means at any time the sum of the aggregate principal amount outstanding under the Revolving Loans (including, without limitation, the Settlement Loans).

         "Agreement" means this Credit Agreement, together with all amendments and supplements hereto.

         "Annual Period" means each annual period of 12 consecutive months ending on a June 30 Quarterly Payment Date.

         "Applicable Margin" has the meaning set forth in SECTION 2.05(a).

         "Assignee" has the meaning set forth in SECTION 10.08(c).

         "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with SECTION 10.08(c) in the form of EXHIBIT D.

         "Assignment of Factoring Credit Balances" means an Assignment of Factoring Credit Balances and Agreement in the form of EXHIBIT S, or otherwise acceptable to the Lenders and the Collateral Agent, and entered into from time to time by the Collateral Agent, one or more Borrowers and a Permitted Factor.

         "Authority" has the meaning set forth in SECTION 8.02.

         "Balances Collateral" shall mean all property of each Borrower left with the Agent, the Collateral Agent or any Lender or in the possession, custody or control now or hereafter of the Agent or any Lender, all deposit accounts of each Borrower now or hereafter opened with the Agent, the Collateral Agent or any Lender or with another depositary which has executed a deposit control agreement or Blocked Account Agreement, all certificates of deposit issued by the Agent or any Lender to any Borrower or by another issuer which has executed a Blocked Account Agreement or where the certificate of deposit has been pledged with the Collateral Agent, in each case as required by SECTION 2.14(b), and all drafts, checks and other items deposited in or with the Agent, the Collateral Agent or any Lender by any Borrower for collection now or hereafter, including, without limitation, all such items described in SECTION 10.05.

         "Bankruptcy Code" shall mean Title 11 of the United States Code, as it may be amended from time to time.

         "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.

         "Base Rate Loan" means a Revolving Loan which bears or is to bear interest at a rate based upon the Base Rate, and is to be made as a Base Rate Loan pursuant to the applicable Notice of Borrowing, SECTION 2.02(f), or ARTICLE 8, as applicable.

         "Blocked Account Agreement" means a Blocked Account Agreement substantially in the form of EXHIBIT Q, with any changes as may be acceptable to the Required Lenders in their sole discretion, executed and delivered by any depositary institution with which any Borrower has a demand deposit, operating account or other such similar depositary relationship.

         "Borrowers" means, individually and collectively, as the context requires, each of the following Persons, each of them being jointly and severally obligated as Borrowers hereunder: (i) the Parent, Churchill Weavers, Inc., a Kentucky corporation, Hamco, Inc., a Louisiana corporation, and Crown Crafts Infant Products, Inc., a Delaware corporation; (ii) any Person which becomes a Borrower pursuant to the provisions of SECTION 5.15; and (iii) in the case of each Borrower, its successors and its permitted assigns.

         "Borrowing" means a borrowing hereunder consisting of Revolving Loans and Refunding Loans made to the Borrowers (i) at the same time by all of the Lenders, in the case of a Revolving Loan Borrowing, or (ii) separately by Wachovia, in the case of a Settlement Loan Borrowing, in each case pursuant to
ARTICLE 2. Borrowing is a "Revolving Loan Borrowing" if such Loans are Revolving Loans, a "Settlement Loan Borrowing" if such Loans are Settlement Loans, a "Syndicated Borrowing" if such Loans are Syndicated Loans, a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans, and a "Base Rate Borrowing" if such Loans are Base Rate Loans.

         "Borrowing Base" means the following sum:

         (A) an amount equal to 85% of the dollar value of Eligible Accounts as of the date of determination;

         PLUS

         (B) an amount equal to the sum of (I) 85% of the dollar value of Factored Accounts as of the date of determination, net of all reserves and deductions taken by the Permitted Factor in connection therewith pursuant to the related factoring program, disputes, fees and expenses, other than reserves for letters of credit issued or guaranteed by the Permitted Factor, and excluding Factored Accounts as to which the Permitted Factor does not have the credit risk, less (II) reserves for letters of credit issued or guaranteed by the Permitted Factor;

         PLUS

         (C) the lesser of: (I) the sum of (A) plus (B) above, plus the amount excluded from (B) above for reserves for letters of credit issued or guaranteed by the Permitted Factor; (II) $8,500,000; and (III) the sum of: (i) and (ii) below, subject to clause (iii) below:

                  (i) subject to clause (iii) below, an amount equal to 45% of the dollar value of the Eligible Inventory consisting of finished goods, valued at the lower of cost (on a first-in, first-out basis) or market value as at the date of determination;

                  plus

                  (ii) subject to clause (iii) below, an amount equal to 45%
                       of the face dollar value of the Eligible Inventory consisting of its raw materials, valued at the lower of cost (on a first-in, first-out basis) or market value as of the date of determination

                 (iii) notwithstanding the provisions of clauses (i) and (ii)
                       above, (1) In-Transit Inventory shall not be included to the extent that 45% of the dollar value thereof would exceed $1,500,000, (2) Licensed Inventory consisting of raw materials shall not be included to the extent that 45%
                      of the dollar value thereof would exceed $500,000 and (3) Licensed Inventory (whether consisting of finished goods or raw materials) shall not be included to the extent that 45% of the dollar value thereof would exceed $2,000,000;

         PLUS

         (D) for a period not exceeding 60 days after the Closing Date, amounts recoverable by the Borrowers on account of customs duties related to the importation of goods, not to exceed $800,000, as evidenced by documentation acceptable to the Agent.

         "Borrowing Base Certificate" means a certificate in form and substance reasonably satisfactory to the Agent, showing the calculations of the components of the Borrowing Base.

         "Capital Stock" means any capital stock other than Redeemable Preferred Stock of the Parent or any Subsidiary (to the extent issued to a Person other than any Borrower), whether common or preferred.

         "Cash Contract Rate" means the fixed contract rate of interest on the Term Loans payable in cash on each Quarterly Payment Date and on the Term Loan Maturity Date, which is a rate equal to 10% per annum, and which does not include Contingent Interest.

         "Cash Interest" means, for any period, the aggregate amount of interest payable during such period on the Revolving Loans, the Term Loans (at the Cash Contract Rate only) and the Senior Subordinated Debt.

         "Casualty" means any act or occurrence of any kind or nature that results in damage, loss or destruction to the Collateral.

         "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss.9601 et. seq. and its implementing regulations and amendments.

         "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

         "Certified Public Accountants" means the Parent's independent certified public accountants as of the Closing Date and such other firm or firms of naturally recognized independent certified public accountants which may be retained by the Borrower thereafter for the purpose of auditing its financial statements.

         "Change of Law" shall have the meaning set forth in SECTION 8.02.

         "Closing Certificate" has the meaning set forth in SECTION 9.01(e).

         "Closing Date" means July 23, 2001.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor federal tax code.

         "Collateral" means (i) the personal property in which the Collateral Agent, for the benefit of the Lenders, is granted a security interest pursuant to SECTION 3.01, (ii) the Real Property conveyed to the Collateral Agent pursuant to the Mortgages, and (iii) the Domestic Pledged Stock and the Foreign Pledged Stock pledged to the Collateral Agent pursuant to the Domestic Stock Pledge Agreement and the Foreign Stock Pledge Agreement, respectively.

         "Collateral Agent" means (i) Wachovia Bank, N.A., in its capacity as "Collateral Agent", as that term is defined in the Intercreditor Agreement, and
(ii) any successor "Collateral Agent" appointed pursuant thereto.

         "Collateral Information Certificates" means, individually or collectively, as the context shall require, the Collateral Information Certificates dated as of even date herewith, substantially in the form of EXHIBIT M, executed by each of the Borrowers and containing disclosure of information pertaining to the Collateral.

         "Collateral Locations" shall mean the respective state of organization of each Borrower, chief executive office of each Borrower and those additional locations, if any, of each Borrower set forth and described in the Collateral Information Certificates.

         "Collateral Reserve Account" shall mean any non-interest bearing, demand deposit account which Borrowers are or may be required to open and maintain with Collateral Agent pursuant to the requirements of SECTION 2.14.

         "Commitment" means a Revolving Loan Commitment or a Term Loan Commitment, or both, as the context shall require.

         "Commitment Fee" has the meaning set forth in SECTION 2.06(a).

         "Commitment Percentage" means, for each Lender, the percentage equal to its Revolving Loan Commitment divided by the Aggregate Revolving Loan Commitments.

         "Compliance Certificate" has the meaning set forth in SECTION 5.01(c).

         "Condemnation" means any taking of title, of use, or of any other property interest under the exercise of the power of eminent domain, whether temporarily or permanently, by any governmental authority or by any Person acting under governmental authority.

         "Condemnation Awards" means any and all judgments, awards of damages (including, but not limited to, severance and consequential damages), payments, proceeds, settlements, amounts paid for a taking in lieu of Condemnation, or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, or in connection with, any Condemnation or threatened Condemnation.

         "Consolidated Available Free Cash Flow" means, for each Annual Period, an amount equal to 70% of Consolidated Free Cash Flow for such Annual Period.

         "Consolidated Debt" means, at any date, the Debt of the Parent and its Consolidated Subsidiaries, determined on a consolidated basis as of such date, but excluding Contingent Interest and amounts payable pursuant to SECTION 2.06(a) of the Senior Subordinated Notes Purchase Agreement.

         "Consolidated EBITDA" means the sum of the following, calculated on a consolidated basis in accordance with GAAP for the Parent and its Consolidated Subsidiaries, for the relevant fiscal period: (i) Consolidated Net Income; plus
(ii) depreciation and amortization expenses; plus (iii) Consolidated Interest Expense; plus (iv) income tax expense included in Consolidated Net Income.

         "Consolidated Excess Cash Flow" means, for each Annual Period, (i) Consolidated Available Free Cash Flow for such Annual Period, minus (ii) Cash Interest paid during such Annual Period, minus (iii) the aggregate of the Minimum Principal Reduction Amounts paid during such Annual Period.

         "Consolidated Free Cash Flow" means, for any period, (i) Consolidated EBITDA for such Annual Period, minus (ii) capital expenditures made in such Annual Period, minus (iii) taxes paid in such Annual Period.

         "Consolidated Interest Expense" means, for any relevant fiscal period, interest, whether expensed or capitalized, in respect of Debt of the Parent or any of its Consolidated Subsidiaries outstanding during such period, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Income" means, for any relevant fiscal period, the Net Income of the Parent and its Consolidated Subsidiaries determined on a consolidated basis, but excluding extraordinary items.

         "Consolidated Senior Debt" means, on any date of measurement, all Consolidated Debt, other than Subordinated Debt.

         "Consolidated Subsidiary" means, at any date, any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Parent in its consolidated financial statements as of such date.

         "Contingent Interest" means the fixed contingent rate of interest payable on the Term Loans from Consolidated Excess Cash Flow and on the Term Loan Maturity Date pursuant to SECTION 2.01(c), which is a rate equal to 3% per annum, and which does not include interest at the Cash Contract Rate.

         "Contribution Agreement" means the Contribution Agreement of even date herewith in substantially the form of EXHIBIT L to be executed by each of the Borrowers.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrowers, are treated as a single employer under SECTION 414 of the Code.

         "Credit Documents" means this Agreement, the Notes, the Contribution Agreement, the Security Documents, the Collateral Information Certificates, the Consent and Agreement of the Borrowers at the end of the Intercreditor Agreement, any other agreement or document evidencing, relating to or securing the Obligations, and any other agreement, document or instrument delivered from time to time in connection with this Agreement, the Notes, the Security Documents or the Obligations, as such documents and instruments may be amended or supplemented from time to time.

         "Debt" of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all payment obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued expenses arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases or leases for which such Person retains tax ownership of the property subject to a lease, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid or undrawn amounts available to be paid under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (ix) all obligations of such Person with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging arrangements, other than commodity hedging agreements entered into by such Person as risk protection rather than as an investment (each valued at the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable agreement, if any), and (x) all Debt of others Guaranteed by such Person.

         "Debt/EBITDA Ratio" means the ratio of Consolidated Debt to Consolidated EBITDA.

         "Debt Service" means, for any period, the sum of: (i) Cash Interest paid during such period, plus (ii) the Minimum Principal Reduction Amounts paid during such period.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Default Rate" means, with respect to any of the Obligations, on any day, the sum of (i) the applicable Interest Rate Basis, plus (ii) the highest Applicable Margin, plus (iii) two percent (2%).

         "Deferred Principal Amount" has the meaning set forth in SECTION
2.01(c).

         "Direct Foreign Subsidiary" means any Foreign Subsidiary owned directly by any Borrower.

         "Dollars" or "$" means dollars in lawful currency of the United States of America.

         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Georgia and New York are authorized by law to close.

         "Domestic Stock Pledge Agreement" means the Stock Pledge Agreement, substantially in the form of EXHIBIT N, which is an amendment and restatement of the Original Stock Pledge Agreement, to be executed by the Parent (or, pursuant to SECTION 5.15, any other Borrower created or acquiring a Domestic Subsidiary), pledging to the Collateral Agent pursuant thereto, for the equal and ratable benefit of the Lenders, all of the outstanding capital stock of all Domestic Subsidiaries, to secure the payment of all of the Obligations, as any of the foregoing may be amended or supplemented from time to time.

         "Domestic Pledged Stock" means the capital stock of the Domestic Subsidiaries described in and pledged pursuant to the Domestic Stock Pledge Agreement.

         "Domestic Subsidiary" means any Subsidiary which is organized under the laws of the United States of America or any state, territory or possession thereof or the District of Columbia.

         "EBITDA/Cash Interest Ratio" means the ratio of Consolidated EBITDA to Cash Interest.

         "Eligible Accounts" means that portion of the Accounts Receivable Collateral of each Borrower consisting of trade accounts receivable actually owing to such Borrower by its Account Debtors subject to no counterclaim, defense, setoff or deduction, provided, in each of the foregoing cases, that such Accounts Receivable Collateral is at all times subject to a duly perfected, first priority security interest in favor of Collateral Agent, subject only to any Permitted Encumbrances excluding, however, in any event any such account:

                  (i) with respect to which any portion thereof is more than 90 days past invoice date or more than 60 days past due date (or such lesser number of days which the Agent may establish by written notice from time to time to the Borrowers in its good faith credit judgment);

                  (ii)     which is owing by any Subsidiary or other Affiliate;

                  (iii) which is owing by any Account Debtor having 50% or more in face value of its then existing accounts with such Borrower more than 90 days past invoice date or more than 60 days past due date;

                  (iv) the assignment of which is subject to any requirements set forth in the Assignment of Claims Act of 1940, as amended;

                  (v) which is owing by any Account Debtor whose accounts, in face amount, with such Borrower exceed 10% of such Borrower's Eligible Accounts, but only to the extent of such excess; provided, however, that Account Receivable Collateral from the following Account Debtors shall not be considered ineligible solely on the basis of exceeding such 10% limitation, so long as the aggregate amount of Accounts Receivable Collateral owed by any such Account Debtor does not exceed the following amount for such Account Debtor, and so long as there is no material deterioration in the creditworthiness of such Account Debtor: (1) for each of Toys R Us, Sears, Roebuck, Target and Wal-Mart, $1,000,000, and (2) for each of Burlington Coat Factory, J.C. Penney and K-Mart, $500,000;

                  (vi) which arises from a sale to an Account Debtor with its principal office, assets or place of business outside the United States, unless the sale is backed by an irrevocable letter of credit that is issued or confirmed by a bank acceptable to the Agent that is in form and substance acceptable to the Agent and payable in the full amount of such account is freely convertible into Dollars at a place of payment within the United States, and, if requested by the Agent, such letter of credit, or amounts payable thereunder, is collaterally assigned to the Collateral Agent;

                  (vii) which arises from (A) the sale of goods which have not been delivered and accepted by the Account Debtor (a "bill and hold" arrangement), or (B) services which have not been performed by such Borrower and accepted by the Account Debtor;

                  (viii) which is owing by any Account Debtor which is the subject (as debtor) of any voluntary or involuntary case or proceeding under any bankruptcy, insolvency or other similar law or as to which a trustee, receiver, liquidator, custodian or other similar official has been appointed for it or for any substantial part of its property;

                  (ix) which arises from the sale of any Inventory Collateral that is not Eligible Inventory pursuant to clause (iii) of the proviso contained in the definition of "Eligible Inventory";

                  (x) with respect to which the Agent determines in its good faith credit judgment that collection of such account is insecure, or that payment thereof is doubtful or will be delayed by reason of such Account Debtor's financial condition or that the prospect of payment or performance by such Account Debtor is or will be impaired;

                  (xi) with respect to which the Account Debtor's executive offices are located in the State of New Jersey, Minnesota, Indiana or any other state imposing similar conditions to the right of a creditor to collect accounts, unless (A) such Borrower has filed a notice of business activities report, or such other similar report required by such state, with the appropriate officials of such state for the then current year, or (B) such Account Debtor has substantial assets located, respectively, outside of the States of New Jersey, Minnesota, Indiana or such other state, as the case may be;

                  (xii) which is owed by, billed to, or will be paid by an Account Debtor located in the State of Alabama or any other state the laws of which deny creditors access to its courts in the absence of qualification to do business as a foreign corporation in such state or in the absence of the filing of any required reports with such state, unless such Borrower has qualified as a foreign corporation authorized to do business in Alabama or such state or has filed such required reports;

                  (xiii) which is subject to any Lien other than a Permitted Encumbrance;

                  (xiv) which consists of "billings over cost" (items which have been invoiced but for which costs incurred in connection therewith have not been recognized);

                  (xv) which is owing by any Account Debtor with respect to which any Borrower has determined for any reason not to continue selling goods to or performing services for on open account;

                  (xvi) which is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment;

                  (xvii) which is owed by an Account Debtor owing any account with a balance greater than $100,000 which is not an Eligible Account;

                  (xviii) with respect to which such Borrower has made an agreement with the Account Debtor (A) for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face amount of each invoice related to such Account, but only to the extent of such deduction, or
         (B) to extend the time of payment thereof beyond the period set forth in clause (i) in this definition;

                  (xix) which arises from a retail sale of goods to a Person who is purchasing the same primarily for personal, family or household purposes; or

                  (xx) which represents a progress billing (unless the Required Lenders, in the exercise of their sole discretion, after the Borrower's request, permits the same to not be excluded hereunder) or a retainage or;

                  (xxi) which has not otherwise been determined by mutual agreement of the Agent and the Borrowers to be ineligible for purposes hereof.

         "Eligible Inventory" means the gross dollar value of Inventory Collateral of any Borrower consisting of: (a) raw materials; and (b) finished goods, subject to no further processing and held for sale in the ordinary course of business to customers and not Affiliates of the Borrowers; provided, in each of the foregoing cases, that such Inventory Collateral:

                  (i) is at all times subject to a duly perfected, first priority security interest in favor of Collateral Agent, subject only to any Permitted Encumbrances, and except for In-Transit Inventory;

                  (ii)     is in good and saleable condition;

                  (iii) is not on consignment from or subject to any guaranteed sale, sale-or-return, sale-or-approval, or repurchase agreement with any supplier;

                  (iv) does not constitute returned goods in transit to customers,

                  (v) does not constitute obsolete, repossessed, damaged or slow-moving (older than 12 months) goods;

                  (vi) conforms in all respects to the warranties and representations with respect to Inventory Collateral set forth herein;

                  (vii) is not subject to a negotiable document of title (unless issued or endorsed, and delivered to the Collateral Agent);

                  (viii) is located in the United States on premises owned by such Borrower or with respect to which the Collateral Agent holds a Waiver Agreement and is a Collateral Location, except that In-Transit Inventory shall be included as Eligible Inventory, and Inventory Collateral shall not be deemed to be ineligible despite the absence of a Waiver Agreement for the periods after the Closing Date set forth in
         Section 5.29;

                  (ix) meets all standards imposed by any governmental agency or authority; and

                  (x) which has not otherwise been determined by mutual agreement of the Agent and the Borrowers to be ineligible for purposes hereof.

         "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

         "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Parent or any Subsidiary required by any Environmental Requirement.

         "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent, or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

         "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

         "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any

Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

         "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

         "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

         "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Parent or any Subsidiary or the Aggregate Real Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

         "Equipment Collateral" shall mean all equipment and fixtures of each Borrower, whether now owned or hereafter acquired, wherever located, including, without limitation, all machinery, furniture, furnishings, leasehold improvements, computer equipment, books and records, motor vehicles, forklifts, rolling stock, dies and tools used or useful in such Borrower's business operations, and software embedded in any such goods, excluding, however, Excluded Equipment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

         "Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

         "Euro-Dollar Loan" means a Revolving Loan which bears or is to bear interest at a rate based upon the Adjusted London Interbank Offered Rate, and to be made as a Euro-Dollar Loan pursuant to the applicable Notice of Borrowing.

         "Euro-Dollar Reserve Percentage" has the meaning set forth in SECTION 2.05(c).

         "Event of Default" has the meaning set forth in SECTION 6.01.

         "Excess Borrowing Availability" means, at any time, the amount (if any) by which the aggregate amount of the Borrowing Base exceeds the then outstanding Working Capital Obligations.

         "Excluded Equipment" means (i) any equipment subject to a Purchase Money Lien as to which the purchase money creditor holding such Lien prohibits other Liens thereon without its prior consent, unless and until either (A) such creditor grants such consent or (B) the Debt secured by such Lien has been fully paid and satisfied; and (ii) any equipment with respect to which the rights of possession and use of any Borrower are created pursuant to a lease which does not create a security interest, unless and until such time (if any) as such Borrower acquires title to such equipment from the lessor or the lessor abandons its rights and claims thereto.

         "Executive Office" shall mean the chief executive office address of each Borrower designated as such in the Collateral Information Certificates.

         "Factored Accounts" means all accounts of any Borrower actually purchased by a Permitted Factor in connection with a factoring program approved by the Required Lenders, which factoring program, among other things, shall not provide for any loans or advances to be made to any of the Borrowers on account of accounts to be purchased by such Permitted Factor or any Lien on accounts or related assets not purchased or identified for purchase by such Factor.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and
(ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions, as determined in good faith by the Agent.

         "Fiscal Month" means any fiscal month of the Parent.

         "Fiscal Quarter" means any fiscal quarter of the Parent.

         "Fiscal Year" means any fiscal year of the Parent.

         "Foreign Pledged Stock" means all capital stock of the Direct Foreign Subsidiaries pledged pursuant to the Foreign Stock Pledge Agreement.

         "Foreign Stock Pledge Agreement" means, collectively, (i) the Foreign Stock Pledge Agreement, substantially in the form of EXHIBIT T, to be executed by the Parent (and, pursuant to SECTION 5.15, any other Borrower creating or acquiring a Direct Foreign Subsidiary), and (ii) and if requested by the Collateral Agent, any pledge or other agreement which may required pursuant to applicable law in the jurisdiction in which a Direct Foreign Subsidiary is located, in each case to be executed and delivered by the Parent and each other Borrower which owns any Direct Foreign Subsidiaries, pledging to the Collateral Agent pursuant thereto, for the ratable benefit of the Lenders, 65% of the capital stock of all Direct Foreign Subsidiaries, to secure the payment of all of the Obligations, as any of the foregoing may be amended or supplemented from time to time.

         "Foreign Subsidiary" means any Subsidiary which is not a Domestic Subsidiary.

         "GAAP" means generally accepted accounting principles in the United States of America applied on a basis consistent with those which, in accordance with SECTION 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. ss. 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof,
(d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

         "Intangibles Collateral" shall mean all general intangibles of each Borrower, whether now existing or hereafter acquired or arising, including, without limitation, all copyrights, royalties, tax refunds, rights to tax refunds, trademarks, trade names, service marks, patent and proprietary rights, blueprints, drawings, designs, trade secrets, plans, diagrams, schematics and assembly and display materials relating thereto, all customer lists, all books and records and all computer software and programs, and all goodwill of each Borrower associated therewith.

         "Intercreditor Agreement" means an Intercreditor Agreement, in form and substance satisfactory to the Lenders, by and among the Lenders, the holders of the Senior Subordinated Notes and Wachovia, with respect to the first priority liens in the Collateral in favor of the Collateral Agent for the ratable benefit of the Lenders, and the second priority liens on the Collateral in favor of the Collateral Agent for the ratable benefit of the holders of the Senior Subordinated Notes, and setting forth the relative rights and priorities of such parties in the Collateral and matters related thereto.

         "Interest Period" means, with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, second, or third month thereafter, as the Borrowers may elect in the applicable Notice of Borrowing; provided that:

         (a) any Interest Period (subject to paragraph (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

         (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall, subject to paragraph (c) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and

         (c) no Interest Period may be selected which begins before the Revolving Loan Termination Date and would otherwise end after the Revolving Loan Termination Date.

         "Interest Rate Basis" means the Base Rate or the Adjusted London Interbank Offered Rate, as appropriate.

         "Interest Rate Protection Agreement" means an interest rate hedging or protection agreement entered into by and between any of the Borrowers and any of the Lenders, together with all exhibits, schedules, extensions, renewals, amendments, substitutions and replacements thereto and thereof.

         "In-Transit Inventory" means Inventory Collateral which is in transit to any Borrower or its customer or its customer's agent, provided that (i) such Borrower has title to such Inventory Collateral, and (ii) such Inventory Collateral is insured.

         "Inventory Collateral" shall mean all inventory of each Borrower, whether now owned or hereafter acquired, wherever located, including, without limitation, all goods of such Borrower held for sale or lease or furnished or to be furnished under contracts of service, all goods held for display or demonstration, goods on lease or consignment, spare parts, repair parts, returned and repossessed goods, software embedded in such goods, all raw materials, work-in-process, finished goods and supplies used or consumed in such Borrower's business, together with all documents, documents of title, dock warrants, dock receipts, warehouse receipts, bills of lading or orders for the delivery of all, or any portion, of the foregoing; provided, however, that "Inventory Collateral" shall not include goods which are placed by the owner thereof on consignment with a Borrower in compliance with SECTION 2-326 of the Uniform Commercial Code of the applicable jurisdiction.

         "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person (including, without limitation, interest rate protection, foreign currency or other hedging arrangements to be held by such Person as an investment), capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

         "Lender" means each bank or other financial institution listed on the signature pages hereof as having a Commitment, and its successors and assigns permitted by SECTION 10.08.

         "Lending Office" means, as to each Lender, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as such Lender may hereafter designate as its Lending Office by notice to the Borrowers and the Agent.

         "Letter(s) of Credit" shall mean a commercial or standby letter of credit issued by Wachovia for the account of any Borrower pursuant to ARTICLE 2.

         "Letter of Credit Application Agreement" shall mean, with respect to a Letter of Credit, such form of application therefor (whether in a single or several documents) as Wachovia may employ in the ordinary course of business for its own account, whether or not providing for collateral security, with such modifications thereto as may by agreed upon by Wachovia and a Borrower and are not materially adverse to the interests of the Lenders; provided, however, that in the event of any conflict between the terms of any Letter of Credit Application Agreement and this Agreement, the terms of this Agreement shall control.

         "Letter of Credit Fee" shall have the meaning ascribed to it in SECTION 2.21.

         "Letter of Credit Obligations" shall mean, at any particular time, the sum of (a) the Reimbursement Obligations at such time, (b) the aggregate maximum amount available for drawing under the Letters of Credit at such time and (c) the aggregate maximum amount available for drawing under Letters of Credit the issuance of which has been authorized by Wachovia but which have not yet been issued.

         "Licensed Inventory" means Inventory Collateral of any Borrower which is subject to any license or other agreement that limits or restricts such Borrower's or the Collateral Agent's right to sell or otherwise dispose of such inventory.

         "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest, encumbrance, or servitude of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, the Borrowers or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

         "Loan" means a Base Rate Loan, Euro-Dollar Loan, Revolving Loan, Settlement Loan or Term Loan, and "Loans" means Base Rate Loans, Euro-Dollar Loans, Revolving Loans, Settlement Loans or Term Loans, or any or all of them, as the context shall require.

         "London Interbank Offered Rate" has the meaning set forth in SECTION 2.05(c).

         "Margin Stock" means "margin stock" as defined in Regulations T, U or X.

         "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination, or claim or contest by any Borrower demanding the same, in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of any Borrower, or any Subsidiary, (b) the rights and remedies of the Collateral Agent or the Lenders under the Credit Documents, the Collateral Agent's security interest and Lien against the Collateral, or the ability of any of the Borrowers or any Person obligated under a Guarantee of the Obligations to perform its obligations with respect to the Obligations or under the Credit Documents to which it is a party (including, without limitation, the repudiation, revocation or any attempt to do the same by any Borrower or Person obligated under a Guarantee of the Obligations or any other Credit Document), as applicable, or (c) the legality, validity or enforceability of any Credit Document.

         "Material Contract" means (i) the License Agreement between the Parent and Disney Enterprises, Inc. dated December 4, 2000, and (ii) any contract, lease, instrument, guaranty or license, or other arrangement (other than any of the Credit Documents), whether written or oral, to which any Borrower or any of the Subsidiaries is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could have a Material Adverse Effect.

         "Minimum Principal Reduction Amount" means, for each quarterly period ending on a Quarterly Payment Date, the minimum principal payment required to be made on the Term Loans on such Quarterly Payment Date, which shall be: (i) on the Quarterly Payment Date in March, 2002, $250,000; and (ii) on each Quarterly Payment Date thereafter, $500,000.

         "Moody's" means Moody's Investor Service, Inc.

         "Mortgages" means any one, or more, or all, as the context shall require, of (i) the Mortgage, Security Agreement and Fixture Financing Statement dated September 22, 1999, from Churchill Weavers, Inc., to Wachovia Bank, N.A., as collateral agent for itself and other lenders identified in said mortgage, recorded in Book 586, Page 332, Madison County, Kentucky, Records, as amended by the Mortgage Amendment; and (ii) any Mortgage required by SECTION 5.15 (which shall be similar to the Mortgage described in clause (i) above, subject to modification as appropriate to take into account the law of the state in which the Real Property covered thereby is located), in each case together with all future amendments and supplements thereto.

         "Mortgage Amendment" means an amendment, of even date herewith, to the Mortgage described in clause (i) of the definition of Mortgage, which is satisfactory to the Lenders, which amendment shall, among other things, refer to this Agreement and the refinancing of the Refinanced Agreements pursuant hereto, secure the Obligations hereunder, and continue the Liens and security interests granted pursuant to the Mortgage without interruption.

         "Multiemployer Plan" shall have the meaning set forth in SECTION 4001(a)(3) of ERISA.

         "Net Cash Proceeds" shall mean, in each case as set forth in a statement in reasonable detail delivered by the respective Borrower to the Agent and each Lender:

         (i) all net amounts paid to or for the account of any Borrower by a Permitted Factor with respect to Factored Accounts, and, with respect to the disposition of any other assets by any Borrower or Subsidiary permitted by SECTION 5.05 or SECTION 5.32, the excess, if any, of (1) the cash proceeds received in connection with such disposition over (2) the sum of
     (A) the principal amount of any Debt (other than the Obligations) which is secured by such asset and which is required to be repaid in connection with the disposition thereof, plus (B) the reasonable out-of-pocket expenses incurred by such Borrower or such Subsidiary, as the case may be, in connection with such disposition, plus (C) so long as no Event of Default is in existence, provision for taxes, including income taxes, attributable to the disposition of such asset;

         (ii) with respect to any cash proceeds received by any Borrower or a Subsidiary in respect of the issuance of any Capital Stock or Redeemable Preferred Stock or the incurrence of any Debt for money borrowed (except Debt secured by Purchase Money Liens), all such cash proceeds, after deducting therefrom all reasonable and customary costs and expenses incurred by such Borrower or Subsidiary directly in connection with the issuance of such Capital Stock or Redeemable Preferred Stock or the incurrence of such Debt for money borrowed.

         "Net Casualty/Insurance Proceeds", when used with respect to any Condemnation Awards or insurance proceeds allocable to the Collateral or in respect of business interruption insurance, means the gross proceeds from any Casualty or Condemnation or business interruption remaining after payment of all expenses (including attorneys' fees) incurred in the collection of such gross proceeds.

         "Net Income" means, as applied to any Person for any relevant fiscal period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

         "Notes" means each of the Revolving Loan Notes and the Term Loan Notes, or any or all of them, as the context shall require, together with all amendments, consolidations, modifications, renewals, and supplements thereto.

         "Notice of Borrowing" has the meaning set forth in SECTION 2.02(a).

         "Obligations" means all Debts, indebtedness, liabilities, covenants, duties and other obligations of the Borrowers: (i) to the Agent, the Collateral Agent or the Lenders included or arising from time to time under this Agreement or any other Credit Document, whether evidenced by any note or other writing, whether arising from the extension of credit, opening of a letter of credit, acceptance or loan guaranty, including, without limitation, principal, interest, Yield-Maintenance Amount, fees, costs, attorney's fees and indemnification amounts and any and all extensions or renewals thereof in whole or in part, direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several; (ii) to the Agent or Wachovia, with respect to all Letter of Credit Obligations and all other obligations arising in connection with the issuance of any Letter of Credit; (iii) to any Lender or Affiliate thereof arising under any Interest Rate Protection Agreement with any such Lender or Affiliate, including, without limitation, any premature termination or breakage or other costs with respect thereto; (iv) to any Lender and its Affiliates, arising in connection with any banking or related transactions, services or functions provided to any Borrower in connection with the conduct of such Borrower's business (excluding extensions of credit giving rise to any Debt for Money Borrowed not related to this Agreement or any of the other Credit Documents).

         "Officer's Certificate" has the meaning set forth in SECTION 9.01(f).

         "Original Security Agreement" means, collectively, each of the "Security Agreements", as defined in the Refinanced Agreements, which were executed and delivered by the Borrowers and their predecessors in interest pursuant to the Refinanced Agreements and the "Intercreditor Agreement", as defined in the Refinanced Agreements.

         "Original Stock Pledge Agreement" means the "Pledge Agreement", as defined in the Refinanced Agreements, which was executed and delivered by the Parent pursuant to the Refinanced Agreements and the "Intercreditor Agreement", as defined in the Refinanced Agreements.

         "Overadvance Loan" has the meaning set forth in SECTION 2.01(d).

         "Parent" means Crown Crafts, Inc., a Georgia corporation, and its successors and permitted assigns.

         "Participant" has the meaning set forth in SECTION 10.08(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Encumbrances" means, (i) as to the Collateral granted pursuant to SECTION 3.01, the encumbrances set forth on SCHEDULE 3.01, and (ii) as to each parcel of the Real Properties, the encumbrances expressly permitted by the Mortgage with respect to such parcel of the Real Properties.

         "Permitted Factor" means any factor approved in writing by the Lenders and subject to an Assignment of Factoring Credit Balances.

         "Person" means an individual, a corporation, a limited liability company, a partnership, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
SECTION 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

         "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

         "Purchase Money Lien" means any Lien (including a negative pledge arrangement) granted by any Borrower or any Subsidiary from time to time to vendors or financiers of equipment to secure not less than 75% of the payment of the purchase price thereof so long as (i) such Liens extend only to the specific equipment so purchased, (ii) secure only such deferred payment obligation and related interest, fees and charges and no other Debt, and (iii) are promptly released upon the payment in full of such purchase price and related interest, fees and charges.

         "Quarterly Payment Date" means each March 31, June 30, September 30 and December 31, commencing with September 30, 2001.

         "Real Properties" means the real property owned by the Borrowers and described in the Mortgages.

         "Real Property Documentation" shall mean the following as to each parcel of the Real Properties, in each case in form and substance satisfactory to the Required Lenders in their reasonable judgment:

         (i) an owner's/lessee's affidavit for each parcel or tract of such Real Property;

         (ii) mortgagee title insurance binders and policies for each tract or parcel of such Real Property;

         (iii) a certificate as to the insurance required by the related Mortgage, to the extent not furnished pursuant to SECTION 5.08;

         (iv) an indemnification agreement regarding hazardous materials for such Real Property;

         (v) as to any Mortgage required by SECTION 5.15, a current survey of each parcel or tract of such Real Property;

         (vi) as to any Mortgage required by SECTION 5.15, such consents, acknowledgments, intercreditor or attornment and subordination agreements as the Collateral Agent may require from any Third Parties with respect to any portion of such Real Property;

         (vii) as to any Mortgage required by SECTION 5.15, a report of a licensed engineer detailing an environmental inspection of such Real Property; and

         (viii) as to any Mortgage required by SECTION 5.15, an appraisal of such Real Property, prepared by an appraiser satisfactory to the Collateral Agent and engaged by and on behalf of the Collateral Agent and the Lenders.

         "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Term Loan Maturity Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

         "Refinanced Agreements" means, collectively, (i) the Credit Agreement between the Parent and Wachovia, dated as of August 9, 1999, as amended by Amendment No. 1 to Revolving Credit Agreement dated as of February 23, 2000, Amendment No. 2 to Revolving Credit Agreement dated as of March 13, 2000, Amendment No. 3 to Revolving Credit Agreement dated as of June 4, 2000, Amendment No. 4 to Revolving Credit Agreement dated as of August 31, 2000, Amendment No. 5 to Revolving Credit Agreement dated as of April 3, 2001; and Amendment No. 6 to Revolving Credit Agreement dated as of June 29, 2001 (ii) the Credit Agreement between the Parent and Bank of America, N.A., dated as of August 9, 1999, as amended by Amendment No. 1 to Revolving Credit Agreement dated as of February 23, 2000, Amendment No. 2 to Revolving Credit Agreement dated as of March 13, 2000, Amendment No. 3 to Revolving Credit Agreement dated as of June 4, 2000, Amendment No. 4 to Revolving Credit Agreement dated as of August 31, 2000, Amendment No. 5 to Revolving Credit Agreement dated as of April 3, 2001 and Amendment No. 6 to Revolving Credit Agreement dated as of June 29, 2001; and (iii) the Note Purchase and Private Shelf Facility between the Parent and The Prudential Insurance Company of America dated as of October 12, 1995, as amended by Amendment to 1995 Note Agreement dated as of February 29, 2000, Amendment to 1995 Note Agreement dated as of March 13, 2000, Amendment to 1995 Note Agreement dated as of June 4, 2000, Amendment No. 5 of 1995 Note Agreement dated as of August 31, 2000, Amendment No. 6 of 1995 Note Agreement dated as of April 3, 2001 and Amendment No. 7 of 1995 Note Agreement dated as of June 29, 2001.

         "Refunding Loan" means a new Syndicated Loan made on the day on which
(i) an outstanding Syndicated Loan is maturing as a refinancing thereof, or (ii) a Base Rate Borrowing is being converted to a Euro-Dollar Borrowing, if and to the extent that the proceeds thereof are used entirely for the purpose of refinancing such maturing Loan or Loan being converted, excluding any difference between the amount of such maturing Loan or Loan being converted and any greater amount being borrowed on such day and actually either being made available to the Borrowers pursuant to SECTION 2.02(c) or remitted to the Agent as provided in SECTION 2.11, in each case as contemplated in SECTION 2.02(d).

         "Register" has the meaning set forth in SECTION 10.08(c).

         "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

         "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

         "Reimbursement Obligations" means the reimbursement or repayment obligations of the relevant Borrower to Wachovia pursuant to SECTION 2.18 with respect to Letters of Credit.

         "Related Fund" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender.

         "Required Lenders" means at any time Lenders holding Commitment Percentages equal to at least (x) so long as there are 3 or fewer Lenders, 100%,
(y) otherwise, 66 2/3's% of the aggregate amount of the Commitments or, if the Commitments are no longer in effect, Lenders holding at least (1) so long as there are 3 or fewer Lenders, 100%, (2) otherwise, 66 2/3's%, of the aggregate outstanding principal amount of the Working Capital Obligations and the Term Loans; provided, however, that such calculation shall be made without including the Commitment of or principal amount of Notes held by any Lender which is in default with respect to its obligations to the Agent, any Borrower or any Lender. As of the Closing Date, the Lenders have the following Commitment
Percentages: (i) Wachovia, 45.767%; (ii) Bank of America, N.A., 19.821% and
(iii) The Prudential Insurance Company of America, 34.412%.

         "Restricted Payment" means (i) any dividend or other distribution on any shares of the Parent's Capital Stock or Redeemable Preferred Stock (except dividends to the existing holders thereof payable solely in shares of its Capital Stock or Redeemable Preferred Stock), or (ii) any payment on account of the purchase, redemption, retirement, defeasance, or other acquisition of or sinking fund for (a) any shares of the Parent's Capital Stock or Redeemable Preferred Stock (except shares acquired upon the conversion thereof into other shares of its Capital Stock or Redeemable Preferred Stock), or (b) any option, capital appreciation rights, stock appreciation rights, warrant or other right to acquire shares of the Parent's Capital Stock or Redeemable Preferred Stock, or (iii) any payment prior to the scheduled maturity of any Subordinated Debt or other Debt (other than the Obligations) of the Parent or any Borrower.

         "Revolving Loan" means the revolving loans (and Settlement Loans) to be made by all of the Lenders in accordance with SECTION 2.01(a).

         "Revolving Loan Commitment" means, (i) as of the Closing Date, the commitment of each Lender party hereto as of the Closing Date to make available its portion of the Revolving Loans up to the amount of the Revolving Loan Commitment set forth opposite its name on the signature pages hereof; and (ii) as to any Lender which enters into any Assignment and Acceptance as permitted by
SECTION 10.08 (whether as transferor Lender or as Assignee thereunder), the amount of such Lender's Revolving Loan Commitment after giving effect to such Assignment and Acceptance, in each case as such amount may be reduced from time to time pursuant to SECTIONS 2.07 and 2.08.

         "Revolving Loan Notes" means the promissory notes of the Borrowers substantially in the form of EXHIBIT A-1, evidencing the obligation of the Borrowers to repay Revolving Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

         "Revolving Loan Termination Date" means the earliest to occur of: (i) [June 30], 2004, (ii) the date the Revolving Loan Commitments are terminated pursuant to SECTION 6.01 following the occurrence of an Event of Default, or
(iii) the date the Borrowers terminate the Revolving Loan Commitments entirely pursuant to SECTION 2.07.

         "Scheduled Principal Reduction Amount" means, for each Annual Period, the aggregate amount of principal payments required to be made on the Term Loans for such Annual Period, subject to deferment of the Deferred Principal Amount, if any, for such Annual Period pursuant to SECTION 2.01(c), which Scheduled Principal Reduction Amount shall be: (i) for the Annual Period ending on June 30, 2002, $2,000,000; and (ii) for each Annual Period thereafter, $3,000,000.

         "Security Agreement" means the Amended and Restated Security Agreement of even date herewith executed and delivered by the Borrowers, as amended or supplemented from time to time, which is an amendment and restatement of the Original Security Agreement.

         "Security Documents" means this Agreement, the Blocked Account Agreements, the Domestic Stock Pledge Agreement, the Foreign Stock Pledge Agreement, the Security Agreement, the Mortgages, and the Waiver Agreements.

         "Senior Debt/EBITDA Ratio" means the ratio of Consolidated Senior Debt to Consolidated EBITDA.

         "Senior Officer" means any of the following officers of Parent, regardless of actual title: Chief Executive Officer; Chief Operating Officer; and Chief Financial Officer.

         "Senior Subordinated Notes" means the Notes issued pursuant to the Senior Subordinated Notes Purchase Agreement.

         "Senior Subordinated Notes Purchase Agreement" means the Subordinated Note and Warrant Purchase Agreement dated as of even date herewith by and among the Parent, as issuer of the Senior Subordinated Notes and the warrants described therein, and Wachovia, Bank of America, N.A. and The Prudential Insurance Company of America, as the purchasers.

         "Settlement Date" has the meaning set forth in SECTION 2.01(b)(i).

         "Settlement Loan" means a Loan made by Wachovia pursuant to SECTION 2.01(b), which must be a Base Rate Loan.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

                  "Stockholders' Equity" means, at any time, the shareholders' equity of the Parent and the Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Parent and the Subsidiaries prepared in accordance with GAAP, but excluding any Redeemable Preferred Stock of the Parent or any of the Subsidiaries. Shareholders' equity generally would include, but not be limited to (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances,
(C) receivables due from an employee stock ownership plan, (D) employee stock ownership plan debt guarantees, and (E) translation adjustments for foreign currency transactions.

                  "Subordinated Debt" means any Debt, including, without limitation, all Debt evidenced by the Senior Subordinated Notes, which is unsecured or, in the case of the Senior Subordinated Notes, secured by a Lien second in priority to the Lien of the Collateral Agent against the Collateral, of any Borrower or any Subsidiary to any Person which, by written agreement, has been subordinated in right of payment and claim (and Lien, as to the Senior Subordinated Notes), to the rights and claims (and Lien, as to the Senior Subordinated Notes) of the Collateral Agent, the Lenders and Wachovia in respect of the Obligations, on terms and conditions reasonably satisfactory to the Required Lenders (which shall include the obligation to notify the Agent of any default with respect to such Subordinated Debt).

                  "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Parent.

                  "Syndicated Loans" means the Revolving Loan, other than Settlement Loans.

                  "Taxes" has the meaning set forth in SECTION 2.11(c).

                  "Term Loan" means the term loans to be made by all of the Lenders in accordance with SECTION 2.01(c).

                  "Term Loan Commitment" means the commitment of each Lender to make its portion of the Term Loan, in the amount of the Term Loan Commitment set forth opposite its name on the signature pages hereof, the aggregate of all such Term Loan Commitments as of the Closing Date being $14,000,000.

                  "Term Loan Notes" means the promissory notes of the Borrowers, substantially in the form of EXHIBIT A-2, evidencing the obligation of the Borrowers to repay the Term Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

                  "Term Loan Maturity Date" means the earliest to occur of (i) [June 30], 2006, (ii) the date the Term Loan is declared to be immediately due and payable pursuant to SECTION 6.01 following the occurrence of an Event of Default and (iii) the date the Term Loan is prepaid in full.

                  "Third Party" means any landlord, warehousemen, servicer, processor, bailee and other third parties which may, from time to time, be in the possession or control of, any Collateral or any property on which any Collateral is or may be located.

                  "Third Party Claims" means claims of Third Parties against any Borrower for rent, storage, maintenance, repair, processing, servicing or bailment in respect of any Collateral or any property on which any Collateral is or may be located.

                  "Trade Styles" has the meaning set forth in SECTION 4.30.

                  "Transferee" has the meaning set forth in SECTION 10.08(d).

                  "UCC" shall mean the Uniform Commercial Code Secured Transactions of Georgia (O.C.G.A. Art. 11-9) (or, if the law of a different state is selected in any Security Document as the governing law for purposes of such Security Document, the Uniform Commercial Code Secured Transactions of such other state as to such Security Document) as in effect on the date hereof.

                  "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

                  "Unused Revolving Loan Commitment" means at any date, (a) with respect to all Lenders, an amount equal to the Aggregate Revolving Loan Commitments less the Working Capital Obligations and (b) with respect to any Lender, an amount equal to the aggregate Unused Revolving Loan Commitments determined in clause (a) above multiplied by such Lender's Commitment Percentage.

                  "Wachovia" means Wachovia Bank, N.A., a national banking association, and its successors.

                  "Wachovia Letter of Credit" means any letter of credit issued or to be issued by Wachovia.

                  "Waiver Agreement" means a Waiver and Agreement substantially in the form of EXHIBIT J, with any changes as may be acceptable to the Required Lenders in their sole discretion, executed and delivered by any Third Party waiving or subordinating its Third Party Claims, and making certain other agreements in regard to the Collateral, all on terms satisfactory to the Collateral Agent in all respects.

                  "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Parent.

                  "Working Capital Obligations" means the sum at any time of
(i) the Aggregate Revolving Loan Amount Outstanding and (ii) the Letter of Credit Obligations.

                  SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Certified Public Accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Parent and the Subsidiaries delivered to the Lenders unless with respect to any such change concurred in by the Certified Public Accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Credit Documents: (i) the Parent shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Lenders shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under
SECTION 5.01 hereof, means the financial statements referred to in SECTION 4.04). The Parent shall notify the Lenders promptly upon its learning thereof of any such change concurred in by the Certified Public Accountants or otherwise required by a change in GAAP.

                  SECTION 1.03. References. Unless otherwise indicated, references in this Agreement to "articles", "exhibits", "schedules", "sections" and other subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

                  SECTION 1.04. Use of Defined Terms. All terms defined in this Agreement shall have the same defined meanings when used in any of the other Credit Documents, unless otherwise defined therein or unless the context shall require otherwise. The terms "accounts", "chattel paper", "deposit accounts", "equipment" "fixtures", "general intangibles", "instruments", "inventory", "investment property", and "letter-of-credit-rights" as and when used herein and in the other Credit Documents, shall have the same meanings given such terms under the UCC.

                  SECTION 1.05. Terminology. The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding." Unless and to the extent otherwise expressly provided herein, the term "pro rata" when applied to a Lender means such Lender's Commitment Percentage. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Credit Documents shall include any and all amendment or modifications thereto and any and all restatements, extensions or renewals thereof. All references to any Person shall mean and include the successors and permitted assigns of such Person. All references to "including" and

"include" shall be understood to mean "including, without limitation." All references to the time of day shall mean the time of day on the day in question in Atlanta, Georgia, unless otherwise expressly provided in this Agreement. A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided in this Agreement; and an Event of Default shall "continue" to be "continuing" until such Event of Default has been waived in writing by Agent. Whenever the phrase "to the best of any Borrower's knowledge" or words of similar import relating to the knowledge or the awareness of any Borrower are used herein, such phrase shall mean and refer to
(i) the actual knowledge of a [Senior Officer] of a Borrower or (ii) the knowledge that a Senior Officer would have obtained if he had engaged in a good faith and diligent performance of his duties, including the making of such reasonable specific inquiries as may be necessary of the officers, employees or agents of any Borrower or Subsidiary and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All calculations of money values shall be in Dollars, all Loans made hereunder shall be funded in Dollars, and all amounts payable in respect of any of the Obligations shall be paid in Dollars. Any Lien referred to in this Agreement or any of the other Credit Documents as having been created in favor of the Collateral Agent, any agreement entered into by the Agent or the Collateral Agent pursuant to this Agreement or any of the other Credit Documents, any payment made by or to or funds received by the Agent or the Collateral Agent pursuant to or as contemplated by any of the Credit Documents, or any other act taken or admitted to be taken by the Agent or the Collateral Agent shall, unless otherwise expressly provided, be created, entered into, made or received or taken or omitted, for the benefit or account of the Agent or the Collateral Agent, as applicable, and the Lenders.

                                   ARTICLE 2
                                  THE CREDITS

                  SECTION 2.01.     Commitments to Lend.

                  (a) Revolving Loans. Each Lender severally agrees, on the terms and conditions set forth herein, to make Revolving Loans to the Borrowers from time to time before the Revolving Loan Termination Date; provided that, immediately after each such Revolving Loan is made,

                                    (A)      the sum of (1) the Revolving Loans
                           outstanding of each Lender plus (2) such Lender's Commitment Percentage of the Letter of Credit Obligations, will not exceed such Lender's Revolving Loan Commitment, and

                                     (B)      the Working Capital Obligations,
                          will not exceed the lesser of (1) the amount of the Aggregate Revolving Loan Commitments, and (2) the aggregate amount of the Borrowing Base (subject, however, to Overadvance Loans made pursuant to SECTION 2.01(d));

                                     (C)      Each Syndicated Borrowing under
                          this SECTION 2.01(a) or SECTION 2.01(c) shall be in an aggregate principal amount of (x) for

                           Euro-Dollar Loans, $2,000,000 or any larger integral multiple of $1,000,000, and (y) for Base Rate Loans, $250,000 or any larger integral multiple of $100,000 (except that any Revolving Loan Borrowing may be in the aggregate amount of the Unused Revolving Loan Commitments or the amount of the Excess Borrowing Availability, whichever is lesser) and shall be made from the several Lenders ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrowers may borrow under this SECTION, repay or, to the extent permitted by SECTION 2.03, prepay Revolving Loans and reborrow under this SECTION at any time before the Revolving Loan Termination Date.

                  (b)      Settlement Loans.

                           (i) In order to facilitate the administration of the Revolving Loans under this Agreement, the Lenders agree (which agreement shall not be for the benefit of or enforceable by any Borrower) that settlement among the Lenders with respect to the Revolving Loans up to an aggregate principal amount outstanding at any time of $2,000,000 may take place on a periodic basis on Friday of each week or on such other dates determined from time to time by the Agent (each a "Settlement Date"), which may occur before or after the occurrence or during the continuance of a Default or Event of Default, provided that any such Settlement Loan for which settlement is to be made must have been advanced in accordance with subsection (ii). On each Settlement Date, payment shall be made by or to each Lender in the manner provided herein and in accordance with the Settlement Report delivered by the Agent to the Lenders with respect to such Settlement Date so that, as of each Settlement Date, each Lender shall hold its Commitment Percentage of all Revolving Loans then outstanding.

                           (ii) Between Settlement Dates, the Agent may request Wachovia to advance, and Wachovia may, but shall in no event be obligated to, advance to any Borrower out of Wachovia's own funds the entire principal amount of any Revolving Loan Borrowings that are Base Rate Loans requested or deemed requested pursuant to this Agreement (any such Revolving Loan funded exclusively by Wachovia being referred to as a "Settlement Loan"). Each Settlement Loan shall constitute a Revolving Loan hereunder and shall be subject to all of the terms, conditions and security applicable to other Revolving Loans, except that all payments thereon shall be payable to Wachovia solely for its own account. The obligation of any Borrower to repay such Settlement Loans to Wachovia shall be evidenced by the records of Wachovia and need not be evidenced by any promissory note. The Agent shall not request Wachovia to make, and Wachovia shall not make, any Settlement Loan if (a) the Agent shall have received written notice from any Lender that one or more of the applicable conditions precedent set forth in ARTICLE 9 hereof will not be satisfied on the requested funding date for the applicable Borrowing, (b) the requested Borrowing would exceed the amount of Revolving Loans permitted to be made under SECTION 2.01(a) or (c) the amount thereof is in excess of $500,000 and any Default or Event of Default is in existence. Wachovia shall not otherwise be required to determine whether the applicable conditions precedent set forth in ARTICLE 9 hereof have been satisfied or the requested Borrowing would exceed the amount of Revolving Loans permitted to be made under SECTION 2.01(a) prior to making, in its sole discretion, any Settlement Loan. On each Settlement Date, or, if earlier, upon demand by the Agent for payment thereof, the then outstanding Settlement Loans shall be immediately due and payable. Each Borrower shall be deemed to have requested Revolving Loans to be made on each Settlement Date in the amount of all outstanding Settlement Loans and the proceeds of such Revolving Loans shall be applied to the repayment of such Settlement Loans. The Agent shall notify the Lenders of the outstanding balance of Revolving Loans prior to 12:00 noon, Atlanta, Georgia time, on such funding date. The proceeds of Settlement Loans may be used solely for purposes for which Revolving Loans may be used in accordance with SECTION 5.06 hereof. If any amounts received by Wachovia in respect of any Settlement Loans are later required to be returned or repaid by Wachovia to any Borrower or their respective representatives or successors-in-interest, whether by court order, settlement or otherwise, each Lender shall, upon demand by Wachovia with notice to Agent, pay to Agent for the account of Wachovia an amount equal to such Lender's Commitment Percentage of all such amounts required to be returned by Wachovia.

                  (c) Term Loans. On the Closing Date, on the terms and conditions set forth herein, each Lender severally agrees, to lend (by refinancing amounts outstanding under the Refinanced Agreements), a Term Loan in the aggregate amount of its Term Loan Commitment. The Term Loans by the Lenders shall be made on the Closing Date. On each Quarterly Payment Date, the Borrowers shall pay to the Agent, for the ratable account of the Lenders, an amount equal to the Minimum Principal Reduction Amount applicable to such Quarterly Payment Date, together with all accrued but unpaid interest on the Term Loans at the Cash Contract Rate. Within 90 days after the end of each Annual Period, the Parent shall deliver to each of the Lenders a certificate in the form of EXHIBIT R (a "Consolidated Excess Cash Flow Certificate"), showing the calculation of Consolidated Excess Cash Flow for the Annual Period then ended, and make a payment on account of the Term Loans to the Agent, for the ratable account of the Lenders, in an amount equal to the lesser of:

                           (i) the sum of (A) Contingent Interest which has accrued during the Annual Period just ended but not paid, plus (B) the Scheduled Principal Reduction Amount for such Annual Period; minus (C) the Minimum Principal Reduction Amounts paid during such Annual Period; and

                           (ii) 100% of such Consolidated Excess Cash Flow for such Annual Period.

If 100% of such Consolidated Excess Cash Flow is paid pursuant to clause (ii) above, the amount of such payment shall be applied: (x) first to the outstanding principal of the Term Loans, up to the sum of the amounts described in (B), less (C) of clause (i) above, and (y) then any amount remaining after payment of such amount on account of the Term Loans shall be applied to Contingent Interest which has accrued during the Annual Period just ended but not paid. In such event, an amount (the "Deferred Principal Amount") equal to the sum of: (1) the Scheduled Principal Reduction Amount for such Annual Period; minus (2) the Minimum Principal Reduction Amounts paid during such Annual Period, minus (3) the amount, if any, of Consolidated Excess Cash Flow applied to the outstanding principal of the Term Loans pursuant to clause (x) of the immediately preceding sentence for such Annual Period, shall be deferred and paid on the Term Loan Maturity Date. The Term Loans may not be prepaid before the Term Loan Maturity Date, except (x) as permitted by all of the Lenders in the exercise of their sole discretion, subject to any compensation payments required by SECTION 8.05, and (y) in connection with prepayments required by SECTION 2.10(c), subject to any compensation payments required by SECTION 8.05.

On the Term Loan Maturity Date, a final payment shall be made with respect to the Term Loans in an amount equal to the remaining outstanding principal amount of the outstanding Term Loans (including the aggregate of all Deferred Principal Amounts), together with all accrued but unpaid interest thereon at the Cash Contract Rate, and all Contingent Interest which has accrued since the Closing Date but not paid. Principal amounts of the Term Loans repaid or prepaid may not be reborrowed and may not be voluntarily repaid or prepaid in whole or in part from proceeds of a Revolving Loan or from proceeds of a refinancing, or in contemplation of a refinancing, by a third party lender of the Term Loans without the consent of all of the Lenders.

                  (d) Overadvance Loans. Notwithstanding the existence of a Default or an Event of Default or any other provision of this Agreement to the contrary, provided the Commitments have not been terminated pursuant to
SECTION 6.01 and the Agent has not been directed otherwise by any 2 Lenders, the Agent may, from time to time, in the exercise of its sole discretion, advance Revolving Loans on behalf of the Lenders and/or Settlement Loans in an aggregate amount up to the lesser of (x) the Unused Revolving Loan Commitment, and (y) an amount not greater than $500,000 in excess of the amount of the Borrowing Base (each such Loan made under this paragraph (d) is herein referred to as an "Overadvance Loan"), provided, however, that each Overadvance Loan made pursuant to this SECTION 2.01(d) shall (1) become due and payable in full on or before the date which is 10 Business Days after such Overadvance Loan is made, and (2) not be made during any period longer than 10 Business Days after the date on which such first Overadvance Loan was made in excess of the Borrowing Base under this SECTION 2.01(d).

                  SECTION 2.02.     Method of Borrowing Revolving Loans

                  (a) The Borrowers shall give the Agent notice (a "Notice of Borrowing"), which shall be substantially in the form of EXHIBIT E, prior to
(x) as to Base Rate Loans, 11:00 A.M. (Atlanta, Georgia time) on the Domestic Business Day of such Base Rate Borrowing, and (y) as to Euro-Dollar Loans, 11:00 A.M. (Atlanta, Georgia time), at least 3 Euro-Dollar Business Days before each Euro-Dollar Borrowing, specifying:

                           (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

                           (ii)     the aggregate amount of such Borrowing,

                           (iii) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, and

                           (iv) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

                  (b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such Borrowing, unless it is advanced as a Settlement Loan Borrowing, and such Notice of Borrowing, once received by the Agent, shall not thereafter be revocable by the Borrowers.

                  (c) Not later than (a) as to Euro-Dollar Borrowings, 11:00 A.M. (Atlanta, Georgia time), and (b) as to Base Rate Borrowings, 2:00 P.M. (Atlanta, Georgia time) on the date of each Syndicated Borrowing, each Lender shall (except as provided in paragraph (d) of this SECTION) make available its ratable share of such Syndicated Borrowing, in federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address determined pursuant to SECTION 10.01. Unless the Agent determines that any applicable condition specified in ARTICLE 9 has not been satisfied, the Agent will make the funds so received from the Lenders available to the Borrowers at the Agent's aforesaid address. Unless the Agent receives notice from a Lender, at the Agent's address referred to in or specified pursuant to SECTION 10.01, no later than 4:00 P.M. (local time at such address) on the Domestic Business Day before the date of a Syndicated Borrowing stating that such Lender will not make a Syndicated Loan in connection with such Syndicated Borrowing, the Agent shall be entitled to assume that such Lender will make a Syndicated Loan in connection with such Syndicated Borrowing and, in reliance on such assumption, the Agent may (but shall not be obligated to) make available such Lender's ratable share of such Syndicated Borrowing to the Borrowers for the account of such Lender. If the Agent makes such Lender's ratable share available to the Borrowers and such Lender does not in fact make its ratable share of such Syndicated Borrowing available on such date, the Agent shall be entitled to recover such Lender's ratable share from such Lender or the Borrowers (and for such purpose shall be entitled to charge such amount to any account of the Borrowers maintained with the Agent), together with interest thereon for each day during the period from the date of such Syndicated Borrowing until such sum shall be paid in full at a rate per annum equal to the rate at which the Agent determines that it obtained (or could have obtained) overnight federal funds to cover such amount for each such day during such period, provided that (i) any such payment by the Borrowers of such Lender's ratable share and interest thereon shall be without prejudice to any rights that the Borrowers may have against such Lender and (ii) until such Lender has paid its ratable share of such Syndicated Borrowing, together with interest pursuant to the foregoing, it will have no interest in or rights with respect to such Syndicated Borrowing for any purpose hereunder. If the Agent does not exercise its option to advance funds for the account of such Lender, it shall forthwith notify the Borrowers of such decision.

                  (d) If any Lender makes a new Syndicated Loan hereunder on a day on which any Borrower is to repay all or any part of an outstanding Syndicated Loan from such Lender, such Lender shall apply the proceeds of its new Syndicated Loan to make such repayment as a Refunding Loan and only an amount equal to the difference (if any) between the amount being borrowed and the amount of such Refunding Loan shall be made available by such Lender to the

Agent as provided in paragraph (c) of this SECTION, or remitted by such Borrower to the Agent as provided in SECTION 2.11, as the case may be.

                  (e) Notwithstanding anything to the contrary contained in this Agreement, the Lenders shall not be obligated to make any Euro-Dollar Loans if there shall have occurred a Default or an Event of Default, which Default or Event of Default shall not have been cured or waived, and all Refunding Loans shall be made as Base Rate Loans (but shall bear interest at the Default Rate, if applicable). Nothing in the preceding sentence shall obligate, or be deemed to obligate, any of the Lenders to make any Loans at all during the existence of an Event of Default, other than (i) Refunding Loans in the event that the Obligations have not been accelerated pursuant to SECTION 6.01, and (ii) advances on any Settlement Date of a Lender's Commitment Percentage of Settlement Loans or Overadvance Loans made prior to the termination of the Commitments pursuant to SECTION 6.01.

                  (f) In the event that a Notice of Borrowing fails to specify whether the Syndicated Loans comprising such Syndicated Borrowing are to be Base Rate Loans or Euro-Dollar Loans, such Syndicated Loans shall be made as Base Rate Loans. If the Borrowers are otherwise entitled under this Agreement to repay any Syndicated Loans maturing at the end of an Interest Period applicable thereto with the proceeds of a new Borrowing, and the Borrowers fail to repay such Syndicated Loans using its own moneys and fails to give a Notice of Borrowing in connection with such new Syndicated Borrowing, a new Syndicated Borrowing shall be deemed to be made on the date such Syndicated Loans mature in an amount equal to the principal amount of the Syndicated Loans so maturing, and the Syndicated Loans comprising such new Syndicated Borrowing shall be Base Rate Loans.

                  (g) Notwithstanding anything to the contrary contained herein, there shall not be more than 6 Euro-Dollar Borrowings outstanding at any given time.

                  SECTION 2.03.     Notes.

                  (a) The Revolving Loans of each Lender shall be evidenced by a single Revolving Loan Note payable to the order of such Lender for the account of its Lending Office in an amount equal to the original principal amount of such Lender's Revolving Loan Commitment. The Term Loans of each Lender shall be evidenced by a single Term Loan Note payable to the order of such Lender for the account of its Lending Office in an amount equal to the original principal amount of such Lender's Term Loan Commitment.

                  (b)      Upon receipt of each Lender's Notes pursuant to
SECTION 9.01, the Agent shall deliver such Notes to such Lender. Each Lender will record either on its own books and records or on Schedules attached to its Notes, at its option, and prior to any transfer of its Notes will transfer a copy of the relevant portions of its books and records or endorse on such schedules attached to its Notes appropriate notations to evidence the date, amount and maturity of, and effective interest rate for, each Loan made by it, and the date and amount of each payment of principal made by the Borrowers with respect thereto. Such records, whether on the Lender's books and records or on Schedules to the Notes will constitute prima facie evidence, in the absence of manifest error, of the respective principal amounts owing and unpaid on such Lender's Notes; provided that the failure of any Lender to make, or any error in making, any such recordation or endorsement shall not affect the obligation of the Borrowers hereunder or under the Notes or the ability of any Lender to assign its Notes. Each Lender is hereby irrevocably authorized by the Borrowers so to endorse its Notes, in the event such option is elected by such Lender, and to attach to and make a part of any Note a continuation of any such Schedule as and when required.

                  (c) The Agent shall maintain on its books a control account for the Borrowers in which shall be recorded (i) the date, amount, effective interest rate and maturity of each Revolving Loan, Settlement Loan and Term Loan made hereunder to the Borrowers, (ii) the amount of any principal, interest or fees due or to become due from the Borrowers on the Revolving Loans, the Settlement Loans and the Term Loans and (iii) the amount of any sum received by the Agent hereunder in respect of any such principal, interest or fees due on the Revolving Loans, Settlement Loans and Term Loans and each Lender's Commitment Percentage thereof.

                  (d) The entries made in the accounts pursuant to paragraph (c) above shall be prima facie evidence, in the absence of manifest error, of the existence and amounts of the Obligations of the Borrowers therein recorded and any payments thereon, and in case of discrepancy between such accounts and the schedules to the Notes maintained by any Lender pursuant to paragraph (b) or between such accounts and the books and records of the Borrowers, in the absence of manifest error, the control account maintained by the Agent pursuant to paragraph (c) above shall be controlling with respect to Revolving Loans, Settlement Loans and Term Loans.

                  SECTION 2.04.     Maturity of Revolving Loans.

                  (a) Each Loan included in any Euro-Dollar Borrowing will mature, and the principal amount thereof will be due and payable, on the last day of the Interest Period applicable to such Borrowing, subject to the advance of a Refunding Loan, unless such Loan will be due and payable prior thereto by reason of the provisions of this Agreement (including, without limitation, SECTION 6.01).

                  (b) Notwithstanding the foregoing, the outstanding principal amount of all Revolving Loans, if any, together with all accrued but unpaid interest thereon, if any, shall be due and payable on the Revolving Loan Termination Date.

                  SECTION 2.05.     Interest Rates on Revolving Loans.

                  (a) "Applicable Margin" means, with respect to Revolving Loans, (x) for any Base Rate Loan, 1.0%, and (y) for any Euro-Dollar Loan, 2.75%.

                  (b) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable in arrears on the last day of each month. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                  (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 1 month, at monthly intervals on the last day of each calendar month. Any overdue principal of and, to the extent permitted by law, overdue interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

                  The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing
(i) the applicable London Interbank Offered Rate for such Interest Period by
(ii) 1.00 minus the Euro-Dollar Reserve Percentage.

                  The "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means for the Interest Period of such Euro-Dollar Loan, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Euro-Dollar Loan offered for a term comparable to such Interest Period, which rates appear on the Telerate Page 3750 effective as of 11:00 A.M., London time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, provided that if no such offered rates appear on such page, the "London Interbank Offered Rate" for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than 2 major banks in New York City, selected by the Agent, at approximately 10:00 A.M., New York City time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Euro-Dollar Loan.

                  "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

                  (d) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrowers and the Lenders by telecopier of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                  (e) After the occurrence and during the continuance of a Default or an Event of Default, the principal amount of the Loans (and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of the Required Lenders, bear interest at the Default Rate from the date of such Default or Event of Default (which date with respect to

SECTION 5.20 shall be deemed to occur on the date such Default or Event of Default occurred, not the date of delivery of the Compliance Certificate).

                  SECTION 2.06.     Fees.

                  (a) The Borrowers shall pay to the Agent, for the ratable account of each Lender, a commitment fee (the "Commitment Fee"), calculated on the average daily amount of such Lender pro rata share of the Unused Revolving Loan Commitment (without taking into account any Settlement Loans), at a rate per annum equal to 0.50%, and payable in arrears on each Quarterly Payment Date.

                  (b) The Borrowers shall pay to the Agent, for the account and sole benefit of the Agent, an annual administration fee in the amount of $25,000, payable on the Closing Date and on each anniversary thereof.

                  SECTION 2.07. Optional Termination or Reduction of Revolving Loan Commitments. The Borrowers may, upon at least 3 Domestic Business Days' prior written notice to the Agent, terminate the Commitments in their entirety at any time, or upon at least 3 Domestic Business Days' prior written notice to the Agent, proportionately reduce the Unused Revolving Loan Commitments from time to time by an aggregate amount of at least $2,000,000 or any larger integral multiple of $1,000,000, so long as such reduction shall not cause the Aggregate Revolving Loan Commitments to be reduced below $1,000,000 (unless terminated in their entirety). If the Revolving Loan Commitments are terminated in their entirety, all accrued fees (as provided under SECTION 2.06) shall be due and payable on the effective date of such termination and the Borrowers shall pledge in favor of the Collateral Agent cash collateral equal to at least 110% of the outstanding Letter of Credit Obligations, if any.

                  SECTION 2.08. Mandatory Reduction and Termination of Revolving Loan Commitments. The Commitments shall terminate on the Revolving Loan Termination Date and any Revolving Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date and the Borrowers shall pledge in favor of the Collateral Agent cash collateral equal to at least 110% of the outstanding Letter of Credit Obligations, if any.

                  SECTION 2.09.     Optional Prepayments of Revolving Loans.

                  (a) Upon notice to the Agent prior to 11:00 A.M. (Atlanta, Georgia time) on the same Domestic Business Day, the Borrowers may prepay any Loan which is a Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating at least $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Base Rate Loans of the several Lenders included in such Base Rate Borrowing.

                  (b) Euro-Dollar Loans may not be prepaid (whether as new advances of Loans or Refunding Loans) before the end of the Interest Period applicable to such Loans, except (i) as permitted by all of the Lenders in the exercise of their sole discretion, subject to any compensation payments required by SECTION 8.05, and (ii) in connection with prepayments required by
SECTION 2.10(c), subject to any compensation payments required by SECTION 8.05, unless the amount of such prepayment is deposited with the Collateral Agent as cash collateral to secure the Obligations with the direction and authorization given to the Collateral Agent to apply such cash collateral toward payment of such Euro-Dollar Loan at the end of such Euro-Dollar Loan's Interest Period.

                  (c) Upon receipt of a notice of prepayment pursuant to this SECTION 2.09, the Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share of such prepayment (except with respect to Settlement Loans, unless the Lenders have purchased interests therein pursuant to SECTION 2.01(b)) and such notice, once received by the Agent, shall not thereafter be revocable by the Borrowers.

                  (d) In the event that any Loan is prepaid on the same day such Loan was advanced, interest hereunder on such Loan shall be due and payable for that day.

                  SECTION 2.10.     Mandatory Prepayments.

                  (a) On each date on which the Revolving Loan Commitments are reduced pursuant to SECTION 2.07 or SECTION 2.08, the Borrowers shall repay or prepay such principal amount of the outstanding Revolving Loans, if any (together with interest accrued thereon and any amount due under SECTION 8.05(a)), as may be necessary so that after such payment the aggregate unpaid amount of the Working Capital Obligations does not exceed the aggregate amount of the Revolving Loan Commitments as then reduced.

                  (b) On each date on which the Working Capital Obligations exceed the Borrowing Base plus the amount of any permitted Overadvance Loans, the Borrowers shall immediately repay or prepay such principal amount of the outstanding Revolving Loans, if any (together with interest accrued thereon and any amount due under SECTION 8.05(a)), as may be necessary so that after such payment the Working Capital Obligations do not exceed the Borrowing Base. Each such payment or prepayment shall be applied ratably to the Revolving Loans of the Lenders outstanding on the date of payment or prepayment in the following order of priority: (i) first, to Settlement Loans; (ii) secondly, to Base Rate Loans which are not Settlement Loans; and, (iii) lastly, to Euro-Dollar Loans.

                  (c) Contemporaneously upon receipt of Net Cash Proceeds (except during the existence of a Default or Event of Default, in which case
SECTION 2.11(e) shall govern the receipt of Net Cash Proceeds, among other things), the Borrowers shall pay to the Agent an amount equal to: (i) 100% of all net amounts paid to any Borrower by a Permitted Factor with respect to Factored Accounts (to the extent not paid directly to the Collateral Agent pursuant to the relevant Assignment of Factoring Credit Balances), and the sum of (x) 100% of Net Cash Proceeds from the disposition of assets other than Factored Accounts, except as provided in clause (y) below, plus (y) 100% of the Net Cash Proceeds from the disposition of Equipment Collateral, to the extent such Net Cash Proceeds are not used to replace such disposed Equipment Collateral with new Equipment Collateral pursuant to SECTION 5.32; and (ii) 100% of the Net Cash Proceeds from the issuance of Capital Stock or Redeemable Preferred Stock. Such prepayment (other than from amounts payable to any Borrower by a Permitted Factor with respect to Factored Accounts) shall be accompanied by a detailed calculation showing all deductions from gross proceeds in order to arrive at Net Cash Proceeds, as well as amounts used or reserved for the purchase of replacement Equipment Collateral, if applicable. All such prepayments made from amounts payable to any Borrower by a Permitted Factor shall be applied to Revolving Loans which are Base Rate Loans, and then to Euro-Dollar Loans. All such other prepayments shall be applied first, to the Term Loans in the inverse order of maturities, then secondly, to Revolving Loans which are Base Rate Loans, and lastly to Euro-Dollar Loans, in each case together with any compensation payments required by SECTION 8.05. Notwithstanding the foregoing, however, the consent of the Required Lenders shall be required pursuant to SECTION 6.01(k) in respect of the issuance of any Capital Stock or Redeemable Preferred Stock which otherwise would result in a Default or Event of Default thereunder.

                  SECTION 2.11.     General Provisions as to Payments.

                  (a) The Borrowers shall make each payment of principal of, and interest on, the Loans and of fees hereunder, without any setoff, counterclaim or any deduction whatsoever, not later than 11:00 A.M. (Atlanta, Georgia time) on the date when due, in federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address referred to in
SECTION 10.01. All payments received by the Agent after 11:00 A.M. (Atlanta, Georgia time) on any Business Day shall be deemed to be received on the following Business Day. The Agent will promptly distribute to each Lender its ratable share of each such payment received by the Agent for the account of the Lenders.

                  (b) Whenever any payment of principal of, or interest on, the Base Rate Loans or Term Loans or of fees hereunder shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Notwithstanding the foregoing, all interest and principal on account of all Revolving Loans shall be due and payable on the Revolving Loan Termination Date, and all interest and principal on account of the Term Loans shall be due and payable on the Term Loan Maturity Date.

                  (c) All payments of principal, interest and fees and all other amounts to be made by the Borrowers with respect to the Obligations or otherwise (including, without limitation, with respect to the Letter of Credit Obligations) pursuant to this Agreement shall be paid without deduction for, and free from, any tax, imposts, levies, duties, deductions, or withholdings of any nature now or at anytime hereafter imposed by any governmental authority or by any taxing authority thereof or therein excluding in the case of each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, imposts, levies, duties, deductions or withholdings of any nature being "Taxes"). In the event that the Borrowers are required by applicable law to make any such withholding or deduction of Taxes with respect to any of the Obligations, the Borrowers shall pay such deduction or withholding to the applicable taxing authority, shall promptly furnish to any Lender in respect of which such deduction or withholding is made all receipts and other documents evidencing such payment and shall pay to such Lender additional amounts as may be necessary in order that the amount received by such Lender after the required withholding or other payment shall equal the amount such Lender would have received had no such withholding or other payment been made. If no withholding or deduction of Taxes are payable in respect to any Obligations, the Borrowers shall furnish any Lender, at such Lender's request, a certificate from each applicable taxing authority or an opinion of counsel acceptable to such Lender, in either case stating that such payments are exempt from or not subject to withholding or deduction of Taxes. If the Borrowers fail to provide such original or certified copy of a receipt evidencing payment of Taxes or certificate(s) or opinion of counsel of exemption, the Borrowers hereby agree to compensate such Lender for, and indemnify them with respect to, the tax consequences of the Borrowers' failure to provide evidence of tax payments or tax exemption. Before making any claim pursuant to this SECTION, such Lender shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

                  Each Lender which is not organized under the laws of the United States or any state thereof agrees, as soon as practicable after receipt by it of a request by the Borrowers to do so, to file all appropriate forms and take other appropriate action to obtain a certificate or other appropriate document from the appropriate governmental authority in the jurisdiction imposing the relevant Taxes, establishing that it is entitled to receive payments with respect to the Obligations and interest thereon under this Agreement and the Notes without deduction and free from withholding of any Taxes imposed by such jurisdiction; provided that if it is unable, for any reason, to establish such exemption, or to file such forms and, in any event, during such period of time as such request for exemption is pending, the Borrowers shall nonetheless remain obligated under the terms of the immediately preceding paragraph.

                  In the event any Lender receives a refund of any Taxes paid by the Borrowers pursuant to this SECTION 2.11(c), it will pay to the Borrowers the amount of such refund promptly upon receipt thereof; provided that if at any time thereafter it is required to return such refund, the Borrowers shall promptly repay to it the amount of such refund.

                  Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers and the Lenders contained in this SECTION 2.11(c) shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions (i) shall be made based upon the circumstances of such Participant, Assignee or other Transferee, and (ii) constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

                  (d) Prior to the existence of a Default or Event of Default, all monies to be applied to the Obligations (except for proceeds collected in the Collateral Reserve Account which are applied as provided in
SECTION 2.14) and except as otherwise expressly provided in this Agreement (including, without limitation, in SECTION 2.10), shall be allocated among the Agent and such of the Lenders as are entitled thereto (and, with respect to monies allocated to the Lenders in accordance with their Commitment Percentage unless otherwise provided herein) in the following order (in each case, until all Obligations within each category itemized in this paragraph (d) below are fully paid): (i) first, to the Agent to pay principal and accrued interest on any portion of the Revolving Loans (including Settlement Loans and Overadvance Loans) which Agent may have advanced on behalf of any Lenders and for which Agent has not been reimbursed by such Lender or the Borrowers; (ii) second, to the Agent for its own benefit and/or the benefit of the Lenders, as applicable, in payment of principal of any Overadvance Loans; (iii) third, to Wachovia to pay the principal and accrued interest on any portion of the Settlement Loans outstanding; (iv) fourth, to the Agent for the benefit of the Lenders in payment of principal of other Revolving Loans; (v) fifth, to the Agent first, and then to the Lenders, to pay the amount of expenses that have not been reimbursed, respectively, to the Agent or the Lenders by the Borrowers (or the other Lenders, as applicable) in accordance with the terms of this Agreement, together with any interest accrued thereon; (vi) sixth, to the Agent to pay any amounts owed under indemnification obligations that have not been paid to Agent by the Lenders or the Borrowers, together with interest accrued thereon; (vii) seventh, to the Lenders for any amounts owed under indemnification obligations that they have paid to the Agent and for any expenses that they have reimbursed to the Agent; (viii) eighth, to the Agent to pay any fees due and payable to Agent; (ix) ninth, to the payment of Fees payable to any outstanding Letter of Credit Obligations then due and owing; (x) tenth, as cash collateral for any outstanding Letter of Credit Obligations equal to 110% of the undrawn amount thereof; (xi) eleventh, to payment of the Reimbursement Obligations; (xii) twelfth, to the Lenders in payment of accrued interest then due and payable in respect of any Obligations other than the Loans then outstanding; (xiii) thirteenth, to payment of principal of (1) first, with respect to the Loans, and (2) second, with respect to any obligations owing to any Lender with respect to any Interest Rate Protection Agreements, and (xiv) lastly, to any other Obligations then due and payable.

                  (e) During the existence of a Default or Event of Default and at all times after the Obligations have become due and payable, all monies to be applied to the Obligations, whether such monies represent voluntary payments by the Borrowers, Net Cash Proceeds, or are received pursuant to acceleration of the Loans or realized from any disposition of Collateral in accordance with the Intercreditor Agreement, shall be allocated among the Agent and such of the Lenders as are entitled thereto (and, with respect to monies allocated to the Lenders in accordance with their Commitment Percentage unless otherwise provided herein) in the following order (in each case, until all Obligations within each category itemized in this paragraph (e) below are fully paid): (i) first, to the Agent to pay principal and accrued interest on any portion of the Revolving Loans (including Settlement Loans and Overadvance Loans) which Agent may have advanced on behalf of any Lenders and for which Agent has not been reimbursed by such Lender or the Borrowers; (ii) second, to the Agent for its own benefit and/or the benefit of the Lenders, as applicable, in payment of principal of any Overadvance Loans; (iii) third, to Wachovia to pay the principal and accrued interest on any portion of the Settlement Loans outstanding; (iv) fourth, to the Agent for the benefit of the Lenders in payment of principal of other Revolving Loans, (v) fifth, to the Agent first, and then to the Lenders, to pay the amount of expenses that have not been reimbursed, respectively, to the Agent or the Lenders by the Borrowers (or the other Lenders, as applicable) in accordance with the terms of this Agreement, together with any interest accrued thereon; (vi) sixth, to the Agent to pay any amounts owed under indemnification obligations that have not been paid to Agent by the Lenders or the Borrowers, together with interest accrued thereon; (vii) seventh, to the Lenders for any amounts owed under indemnification obligations that they have paid to the Agent and for any expenses that they have reimbursed to the Agent; (viii) eighth, to the Agent to pay any fees due and payable to Agent; (viii) eighth, to the payment of Fees payable to Letter of Credit Obligations; (ix) ninth, as cash collateral for any Letter of Credit Obligations equal to 110% of the undrawn amount thereof; (x) tenth, to payment of the Reimbursement Obligations; (xi) eleventh, to the Lenders in payment of accrued interest then due and payable in respect of the Loans and any other Obligations then outstanding; (xii) twelfth, to payment of principal of (1) first, with respect to the Loans, and (2) second, with respect to any obligations owing to any Lender with respect to any Interest Rate Protection Agreements, and (xiii) lastly, to any other Obligations then due and payable. The allocations set forth in this SECTION 2.11(e) are solely to determine the rights and priorities of Agent and Lenders as among themselves and may be changed by Agent and Lenders without notice to or the consent or approval of the Borrowers or any other Person.

                  SECTION 2.12. Computation of Interest and Fees. Interest on Base Rate Loans based on the Base Rate, as well as the Cash Contract Rate and Contingent Interest, shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Euro-Dollar Loans will be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Commitment fees and any other fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                  SECTION 2.13. All Loans to Constitute One Obligation. The Loans shall constitute one general Obligation of the Borrowers, on which each Borrower is jointly and severally liable, and shall be secured by the Liens on the Collateral in favor of the Collateral Agent; provided, however, that the Agent and each of the Lenders shall be deemed to be a creditor of each Borrower and the holder of a separate claim against each Borrower to the extent of all Obligations jointly and severally owed by the Borrowers to the Agent or such Lender.

                  SECTION 2.14. Blocked Account Agreements. (a) Within thirty (30) days of Closing, the Borrowers shall deliver to the Collateral Agent deposit control agreements in form acceptable to the Collateral Agent for each of the depository accounts; provided, however, as to Churchill Weavers, Inc., the Collateral Agent shall be provided with a Blocked Account Agreement within 4 days of Closing with Churchill Weavers, Inc.'s depositary bank or banks, requiring all balances therein in excess of (x) $100,000, as to Berea National Bank, and (y) $1,000, as to Community Trust Bank, to be transmitted to the Collateral Agent for deposit in a Collateral Reserve Account, with such balances being transmitted on a weekly basis on each Friday and, with respect to Berea National Bank, on any other day on which the aggregate amount of balances in such account is equal to or in excess of $100,000. Each Borrower receiving Net Cash Proceeds of dispositions of assets or of the issuance of Capital Stock or Redeemable Preferred Stock or the incurrence of Debt for money borrowed (except Debt secured by Purchase Money Liens), or Net Casualty/Insurance Proceeds shall (or shall cause such other Person receiving such cash proceeds to) remit all such cash proceeds to the Collateral Reserve Account. In the event such items of payment are inadvertently received by any of the Borrowers or any other Person, whether or not in accordance with the terms of this Agreement, such Borrower or other Person shall be deemed to hold the same in trust for the benefit of Collateral Agent and promptly forward them to the Collateral Agent for deposit in the Collateral Reserve Account. Net Cash Proceeds of dispositions of assets or of the issuance of Capital Stock or Redeemable Preferred Stock or the incurrence of Debt for money borrowed (except Debt secured by Purchase Money Liens) and Net Casualty/Insurance Proceeds shall be held subject to the provisions of SECTION 2.10(c), and any Net Cash Proceeds or Net Casualty/Insurance Proceeds not required to be paid to the Agent for the account of the Lenders pursuant to SECTION 2.10(c) shall be paid to the Borrowers on the date such payment is made for the account of the Lenders. During the existence of an Event of Default the Collateral Agent may at any time in its sole discretion or if requested in writing by the Required Lenders, direct Account Debtors to make payments on the Accounts Receivable Collateral, or portions thereof, directly to the Collateral Agent, and the Account Debtors are hereby authorized and directed to do so by each Borrower upon the Collateral Agent's direction, and the funds so received shall be also deposited in the Collateral Reserve Account, or, at the election of the Collateral Agent, upon its receipt thereof, be applied directly to repayment of the Obligations as set forth in SECTION 2.11(e).

                  (b) The Borrowers shall not open or maintain any deposit account with any depositary institution (except with the Collateral Agent and subject to the Liens created by this Agreement) unless the depository institution for such account shall have entered into a Blocked Account Agreement with the Collateral Agent, and the Borrower shall deliver to the Collateral Agent in pledge all certificates of deposit issued by any such depositary institution. As of the Closing Date, all deposit accounts maintained by the Borrowers with any depositary institutions are listed on SCHEDULE 2.14. In addition, the Borrowers shall promptly execute and deliver such lockbox agreements, and make such related arrangements, as the Agent (acting at the request of the Collateral Agent) may request at any time.

                  SECTION 2.15. Issuance of Letters of Credit. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of the Borrowers herein set forth, Wachovia shall issue for the account of Borrower, one or more Letters of Credit denominated in Dollars, in accordance with this ARTICLE 2, from time to time during the period commencing on the Closing Date and ending on the Domestic Business Day prior to the Revolving Loan Termination Date.

                  SECTION 2.16. Conditions and Amounts of Letters of Credit. Wachovia shall have no obligation to, and shall not, issue any Letter of Credit at any time:

                  (a) if the aggregate maximum amount then available for drawing under Letters of Credit, after giving effect to the issuance of the requested Letter of Credit, shall exceed any limit imposed by law or regulation upon Wachovia;

                  (b) if, after giving effect to the issuance of the requested Letter of Credit, (i) the aggregate Letter of Credit Obligations plus the undrawn amount of letters of credit issued or guaranteed by the Permitted Factor would exceed $3,000,000 or (ii) all of the then outstanding Working Capital Obligations would exceed the Borrowing Base;

                  (c) which has an expiration date less than 30 days prior to the Revolving Loan Termination Date;

                  (d) unless the relevant Borrower shall have delivered to Wachovia at such times and in such manner as Wachovia may prescribe, a Letter of Credit Application Agreement and such other documents and materials as may be required pursuant to the terms thereof all satisfactory in form and substance to Wachovia and the terms of the proposed Letter of Credit shall be satisfactory in form and substance to Wachovia;

                  (e) if, as of the date of issuance any order, judgment or decree of any court, arbitrator or Authority shall purport by its terms to enjoin or restrain Wachovia from issuing the Letter of Credit and any law, rule or regulation applicable to Wachovia and any request or directive (whether or not having the force of law) from any Authority with jurisdiction over Wachovia shall prohibit or request that Wachovia refrain from the issuance of letters of credit generally or the issuance of that Letter of Credit; and

                  (f) if, the Unused Revolving Loan Commitment shall be less than the amount of the requested Letter of Credit.

                  SECTION 2.17.     Requests for Issuance of Letters of Credit.

                  (a) Request for Issuance. At least two Domestic Business Days before the effective date for any Letter of Credit, the relevant Borrower shall give Wachovia a written notice, with a copy to each Lender, containing the original signature of an authorized officer or employee of such Borrower substantially in the form of EXHIBIT P-1. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested (which original face amount shall not be less than $20,000), the effective date (which day shall be a Domestic Business Day) of issuance of such requested Letter of Credit, the date on which such requested Letter of Credit is to expire, the amount of then outstanding Letter of Credit Obligations, the purpose for which such Letter of Credit is to be issued, whether such Letter of Credit may be drawn in single or partial draws and the person for whose benefit the requested Letter of Credit is to be issued.

                  (b) Issuance; Notice of Issuance. If the original face amount of the requested Letter of Credit is less than or equal to the Unused Revolving Loan Commitment at such time and the applicable conditions set forth in this Agreement are satisfied, Wachovia shall issue the requested Letter of Credit. Wachovia shall give each Lender written or telex notice in substantially the form of EXHIBIT P-2, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Letter of Credit and at the request of any Lender, shall deliver to such Lender a copy thereof.

                  (c) No Extension or Amendment. Wachovia shall not extend or amend any Letter of Credit if the issuance of a new Letter of Credit having the same terms as such Letter of Credit as so amended or extended would be prohibited by SECTION 2.16 or SECTION 2.17.

                  SECTION 2.18. Letter of Credit Reimbursement Obligations; Duties of the Issuing Lender.

                  (a) Reimbursement. Notwithstanding any provisions to the contrary in any Letter of Credit Application Agreement:

                           (i) the Borrower shall reimburse Wachovia for drawings under a Letter of Credit issued by it no later than the earlier of (A) the time specified in such Letter of Credit Application Agreement, or (B) 1 Domestic Business Day after the payment by Wachovia;

                           (ii) any Reimbursement Obligation with respect to any Letter of Credit shall bear interest from the date of the relevant drawing under the pertinent Letter of Credit until the date of payment in full thereof at a rate per annum equal to (A) prior to the date that is 3 Domestic Business Days after the date of the related payment by Wachovia, the Base Rate and (B) thereafter, the Default Rate; and

                           (iii) in order to implement the foregoing, upon the occurrence of a draw under any Letter of Credit, unless Wachovia is reimbursed in accordance with subsection (i) above, the Borrower irrevocably authorizes the Agent to treat such nonpayment as a Notice of Borrowing in the amount of such Reimbursement Obligation and to make Revolving Loans to Borrower in such amount regardless of whether the conditions precedent to the making of Revolving Loans hereunder have been met. Each Borrower further authorizes the Agent to credit the proceeds of such Revolving Loan so as to immediately eliminate the liability of the Borrower for Reimbursement Obligations under such Letter of Credit.

                  (b) Duties of Wachovia. Any action taken or omitted to be taken by Wachovia in connection with any Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put Wachovia under any resulting liability to any Lender, or assuming that Wachovia has complied with the procedures specified in SECTION 2.17 and such Lender has not given a notice contemplated by SECTION 2.19(a) that continues in full force and effect, relieve that Lender of its obligations hereunder to Wachovia. In determining whether to pay under any Letter of Credit, Wachovia shall have no obligation relative to the Agent or the Lenders other than to confirm that any documents required to have been delivered under such Letter of Credit appear to comply on their face, with the requirements of such Letter of Credit.

                  SECTION 2.19.     Letter of Credit Participations.

                  (a) Purchase of Participations. Immediately upon issuance by Wachovia of any Letter of Credit in accordance with the procedures set forth in SECTION 2.17, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from Wachovia, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Commitment Percentage of such Letter of Credit (or guaranty pertaining thereto); provided, that a Letter of Credit shall not be entitled to the benefits of this SECTION 2.19 if the Agent and Wachovia shall have received written notice from any Lender on or before the Domestic Business Day immediately prior to the date of Wachovia's issuance of such Letter of Credit that one or more of the conditions contained in SECTION 2.17 or ARTICLE 4 is not then satisfied, and, in the event the Agent and Wachovia receives such a notice, it shall have no further obligation to, and shall not, issue any Letter of Credit until such notice is withdrawn by that Lender or until the Required Lenders have effectively waived such condition in accordance with the provisions of this Agreement.

                  (b) Sharing of Letter of Credit Payments. In the event that Wachovia makes any payment under any Letter of Credit for which the applicable Borrower shall not have repaid such amount to Wachovia pursuant to SECTION 2.20 or which cannot be paid by a Revolving Loan pursuant to subsection (iii) of SECTION 2.18, Wachovia shall notify the Agent and the Agent shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to Wachovia such Lender's Commitment Percentage of the amount of such payment in Dollars and in same day funds. If the Agent so notifies such Lender prior to 10:00 A.M. (Atlanta, Georgia time) on any Domestic Business Day, such Lender shall make available to Wachovia its Commitment Percentage of the amount of such payment on such Domestic Business Day in same day funds. If and to the extent such Lender shall not have so made its Commitment Percentage of the amount of such payment available to Wachovia, such Lender agrees to pay to Wachovia forthwith on demand such amount together with interest thereon, for each day from the date such payment was first due until the date such amount is paid to Wachovia at the Federal Funds Rate for the first 3 days and thereafter at the Base Rate. The failure of any Lender to make available to Wachovia its Commitment Percentage of any such payment shall neither relieve nor increase the obligation of any other Lender hereunder to make available to Wachovia its Commitment Percentage of any payment on the date such payment is to be made.

                  (c) Sharing of Reimbursement Obligation Payments. Whenever Wachovia receives a payment on account of a Reimbursement Obligation, including any interest thereon, as to which Wachovia has received any payments from the Lenders pursuant to this SECTION 2.19, it shall promptly pay to each Lender which has funded its participating interest therein, in Dollars and in the kind of funds so received, an amount equal to such Lender's Commitment Percentage thereof. Each such payment shall be made by Wachovia on the Domestic Business Day on which the funds are paid to such Person, if received prior to 10:00 am. (Atlanta, Georgia time) on such Domestic Business Day, and otherwise on the next succeeding Domestic Business Day.

                  (d) Documentation. Upon the request of any Lender, Wachovia shall furnish to such Lender copies of any Letter of Credit, Letter of Credit Application Agreement and other documentation relating to Letters of Credit issued pursuant to this Agreement.

                  (e) Obligations Irrevocable. The obligations of the Lenders to make payments to Wachovia with respect to a Letter of Credit shall be irrevocable, not subject to any qualification or exception whatsoever and shall be made in accordance with, but not subject to, the terms and conditions of this Agreement under all circumstances (assuming that Wachovia has issued such Letter of Credit in accordance with SECTION 2.17 and such Lender has not given a notice contemplated by SECTION 2.19(a) that continues in full force and effect), including, without limitation, any of the following circumstances:

                           (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

                           (ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), Wachovia, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions;

                           (iii)    any draft, certificate or any other
                  document presented under the Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents;

                           (v) payment by Wachovia under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (vi) payment by Wachovia under any Letter of Credit against presentation of any draft or certificate that does not comply with the terms of such Letter of Credit, except payment resulting from the gross negligence or willful misconduct of Wachovia or where the draft or certificate on its face does not comply in any material respect with the terms of such Letter of Credit; or

                           (vii) any other circumstances or happenings whatsoever, whether or not similar to any of the foregoing, except circumstances or happenings resulting from the gross negligence or willful misconduct of Wachovia.

                  SECTION 2.20. Payment of Letter of Credit Reimbursement Obligations.

                  (a) Payments to Wachovia Bank. The relevant Borrower agrees to pay to Wachovia the amount of all Reimbursement Obligations, interest and other amounts payable to Wachovia under or in connection with any Letter of Credit issued for such Borrower's account immediately when due, irrespective of:

                           (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

                           (ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), Wachovia, the Agent, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions;

                           (iii)    any draft, certificate or any other
                  document presented under the Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents;

                           (v) payment by Wachovia under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (vi) payment by Wachovia under any Letter of Credit against presentation of any draft or certificate that does not comply with the terms of such Letter of Credit, except payment resulting from the gross negligence or willful misconduct of Wachovia or where the draft or certificate on its face does not comply in any material respect with the terms of such Letter of Credit; or

                           (vii) any other circumstances or happenings whatsoever, whether or not similar to any of the foregoing, except circumstances or happenings resulting from the gross negligence or willful misconduct of Wachovia.

                  (b) Recovery or Avoidance of Payments. In the event any payment by or on behalf of the relevant Borrower received by Wachovia with respect to a Letter of Credit and distributed by Wachovia to the Lenders on account of their participations is thereafter set aside, avoided or recovered from Wachovia in connection with any receivership, liquidation or bankruptcy proceeding, each Lender that received such distribution shall, upon demand by Wachovia, contribute such Lender's Commitment Percentage of the amount set aside, avoided or recovered together with interest at the rate required to be paid by Wachovia upon the amount required to be repaid by it.

                  SECTION 2.21. Compensation for Letters of Credit and Reporting Requirements.

                  (a) Letter of Credit Fees. Each Borrower shall pay to the Agent with respect to each Letter of Credit issued hereunder a letter of credit fee ("Letter of Credit Fee") equal to 2.75% per annum of the face amount of such Letter of Credit, payable on the Domestic Business Day on which such Letter of Credit is issued. Letter of Credit Fees payable hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). The Agent shall promptly remit such Letter of Credit Fees, when paid, to the Lenders in accordance with their Commitment Percentage thereof.

                  (b) Wachovia Charges. Each Borrower shall pay to Wachovia, solely for its own account, the standard charges assessed by Wachovia in connection with the issuance, administration, amendment and payment or cancellation of Letters of Credit issued hereunder, which charges shall be those typically charged by Wachovia to its customers generally having credit and other characteristics similar to the relevant Borrower, as determined in good faith by Wachovia.

                  SECTION 2.22. Indemnification and Exoneration with respect to Letters of Credit.

                  (a) Indemnification. In addition to amounts payable as elsewhere provided in this Article 2, the Borrowers shall protect, indemnify, pay and save Wachovia, the Agent and each Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which Wachovia, the Agent or any Lender may incur or be subject to as a consequence of the issuance of any Letter of Credit for a Borrower's account other than as a result of its gross negligence or willful misconduct, as determined by a court of competent jurisdiction.

                  (b) Assumption of Risk by the Borrowers. As between the Borrowers, Wachovia, the Agent and the Lenders, the Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit issued for such Borrower's account by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Wachovia, the Agent and the Lenders shall not be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, (iii) failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit, (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher, for errors in interpretation of technical terms, (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof, (vii) the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and
(viii) any consequences arising from causes beyond the control of Wachovia, the Agent and the Lenders.

                  (c) Exoneration. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by Wachovia under or in connection with the Letters of Credit or any related certificates if taken or omitted in good faith and with reasonable care, shall not put Wachovia or any Lender under any resulting liability to the Borrowers or relieve the Borrowers of any of their obligations hereunder to any such Person.

                                   ARTICLE 3
                                   COLLATERAL

                  SECTION 3.01. Security Agreement. As security for the payment of all Obligations, pursuant to the Security Agreement, each Borrower is granting to Collateral Agent, for the ratable benefit of the Lenders, a continuing, general lien upon and security interest and security title in and to the following described property, wherever located, whether now existing or hereafter acquired or arising, namely: (a) the Accounts Receivable Collateral and all amounts payable to any Borrower by a Permitted Factor with respect to Factored Accounts; (b) the Inventory Collateral; (c) the Equipment Collateral;
(d) the Intangibles Collateral; (e) the Balances Collateral; and (f) all products and/or proceeds of any and all of the foregoing, including, without limitation, insurance proceeds.

                  SECTION 3.02. Further Assurances. The Borrowers shall duly execute and/or deliver (or cause to be duly executed and/or delivered) to the Collateral Agent any instrument, agreement, invoice, document, document of title, dock warrant, dock receipt, warehouse receipt, bill of lading, order, financing statement, assignment, waiver, consent, acknowledgment, control agreement or other writing which may be reasonably necessary to the Collateral Agent to carry out the terms of this Agreement and any of the other Credit Documents and to perfect its security interest or intended security interest in and facilitate the collection of the Collateral, the proceeds thereof, and any other property at any time constituting security or intended to constitute security to the Collateral Agent. The Borrowers shall perform or cause to be performed such acts as the Collateral Agent may request to establish and maintain for the Collateral Agent a valid and perfected security interest in and security title to the Collateral, free and clear of any Liens other than Permitted Encumbrances. Each of the Borrowers authorizes the Collateral Agent to file financing statements consistent with this Agreement in such filing offices as it shall select, and acknowledges that such financing statement may describe the Collateral as "all personal property" of such Borrower. Each Borrower agrees that: (i) no item of Accounts Receivable Collateral consisting of non-electronic chattel paper has or will be created without including thereon a legend acceptable to the Collateral Agent indicating that the Collateral Agent has a security interest therein, and (ii) at the request of the Collateral Agent, it will take such steps as are required to establish "control" in favor of the Collateral Agent under the UCC in any electronic chattel paper.

                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

                  Each of the Borrowers represents and warrants to the Agent and the Lenders that:

                  SECTION 4.01. Corporate Existence and Power. Each of the Borrowers and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary (as set forth on SCHEDULE 4.01), and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where any such failure to qualify or have all required governmental licenses, authorizations, consents and approvals does not have and would not reasonably be expected to cause a Material Adverse Effect and would not impede any rights of the Collateral Agent with respect to the Collateral.

                  SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrowers of this Agreement, the Notes and the other Credit Documents (i) are within each Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, and have been executed on behalf of the Borrowers by duly authorized officers, (iii) require no action by or in respect of or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Articles of incorporation or by-laws of the Borrowers or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrowers or any of the Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrowers (except in favor of the Collateral Agent) or any of the Subsidiaries.

                  SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrowers enforceable in accordance with its terms, and the Notes and the other Credit Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrowers enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

                  SECTION 4.04.     Financial Information.

                  (a) The (i) (x) draft audited consolidated financial statements (including the balance sheet and statements of income, shareholders' equity and cash flows) of the Parent and its Consolidated Subsidiaries, and (y) unaudited consolidating financial statements (including the balance sheet and statements of income, shareholders' equity and cash flows) of the Parent and all Subsidiaries, in each case for the Fiscal Year ending on April 1, 2001, copies of which have been delivered to each of the Lenders, and (ii) unaudited
(x) consolidated financial statements (including the balance sheet and statements of income, shareholders' equity and cash flows) of the Parent and its Consolidated Subsidiaries, and (z) an opening balance sheet taking into account the restructuring of the Parent and its Consolidated Subsidiaries and the sale of its adult bedding line of business to its former management, and the sources and uses statement described in SECTION 9.01(s), copies of which have been delivered to each of the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of the Parent and its Consolidated Subsidiaries or the consolidating financial position of the Parent and the Subsidiaries, as the case may be, as of such dates and their consolidated or consolidating results of operations and cash flows for such periods stated, and accurately reflect the sources and uses described in such sources and uses statement.

                  (b) Since April 1, 2001, there has been no event, act, condition or occurrence having a Material Adverse Effect.

                  SECTION 4.05. Litigation. Except as disclosed in SCHEDULE 4.05, there is no action, suit or proceeding pending, or to the knowledge of the Borrowers threatened, against or affecting the Borrowers or any of the Subsidiaries before any court or arbitrator or any governmental body, agency or official which could have a Material Adverse Effect.

                  SECTION 4.06.     Compliance with ERISA.

                  (a) The Borrowers and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

                  (b) Neither the Borrowers nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

                  SECTION 4.07. Compliance with Laws; Payment of Taxes. The Borrowers and the Subsidiaries are in material compliance with all applicable laws, regulations and similar requirements of governmental authorities (including, without limitation, the Fair Labor Standards Act of 1938, as amended), except as set forth in SECTION 4.13 or where such compliance is being contested in good faith through appropriate proceedings, and except where any such failure to comply (other than with respect to the Fair Labor Standards Act of 1938, as amended) does not have and would not reasonably be expected to cause a Material Adverse Effect and would not impede any rights of the Collateral Agent with respect to the Collateral and the Borrowers have adopted and continue to follow a compliance program satisfactory to assure the accuracy of the foregoing statement. There have been filed on behalf of the Borrowers and the Subsidiaries all federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrowers or any Subsidiary have been paid. The charges, accruals and reserves on the books of the Borrowers and the Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrowers, adequate. United States income tax returns of the Borrowers and the Subsidiaries have been examined and closed through the Fiscal Year ended on or about March 31, 1997.

                  SECTION 4.08. Investment Company Act. Neither the Borrowers nor any of the Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  SECTION 4.09. Public Utility Holding Company Act. Neither the Borrowers nor any of the Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                  SECTION 4.10. Ownership of Property; Liens. Each of the Borrowers and the Subsidiaries has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in SECTION 5.18.

                  SECTION 4.11. No Default. Neither the Borrowers nor any of the Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  SECTION 4.12. Full Disclosure. All information heretofore furnished by the Borrowers to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrowers to the Agent or any Lender will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. To the best knowledge of the executive officers of the Borrowers, the Borrowers have disclosed to the Lenders in writing any and all facts which could have or cause a Material Adverse Effect.

                  SECTION 4.13. Environmental Matters. Except as disclosed in SCHEDULE 4.13:

                  (a) Neither the Borrowers nor any Subsidiary is subject to any Environmental Liability which could have or cause a Material Adverse Effect and neither the Borrowers nor any

Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Real Properties or any other real property owned, leased or operated by a Borrower or any Subsidiary (collectively, the "Aggregate Real Properties") has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. ss. 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

                  (b) No Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Aggregate Real Properties or are otherwise present at, on, in or under the Aggregate Real Properties, or, to the best of the knowledge of the Borrowers, at or from any adjacent site or facility, except for Hazardous Materials, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in minimal amounts in the ordinary course of business in substantial compliance with all applicable Environmental Requirements.

                  (c) The Borrowers and each of the Subsidiaries have procured all Environmental Authorizations necessary for the conduct of its business, and is in substantial compliance with all Environmental Requirements in connection with the operation of the Aggregate Real Properties and the Borrowers' and each of the Subsidiary's respective businesses.

                  SECTION 4.14. Capital Stock. All Capital Stock, Redeemable Preferred Stock, debentures, bonds, notes and all other securities of the Borrowers and the Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws, or for which the applicable statute of limitations has expired. The issued shares of Capital Stock and Redeemable Preferred Stock of the Parent's Wholly Owned Subsidiaries are owned by the Parent free and clear of any Lien or adverse claim. At least a majority of the issued shares of capital stock of each of the Parent's other Subsidiaries (other than Wholly Owned Subsidiaries) is owned by the Parent, free and clear of any Lien or adverse claim.

                  SECTION 4.15. Margin Stock. Neither the Borrowers nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation T, U or X.

                  SECTION 4.16. Insolvency. After giving effect to the execution and delivery of the Credit Documents and the incurrence of the Obligations under this Agreement: (i) the Borrowers will not (x) be "insolvent," within the meaning of such term as used in O.C.G.A. ss. 18-2-22 or as defined in ss. 101 of the Bankruptcy Code, or SECTION 2 of either the "UFTA" or the "UFCA", or as defined or used in any "Other Applicable Law" (as those terms are defined below), or (y) be unable to pay its debts generally as such debts become due within the meaning of SECTION 548 of the Bankruptcy Code,
SECTION 4 of the UFTA or SECTION 6 of the UFCA, or (z) have an unreasonably small capital to engage in any business or transaction, whether current or contemplated, within the meaning of SECTION 548 of the Bankruptcy Code,

SECTION 4 of the UFTA or SECTION 5 of the UFCA; and (ii) the Obligations of the Borrowers under the Credit Documents will not be rendered avoidable under any Other Applicable Law. For purposes of this SECTION 4.16, "UFTA" means the Uniform Fraudulent Transfer Act, "UFCA" means the Uniform Fraudulent Conveyance Act, and "Other Applicable Law" means any other applicable law pertaining to fraudulent transfers or acts voidable by creditors, in each case as such law may be amended from time to time.

                  SECTION 4.17. Insurance. The Parent and each of the Subsidiaries have (either in the name of such Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies and with a Best's Rating of at least "A", insurance in at least such amounts and against at least such risks (including on all its property, and business interruption, public liability and worker's compensation) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business and as required by the Security Documents.

                  SECTION 4.18. Purchase of Collateral. Within the 12 months period preceding the Closing Date, none of the Borrowers has purchased any of the Collateral in a bulk transfer or in a transaction which was outside the ordinary course of the business of such Borrower's seller.

                  SECTION 4.19. Possession of Permits. Each Borrower and each Subsidiary possess all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, and all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of any of its properties and assets, and no Borrower or Subsidiary is in violation of any thereof except where any such failure to possess any of the foregoing does not have and would not reasonably be expected to cause a Material Adverse Effect and would not impede any rights of the Collateral Agent with respect to the Collateral.

                  SECTION 4.20.     Labor Disputes. Except as disclosed in
SCHEDULE 4.20, (i) there is no collective bargaining agreement or other labor contract covering employees of the Borrowers or any Subsidiary, (ii) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (iii) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of any of the Borrowers or any Subsidiary or for any similar purpose and (iv) there is no pending, or to the Borrower's knowledge, threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting any Borrower or any Subsidiary or their respective employees.

                  SECTION 4.21.     Surety Obligations. Except as shown on
SCHEDULE 4.21, none of the Borrowers nor any of their Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

                  SECTION 4.22. Restrictions. None of the Borrowers nor any of their Subsidiaries is a party or subject to any contract, agreement, or charter or other corporate


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


restriction, which materially and adversely affects its business or the use or ownership of any of its assets. Except as set forth on SCHEDULE 4.22, none of the Borrowers nor any of their Subsidiaries is a party or subject to any contract or agreement which restricts its right or ability to incur Debt, none of which prohibit the execution of or compliance with this Agreement or the other Credit Documents by the Borrowers or any of their Subsidiaries, as applicable.

                  SECTION 4.23. Leases. SCHEDULE 4.23 is a complete listing of all material capitalized and operating leases of the Borrowers and their Subsidiaries on the date hereof. Each of the Borrowers and their Subsidiaries is in compliance in all material respects with all of the terms of each of its respective capitalized and operating leases.

                  SECTION 4.24. Trade Relations. There exists no present condition or state of facts or circumstances which would materially adversely affect the Borrowers or any of their Subsidiaries or prevent the Borrowers or any of their Subsidiaries from conducting its business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which they have heretofore been conducted, and, to the best of each Borrower's knowledge, there exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between the Borrower or any of their Subsidiaries and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of the Borrowers or any of their Subsidiaries, or with any material supplier.

                  SECTION 4.25.     Capital Structure. As of the date hereof,
SCHEDULE 4.25 states (i) the correct name of each of the Subsidiaries of Parent and each Borrower, its jurisdiction of incorporation and the percentage of its Capital Stock and Redeemable Preferred Stock owned by the Parent and each Borrower, (ii) the name of each of the Parent's and the Borrowers' Affiliates and the nature of such affiliation, (iii) the number, nature and holder of all Capital Stock and Redeemable Preferred Stock of each Borrower and each Subsidiary of such Borrower, and (iv) the number of authorized, issued and treasury shares of each Borrower and each Subsidiary of such Borrower. The Borrowers have good title to all of the shares they purport to own of the Capital Stock and Redeemable Preferred Stock of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Encumbrances. All such shares have been duly issued and are fully paid and non-assessable.

                  SECTION 4.26. Federal Taxpayer Identification Number. The Borrowers' federal taxpayer identification numbers are as indicated on the respective Collateral Information Certificates.

                  SECTION 4.27. Bona Fide Accounts. Each item of the Accounts Receivable Collateral and each Factored Account arises or will arise under a contract between a Borrower and the respective Account Debtor, or from the bona fide sale or delivery of goods to or performance of services for the Account Debtor.

                  SECTION 4.28. Good Title to Collateral. The Borrowers have good title to the Collateral free and clear of all Liens, other than any Permitted Encumbrances, and no assertable financing statement covering the Collateral is on file in any public office other than any evidencing Permitted Encumbrances.


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


                  SECTION 4.29. Right to Assign and Grant Security Interest. The Borrowers have full right, power and authority to make the assignment pursuant to this Agreement of the Accounts Receivable Collateral and to grant a security interest in all of the Collateral.

                  SECTION 4.30. Trade Styles. Except as may be set forth on the Collateral Information Certificates, the Borrowers use no trade names or trade styles (herein, "Trade Styles") in their business operations and warrant that the same shall continue, except for any additional Trade Styles after the date hereof with respect to which the Borrowers have given the Collateral Agent at least 30 days prior written notice thereof. In any event, to the extent that, now or hereafter, the Borrowers use any Trade Styles, the Borrowers hereby represent and warrant in favor of the Collateral Agent that: (i) all of the accounts receivable and proceeds with respect thereto arising out of sales under the Trade Styles shall be the property of, and belong to, the Borrowers and shall constitute Accounts Receivable Collateral; (ii) each of the Trade Styles is a trade name and trade style (and not an independent corporation or other legal entity) by which the Borrowers identifies and sells certain of their products or services and under which they may conduct a portion of their business; (iii) all accounts receivable, proceeds thereof, and returned merchandise which arise from the sale of products invoiced under the names of any of the Trade Styles shall be owned solely by the Borrowers and shall be subject to the terms of this Agreement as they relate to Accounts Receivable Collateral; and (iv) each Borrower hereby appoints the Collateral Agent as its attorney-in-fact to file such certificates disclosing such Borrower's use of the Trade Styles and to take such other actions on its behalf as are necessary to comply with the statutes of any states relating to the use of fictitious or assumed business names, to the extent that such Borrower fails to do so.

                  SECTION 4.31. Account Debtor Capacity and Solvency. Each Account Debtor hereunder (a) had the capacity to contract at the time any contract or other document giving rise to the account was executed and (b) such Account Debtor was not and is not "insolvent" as that term is defined in
SECTION 4.16.

                  SECTION 4.32. Proceedings with Respect to Accounts. There are no proceedings or actions which are threatened or pending against any Account Debtor which are reasonably likely to have a material adverse change in such Account Debtor's financial condition or the collectibility of such account.

                  SECTION 4.33. Location of Collateral. As of the date hereof, the Collateral consisting of goods of the Borrowers is situated only at one or more of the Collateral Locations.

                  SECTION 4.34. Material Contracts. SCHEDULE 4.34 sets forth a complete listing of all Material Contracts. Each Borrower and its Subsidiaries is in compliance in all material respects with all terms and provisions of each Material Contract.

                  SECTION 4.35. Survival of Representations and Warranties. The Borrowers covenant, warrant and represent to the Agent and each Lender that all representations and warranties of the Borrowers and their Subsidiaries contained in this Agreement or any of the other Credit Documents shall be true at the time of the execution of this Agreement and the other

Credit Documents, and shall survive the execution, delivery and acceptance thereof by Agent and the parties thereto and the closing of the transactions described therein or related thereto.

                  SECTION 4.36. Force Majeure. None of the Borrowers' business is suffering from effects of fire, accident, strike, drought, storm, earthquake, embargo, tornado, hurricane, act of God, acts of a public enemy or other casualty that would have a Material Adverse Effect.

                  SECTION 4.37. Senior Subordinated Notes. The Obligations, as and when incurred, shall be senior in right of payment to all of the principal of, interest on, and all other amounts payable in respect of, the Senior Subordinated Notes, the Liens of the Collateral Agent securing the Obligations shall be senior and prior to the Liens securing the Senior Subordinated Notes pursuant to the Intercreditor Agreement, and the Obligations shall be entitled to the benefit of the subordination provisions set forth in the Senior Subordinated Notes Purchase Agreement.

                                   ARTICLE 5
                                   COVENANTS

                  The Borrowers agree that, so long as any Lender has any Commitment hereunder or any amount payable hereunder or any of the Obligations remains unpaid:

                  SECTION 5.01. Information. The Borrowers will deliver to each of the Lenders:

                  (a) within 30 days after the Closing Date, the audited consolidated financial statements (including the balance sheet and statements of income, shareholders' equity and cash flows) of the Parent and its Consolidated Subsidiaries for the Fiscal Year ending on April 1, 2001, and as soon as available and in any event within 90 days after the end of each subsequent Fiscal Year, (i) audited consolidated financial statements (including the balance sheet and statements of income, shareholders' equity and cash flows) of the Parent and its Consolidated Subsidiaries, and (ii) unaudited consolidating financial statements (including the balance sheet and statements of income, shareholders' equity and cash flows) of the Parent and all Subsidiaries, in each case as of the end of such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, with the audited such statements being certified by the Certified Public Accountants, and with such certification to be free of exceptions and qualifications not acceptable to the Required Lenders;

                  (b) as soon as available, and in any event within 40 days after the end of each Fiscal Month for the first 24 Fiscal Months after the Closing Date, and 30 days after the end of each Fiscal Month thereafter, and within 45 days after the end of each Fiscal Quarter, (i) consolidated financial statements (including the balance sheet and statements of income, shareholders' equity and cash flows) of the Parent and its Consolidated Subsidiaries, and (ii) consolidating financial statements (including the balance sheet and statements of income, shareholders' equity and cash flows) of the Parent and all Subsidiaries, in each case as of the end of such Fiscal Month and Fiscal Quarter, as the case may be, and for the portion of the Fiscal Year ending on such date, setting forth in each case in comparative form the figures for the corresponding Fiscal Month and Fiscal Quarter and the corresponding portion of the previous

Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by a Senior Officer;

                  (c) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate, substantially in the form of EXHIBIT G (a "Compliance Certificate"), of the Senior Officer (i) setting forth in reasonable detail the calculations required to establish whether the Parent was in compliance with the requirements of SECTION 5.20 on the date of such financial statements and
(ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Parent or any Borrower is taking or proposes to take with respect thereto;

                  (d) simultaneously with the delivery of each set of annual financial statements referred to in paragraph (a) above, (i) a statement of the Certified Public Accountants to the effect that (A) such accountants acknowledge and agree that the Agent and the Lenders may rely upon such financial statement in the administration of this Agreement, and (B) nothing has come to their attention to cause them to believe that any Default existed on the date of such financial statements, and (ii) a copy of any management letter furnished to the Parent by the Certified Public Accountants;

                  (e) as soon as available and in no event later than the end of the Fiscal Year of each Borrower, projections of the Borrowers and their Subsidiaries for the forthcoming Fiscal Year, and set forth Fiscal Quarter by Fiscal Quarter, together with all material assumptions made in connection therewith;

                  (f) promptly, but in any event within 5 Domestic Business Days after any Borrower becomes aware of the occurrence of any Default, a certificate of the Senior Officer setting forth the details thereof and the action which the Borrowers are taking or propose to take with respect thereto;

                  (g) promptly upon the mailing thereof to the shareholders of the Parent generally, copies of all financial statements, reports and proxy statements so mailed;

                  (h) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Parent shall have filed with the Securities and Exchange Commission;

                  (i) if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in SECTION 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

                  (j) as soon as practicable, but in any event on or before 30 days after each Fiscal Month for the first 24 Fiscal Months after the Closing Date, and 20 days after each Fiscal Month thereafter, a duly executed Borrowing Base Certificate (and to the Agent any accompanying documentation required by the Agent), with respect to satisfaction of the requirement that the Working Capital Obligations shall not exceed the Borrowing Base, as of the last day of the reporting period, in the form of EXHIBIT F or such other form as the Agent may deliver for such purpose to the Borrowers from time to time hereafter, the statements in which, in each instance, shall be certified as to truth and accuracy by the Senior Officer, and on each Thursday, such monthly Borrowing Base Certificate shall be updated, using good faith estimates, where necessary, and such weekly updates shall be certified as to truth and accuracy, to the extent estimates were not necessary, as well as to the good faith determination where estimates are made, by the Senior Officer;

                  (k) written notice of the following:

                           (i) promptly after each Borrower's learning thereof, of (A) the commencement of any litigation affecting such Borrower or any of its Subsidiaries or any of its respective assets, whether or not the claim is considered by Borrower to be covered by insurance, and (B) the institution of any administrative proceeding which in either case of clause (A) or (B), if decided adversely, would have a Material Adverse Effect;

                           (ii) at least 30 days prior thereto, of the opening of any new office or place of business of any Borrower or any of its Subsidiaries or the closing of any existing office or place of business of any Borrower or any of its Subsidiaries;

                           (iii) promptly after such Borrower's learning thereof, of any labor dispute to which such Borrower or any of its Subsidiaries may become a party, or any strikes or walkouts relating to any of its plants or other facilities, which in either case will have a Material Adverse Effect, and the expiration of any labor contract to which it is a party or by which it is bound;

                           (iv) promptly after the occurrence thereof, of any default by any obligor under any note or other evidence of indebtedness payable to any Borrower or any of its Subsidiaries exceeding $250,000;

                           (v) promptly after the rendition thereof, of any judgment in an amount exceeding $250,000 rendered against any Borrower or any of its Subsidiaries; and

                           (vi) promptly after any Borrowers' learning thereof, knowledge of any and all Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Aggregate Real Properties or any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing; and

                           (vii) promptly after any Borrower's learning thereof, of any default by such Borrower or any of its Subsidiaries under the Senior Subordinated Notes

                  Purchase Agreement or of any material default under any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Debt of any Borrower or any of its Subsidiaries exceeding $250,000; and

                           (viii) promptly upon the execution thereof, of any amendment to the Senior Subordinated Notes Purchase Agreement, or other agreement governing or pertaining to such Subordinated Debt, entered into by any Borrower as permitted by SECTION 5.21(d), and such Borrower shall send the Agent a copy thereof promptly thereafter;

                  (l) from time to time such additional information regarding the financial position or business (including, without limitation, tax returns and bank statements) of the Borrowers and the Subsidiaries as the Agent, at the request of any Lender, may reasonably request.

                  SECTION 5.02. Inspection of Property, Books and Records; Field Audits

                  (a) The Borrowers will (i) keep, and cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and cause each Subsidiary to permit, the Agent or representatives of the Agent and any Lender (at the Borrowers' expense if a Default or Event of Default is in existence or at the Agent's or such Lender's respective expense, as the case may be, prior to the occurrence of a Default or Event of Default) to visit and inspect any of their respective properties, verify information with any Person, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and the Certified Public Accountants, the Borrowers agreeing to cooperate and assist in such visits and inspections, in each case prior to the occurrence of a Default, at such reasonable times and as often as may reasonably be requested, and after the occurrence of a Default, at any time and without prior notice.

                  (b) In addition to the rights granted the Agent and the Lenders pursuant to SECTION 5.02(a), the Collateral Agent (or any person or persons designated by it) shall, in its sole discretion, have the right to call at any place of business of the Borrowers at any time and without prior notice, and, without hindrance or delay, examine, inspect, and audit all or any portion of the Collateral and to examine, inspect, audit and check and make copies of and extracts from the Borrowers' books, records, journals, orders, receipts and any correspondence and other data relating to the Collateral, to the Borrowers' business or to any other transactions between the parties hereto.

                  (c) The Collateral Agent shall have the right, on its own or at the direction of the Required Lenders, to conduct field audits of the Collateral, and at the expense of the Borrowers; provided that so long as no Default or Event of Default exists, no more than 1 such field audit shall be conducted in any Fiscal Quarter.

                  SECTION 5.03. Maintenance of Existence and Management.The Borrowers shall, and shall cause each Subsidiary to maintain, (i) their corporate existence and carry on their business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained, except as permitted by SECTIONS 5.04 and 5.05,
(ii) their respective corporate charters, by-laws, partnership agreements, operating agreements and other similar documents and agreements relating to their legal existence and organization, and not permit any amendment or other modification thereto except for any amendment or modification that would not affect the Obligations or result in a Material Adverse Effect, and (iii) maintain executive management having sufficient skill and experience in the Borrowers' and the Subsidiaries' industry to manage the Borrowers and the Subsidiaries competently and efficiently.

                  SECTION 5.04. Dissolution. The Parent shall not suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own stock or that of any Borrower or Subsidiary, except through corporate reorganization to the extent permitted by SECTION 5.05.

                  SECTION 5.05.     Consolidations, Mergers and Sales of Assets.

                  (a) The Borrowers will not, nor will they permit any Subsidiary to, merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any Person, except for a merger or consolidation between Subsidiaries of the Borrowers or involving only a Borrower and one or more of its Subsidiaries in which such Borrower is the surviving entity.

                  (b) The Borrowers will not, nor will they permit any Subsidiary to sell, lease or otherwise transfer all or any part of their assets (including, without limitation, any sale and leaseback arrangement, but excluding sales of inventory in the ordinary course of business) to, any other Person, or discontinue or eliminate any business line or segment, provided that the foregoing limitation on the sale, lease or other transfer of assets and on the discontinuation or elimination of a business line or segment shall not prohibit, subject to SECTION 2.10(c):

                           (i)      the sales of Factored Accounts to a
                  Permitted Factor; and

                           (ii) dispositions of Equipment Collateral subject to the provisions of SECTION 5.32.

                  SECTION 5.06. Use of Proceeds. On the Closing Date, the entire amount of the Term Loans, together with Revolving Loans in the aggregate amount of $12,000,000, will be used to refinance in part amounts outstanding under the Refinanced Agreements, and the security interest and liens under the Original Security Agreement, the Original Stock Pledge Agreement and the Mortgages shall be continued without interruption to secure the Obligations pursuant to the Domestic Stock Pledge Agreement, the Security Agreement and the Mortgages. No portion of the proceeds of the Loans will be used by the Borrowers or any Subsidiary (i) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, unless such tender offer or other acquisition is to be made on a negotiated basis with the approval of the Board of Directors of the Person to be acquired, and the provisions of SECTION
5.17 would not be violated, (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (iii) for any purpose in violation of any applicable law or regulation.

                  SECTION 5.07. Compliance with Laws; Payment of Taxes. The Borrowers will, and will cause each of the Subsidiaries and each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA and the Fair Labor Standards Act of 1938, as amended), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued and except where failure to comply would not have and would not reasonably be expected to cause a Material Adverse Effect. The Borrowers will, and will cause each of the Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of the Borrowers or any Subsidiary, except liabilities being contested in good faith and against which, if requested by the Agent, the Borrowers or such Subsidiary will set up reserves in accordance with GAAP.

                  SECTION 5.08.     Insurance; Net Casualty/Insurance Proceeds.

                  (a) The Borrowers will maintain, and will cause each of the Subsidiaries to maintain (either in the name of the Borrowers or in such Subsidiary's own name), with financially sound and reputable insurance companies acceptable to the Agent and with a Best's Rating of at least "A", insurance on all of their property in at least such amounts and against at least such risks (including on all their property, public liability and worker's compensation, and business interruption insurance) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business and as required by the Security Documents. The Borrowers shall deliver the originals or copies (which copies shall be certified if requested by the Agent) of such policies to the Agent with satisfactory lender's loss payable endorsements naming the Collateral Agent, as agent for the Lenders, as sole loss payee, assignee and additional insured, as its interests may appear. Each policy of insurance or endorsement shall contain a clause (i) not permitting cancellation by a Borrower without the prior written consent of the Collateral Agent, (ii) requiring the insurer to give not less than 30 days prior written notice to the Collateral Agent in the event of cancellation or non-renewal by the insurance company of the policy for any reason whatsoever. In addition, the Borrower will exercise commercially reasonable efforts to obtain, within 90 days of the Closing Date, a further endorsement to each such policy specifying that the interest of the Collateral Agent shall not be impaired or invalidated by any act or neglect of the Borrowers or the owner of the property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. Upon the date of this Agreement, and from time to time thereafter upon the Collateral Agent's request, the Borrowers shall provide the Collateral Agent with a statement from each insurance company providing the foregoing coverage, acknowledging in favor of the Collateral Agent the continued effectiveness of the foregoing insurance clauses. If the Borrowers fail to provide and pay for such insurance, the Collateral Agent may, at its option, but shall not be required to, procure the same and charge the Borrowers therefor as a part of the Obligations.

                  (b) Net Casualty/Insurance Proceeds must be applied to either
(i) the payment of the Obligations, or (ii) the repair and/or restoration of the Collateral. If either an Event of Default has occurred, or the cost to repair or restore the Collateral or of loss due to business interruption exceeds $250,000, then, in such event, the Agent, at the direction of the Required Lenders, shall determine, in their sole discretion, the manner in which Net Casualty/Insurance Proceeds are to be applied. If no Event of Default has occurred and the cost to repair or restore the Collateral or of loss due to business interruption is $250,000 or less, the relevant Borrower shall determine the manner in which Net Casualty/Insurance Proceeds are to be applied.

                  SECTION 5.09. Change in Fiscal Year. The Parent will not change its Fiscal Year, or the fiscal year of any Borrower or any Subsidiary, without the consent of the Required Lenders.

                  SECTION 5.10. Maintenance of Property. The Borrowers shall, and shall cause each Subsidiary to, maintain all of its properties and assets in reasonably good condition, repair and working order, ordinary wear and tear excepted. The Borrowers and Subsidiaries shall maintain all Equipment Collateral in good operating condition and repair, reasonable wear and tear excepted and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment Collateral shall be maintained and preserved, reasonable wear and tear excepted. Without the prior written consent of the Collateral Agent, none of the Equipment Collateral may be affixed to any real property such that it is characterized as a fixture under applicable law.

                  SECTION 5.11. Material Contracts. Each Borrower shall comply with and enforce, and cause each Subsidiary to comply with and enforce, all material terms and conditions of any Material Contract to which it is a party. No Borrower may, without the Agent's and the Required Lenders' prior written consent, (i) enter into, or permit any Subsidiary to enter into, any amendment or modification to any Material Contract of a material nature, or (ii) permit any Material Contract to be cancelled or terminated prior to its stated maturity. Each Borrower shall promptly notify the Agent and deliver to the Agent any notice received by such Borrower with respect to any event which constitutes a default by such Borrower or Subsidiary under any Material Contract to which such Borrower or such Subsidiary is a party or by which any of the assets of such Borrower or Subsidiary may be bound.

                  SECTION 5.12. Environmental Matters. The Borrowers and the Subsidiaries will not, and will not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from the Aggregate Real Properties any Hazardous Materials except for Hazardous Materials such as cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in minimal amounts in the ordinary course of business in compliance with all applicable Environmental Requirements.

                  SECTION 5.13. Environmental Release. Each Borrower agrees that upon the occurrence of an Environmental Release at or on any of the Aggregate Real Properties it will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

                  SECTION 5.14. Transactions with Affiliates. Other than transactions or arrangements existing on the Closing Date and described on
SCHEDULE 5.14, neither the Borrowers nor any of the Subsidiaries shall enter into, or be a party to, any transaction involving $500,000 or more with any Affiliate of the Borrowers or such Subsidiaries (which Affiliate is not one of the Borrowers or a Wholly Owned Subsidiary), except as permitted by law and in the ordinary course of business and pursuant to reasonable terms which are fully disclosed to the Agent and the Lenders and are no less favorable to such Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate. All obligations (consisting of Debt or otherwise) owed by any Affiliate to any Borrower shall by its terms be subordinated in full to the payment of the Obligations.

                  SECTION 5.15. No Additional Subsidiaries. Neither the Borrowers nor any of their Subsidiaries shall hereafter create or acquire any Subsidiary or divest itself of any material assets by transferring them to any Subsidiary. In the event that, with the Required Lenders' prior written consent, a Borrower acquires or creates any Subsidiary which is a Domestic Subsidiary, then, promptly (and in any event within 10 Domestic Business Days) upon the acquisition or creation thereof, such Borrower shall cause such Subsidiary to execute and deliver to the Agent: (i) a joinder agreement with respect this Credit Agreement, the Contribution Agreement and the Consent and Agreement of the Borrowers at the end of the Intercreditor Agreement, (ii) Notes payable to the Banks, (iii) if it owns any capital stock of another Domestic Subsidiary, a joinder agreement with respect to the Domestic Stock Pledge Agreement, together with blank stock powers and the stock certificates, (iv) if it owns any capital stock of a Direct Foreign Subsidiary, a joinder agreement with respect to the Foreign Stock Pledge Agreement, together with blank stock powers and the stock certificates (or otherwise make arrangements satisfactory to the Agent for the registration or other perfection of its security interest), (v) if it owns any Real Property and if requested by the Required Lenders, a Mortgage thereon and such other Real Property Documentation with respect thereto as is requested by the Required Lenders (provided, that such Mortgage and other Real Property Documentation must be furnished as soon as reasonably practicable, but need not be furnished within the aforesaid 10 Domestic Business Days period), (vi) such UCC-1 financing statements as the Agent may reasonably request and (vii) evidence of corporate authority therefor and opinions of counsel with respect thereto, all satisfactory to the Agent in all respects, in the case of such Security Documents, granting to the Collateral Agent a first priority perfected Lien in all of the assets of such Domestic Subsidiary subject only to Permitted Encumbrances.

                  SECTION 5.16. Restricted Payments. The Parent will not declare or make any Restricted Payment during any Fiscal Year.

                  SECTION 5.17. Investments. The Borrowers shall not, and shall not permit any of the Subsidiaries to, make Investments in any Person except:

                           (i) deposits required by government agencies, public utilities or insurance companies;

                           (ii) Investments by any Borrower to or in any Subsidiary existing on the Closing Date;

                           (iii) Investments in (1) direct obligations of the United States Government maturing within one year, (2) certificates of deposit issued by a commercial bank whose credit is satisfactory to the Agent, (3) commercial paper rated "A1" or the equivalent thereof by S&P or "P1" or the equivalent thereof by

                  Moody's and in either case maturing within 6 months after the date of acquisition, and/or (4) tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least "AA" or the equivalent thereof by S&P and "Aa" or the equivalent thereof by Moody's;

                           (iv) Investments as a result of Interest Rate Protection Agreements not entered into for speculative purposes and not exceeding the aggregate amount of $1,000,000 (valued at the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by the parties in the applicable Interest Rate Protection Agreement, if any, and in any case net of any benefits of the Borrowers) outstanding with respect thereto;

                           (v)      other Investments existing on the Closing
                  Date;

                  provided, however, that immediately after giving effect to the making of any Investment permitted by this SECTION 5.17, no Default or Event of Default shall have occurred and be continuing.

                  SECTION 5.18. Permitted Liens. The Borrowers will not, and will not permit any Subsidiary to, create, assume or suffer to exist any Lien, directly or indirectly, on any asset now owned or hereafter acquired by it, except, with respect to the Collateral, the Permitted Encumbrances, and with respect to assets other than Collateral, other Liens set forth below:

                  (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement and disclosed in the Collateral Information Certificates;

                  (b) any Lien existing on any specific fixed asset of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

                  (c) any Lien on any specific fixed asset securing Debt incurred or assumed for the purpose of financing all or at least 75% of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset concurrently with or within 18 months after the acquisition or completion of construction thereof;

                  (d) any Lien on any specific fixed asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrowers or a Subsidiary and not created in contemplation of such event;

                  (e) any Lien existing on any specific fixed asset prior to the acquisition thereof by the Borrowers or a Subsidiary and not created in contemplation of such acquisition;

                  (f) Purchase Money Liens, securing Debt, not to exceed $250,000 in the aggregate outstanding at any time; provided that in granting any such Purchase Money Liens, the Borrowers shall use their best efforts to obtain from the holder of any such Purchase Money Lien a consent, if necessary, such that the equipment covered by such Purchase Money Lien will not constitute Excluded Equipment under clause (i) of the definition of "Excluded Equipment";

                  (g) Liens incidental to the conduct of its business or the ownership of its assets which (i) do not secure Debt and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

                  (h) any Lien on Margin Stock;

                  provided, however, that immediately after giving effect to the creation, assumption, existence or incurrence of any Liens permitted by this
SECTION 5.18, no Default or Event of Default shall have occurred and be continuing.

                  SECTION 5.19. Restrictions on Ability of Borrower and Subsidiaries to Pay Dividends. The Borrowers shall not, and shall not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any contractual encumbrance or restriction on the ability of any Subsidiary to (i) pay any dividends or make any other distributions on its Capital Stock or Redeemable Preferred Stock or any other interest or (ii) make or repay any loans or advances to the Borrowers.

                  SECTION 5.20.     Financial Covenants.

                  (a) Minimum EBITDA. Consolidated EBITDA shall not be less than: (i) for the Fiscal Quarter ending September 30, 2001, $1,825,000; (ii) on a cumulative basis for the Fiscal Quarter ending December 30, 2001 and the immediately preceding Fiscal Quarter, $3,500,000; (iii) on a cumulative basis for the Fiscal Quarter ending March 31, 2002 and the 2 immediately preceding Fiscal Quarters, $5,550,000; and (iv) at the end of each Fiscal Quarter thereafter, for such Fiscal Quarter and the 3 immediately preceding Fiscal Quarters, the amount set forth below corresponding to such Fiscal Quarter:

                 FISCAL QUARTER ENDING                      MINIMUM EBITDA

                 June 30, 2002                              $7,375,000

                 September 29, 2002                         $7,900,000

                 December 29, 2002                          $8,300,000

                 March 30, 2003 and each Fiscal Quarter     $8,725,000
                 thereafter

                  (b) Debt/EBITDA Ratio. The Debt/EBITDA Ratio will not exceed, at the end of each Fiscal Quarter set forth below, calculated as to Debt as of such Fiscal Quarter and calculated as to Consolidated EBITDA for such Fiscal Quarter and the 3 immediately preceding Fiscal Quarters (except that for the Fiscal Quarter ending March 31, 2002, such calculation shall be for such Fiscal Quarter and the 2 immediately preceding Fiscal Quarters), the ratio set forth below corresponding to such Fiscal Quarter:

                 FISCAL QUARTER ENDING                      MAXIMUM DEBT/EBITDA RATIO

                 March 31, 2002                             7.75 to 1.0

                 June 30, 2002                              5.65 to 1.0

                 September 29, 2002                         5.25 to 1.0

                 December 29, 2002                          4.75 to 1.0

                 March 30, 2003 and June 29,                4.50 to 1.0
                 2003

                 September 28, 2003                         4.25 to 1.0

                 December 28, 2003                          4.00 to 1.0

                 March 28, 2004                             3.75 to 1.0

                 June 27, 2004 and September                3.50 to 1.0
                 26, 2004

                 December 26, 2004 through                  3.25 to 1.0
                 December 25, 2005

                 April 2, 2006                              3.00 to 1.0

                  (c) Senior Debt/EBITDA Ratio. The Senior Debt/EBITDA Ratio will not exceed, at the end of each Fiscal Quarter set forth below, calculated as to Senior Debt as of such Fiscal Quarter and calculated as to Consolidated EBITDA for such Fiscal Quarter and the 3 immediately preceding Fiscal Quarters (except that for the Fiscal Quarter ending March 31, 2002, such calculation shall be for such Fiscal Quarter and the 2 immediately preceding Fiscal Quarters), the ratio set forth below corresponding to such Fiscal Quarter:

                 FISCAL QUARTER ENDING                      MAXIMUM SENIOR
                                                            DEBT/EBITDA RATIO

                 March 31, 2002                             4.80 to 1.0

                 June 30, 2002                              3.50 to 1.0

                 September 29, 2002                         3.25 to 1.0

                 December 29, 2002                          3.00 to 1.0

                 March 30, 2003                             2.75 to 1.0

                 June 29, 2003 and September                2.50 to 1.0
                 28, 2003

                 December 28, 2003                          2.25 to 1.0

                 March 28, 2004 through                     2.00 to 1.0
                 September 26, 2004

                 December 26, 2004                          1.75 to 1.0

                 March 27, 2005 and thereafter              1.50 to 1.00

                  (d) EBITDA/Cash Interest Ratio. The EBITDA/Cash Interest Ratio will not be less than, at the end of each Fiscal Quarter set forth below, for such Fiscal Quarter and the 3 immediately preceding Fiscal Quarters (except that for the Fiscal Quarter ending March 31, 2002, such calculation shall be for such Fiscal Quarter and the 2 immediately preceding Fiscal Quarters), the amount set forth below corresponding to such Fiscal Quarter:

                 FISCAL QUARTER ENDING                      MINIMUM EBITDA/CASH
                                                            INTEREST RATIO

                 March 31, 2002                             1.60 to 1.0

                 June 30, 2002                              1.65 to 1.0

                 September 29, 2002                         1.80 to 1.0

                 December 29, 2002                          2.00 to 1.0

                 March 30, 2003                             2.20 to 1.0

                 June 29, 2003 through                      2.25 to 1.0
                 December 28, 2003

                 March 28, 2004 through                     2.50 to 1.0
                 December 26, 2004

                 March 27, 2005 through                     2.75 to 1.0
                 December 25, 2005

                 April 2, 2006                              3.00 to 1.00

                  (e) Minimum Stockholders' Equity. As of the end of each Fiscal Quarter, Stockholders' Equity will not be less than the sum of (i) Stockholders' Equity as of the Closing Date (after giving effect to the sale of its adult bedding line of business to its former management) plus (ii) 75% of the cumulative (since the Closing Date) Reported Net Income (excluding any Fiscal Quarter during which Reported Net Income is less than $0.00) of the Parent and the Subsidiaries.

                  (f) Capital Expenditures. No Borrower shall, nor shall it permit any Subsidiary to, make any expenditures (including obligations incurred under any lease) in any Fiscal Year that are required to be capitalized under GAAP in the aggregate for any Borrower and the Subsidiaries, on a consolidated basis, exceeding $500,000.

                  (g) Operating Leases. No Borrower shall, nor shall it permit any Subsidiary to, enter into or remain or become liable upon any lease (other than intercompany leases between the Borrower and its Subsidiaries) which would be characterized as an operating lease under GAAP if the aggregate amount of all consolidated rents paid by the Borrower and its Subsidiaries under all such leases would exceed $3,000,000 in the first Fiscal Year following the Closing Date, with such amount increasing each Fiscal Year thereafter by an additional 5% of the amount in effect at the end of the preceding Fiscal Year.

                  SECTION 5.21. Permitted Debt. No Borrower shall, nor shall it permit any Subsidiary to, create, assume or incur any Debt, except as follows (the amounts set forth below are in the aggregate for the Borrowers and all Subsidiaries).

                  (a) Debt owing by any Borrower to any other Borrower that is subordinated to the payment of the Obligations and the Senior Subordinated Notes;

                  (b) Debt to the Agent, the Collateral Agent and the Lenders under this Agreement and to Wachovia under any document or agreement pertaining to any Letter of Credit;

                  (c) Debt to Persons other than that described in the foregoing clause(b) existing on the date of this Agreement and described in SCHEDULE 5.21;

                  (d) [Reserved];

                  (e) Debt consisting of accrued pension fund and other employee benefit plan obligations and liabilities;

                  (f) Debt consisting of deferred taxes;

                  (g) Debt resulting from endorsements of negotiable instruments received in the ordinary course of business;

                  (h) Debt secured by Purchase Money Liens permitted hereby
SECTION 5.18(f);

                  (i) contingent obligations with respect to documentary letters of credit which have been issued but not drawn upon;

                  (j) Debt as a result of Interest Rate Protection Agreements as the same are permitted under SECTION 5.17;

                  (k) Debt arising out of the refinancing, extension, renewal or refunding of any Debt permitted by any of the foregoing paragraphs of this SECTION so long as (i) the maturity of such refinanced Debt is not earlier than the maturity of such original Debt, and (ii) the interest, fees and other amounts payable with respect to such refinanced Debt are no greater than any interest, fees or other amounts payable with respect to the original Debt); and

                  (l) Debt arising in connection with factoring arrangements with The CIT Group/Commercial Services, Inc. described in SECTION 9.01(l), to be paid off and released pursuant to the payoff letter described therein;

provided, however, that immediately after giving effect to the creation, assumption, existence or incurrence of any Debt permitted by this SECTION 5.21, no Default or Event of Default shall have occurred and be continuing.

                  SECTION 5.22. Limitation on Issuance and Sale of Capital Stock and Redeemable Preferred Stock of Subsidiaries. The Borrowers shall not, nor permit any Subsidiary to, permit any Wholly Owned Subsidiary to issue any Capital Stock or Redeemable Preferred Stock other than to a Borrower or one of its Wholly Owned Subsidiaries or permit any Person other than a Borrower or one of its Wholly Owned Subsidiaries to own any Capital Stock or Redeemable Preferred Stock of a Wholly Owned Subsidiary (other than directors' qualifying shares); or sell any of the Capital Stock or Redeemable Preferred Stock of a Subsidiary of a

Borrower, or permit any Subsidiary of a Borrower to sell any of the Capital Stock or Redeemable Preferred Stock of any other Subsidiary.

                  SECTION 5.23. Change of Principal Place of Business or Location of Collateral. None of the Borrowers shall change its state of organization, registered legal name, principal place of business or Executive Office, or open new Collateral Locations or warehouses, or transfer existing Collateral Locations or warehouses, or locate the Collateral at any location other than a Collateral Location, or maintain records with respect to Collateral, to or at any locations other than those at which the same are presently kept or maintained as set forth on the Collateral Information Certificates without the Collateral Agent's prior written consent after at least 30 days prior written notice to the Collateral Agent; provided, however, that the Parent has notified the Lenders that on or about December 31, 2001, each of the Parent and Hamco, Inc. will relocate its principal place of business and Executive Office (with no change to its state of organization or registered legal name) to Gonzales, Ascension Parish, Louisiana, and consent hereby is granted with respect thereto, subject to the execution of appropriate UCC-1 financing statements requested by the Collateral Agent with respect thereto.

                  SECTION 5.24. Physical Inventories. The Borrowers shall conduct a physical inventory no less frequently than annually and shall provide to the Agent a report of such physical inventory promptly thereafter, together with such supporting information as the Agent shall reasonably request.

                  SECTION 5.25. No Adverse Change to Senior Subordinated Notes, et. al. The Parent agrees not to alter or amend the Senior Subordinated Notes or the Senior Subordinated Notes Purchase Agreement in a manner that conflicts with the intent of the Intercreditor Agreement or is adverse to the interests of the Lenders, including without limitation any modification that (a) adds or amends any covenant so that it is more restrictive than the covenants contained in this Agreement, (b) increases the rate of interest, Yield Maintenance Amount or any fees charged on the Senior Subordinated Notes, (c) increases the principal amount of the Senior Subordinated Notes, (d) provides for an earlier date for the payment of principal or interest on the Senior Subordinated Notes or shortens the average life of the Senior Subordinated Notes, or (e) provides for additional collateral, in each case without the prior written consent of the Required Lenders.

                  SECTION 5.26. Preservation of Intangibles Collateral. The Borrowers shall take all reasonably necessary and appropriate measures, taking into account the value and usefulness of the relevant Intangibles Collateral and the cost of such measures, to obtain, maintain, protect and preserve the Intangibles Collateral including, without limitation, registration thereof with the appropriate state or federal governmental agency or department.

                  SECTION 5.27. Records Respecting Collateral. All records of the Borrowers with respect to the Collateral will be kept at their respective Executive Offices and will not be removed from such address without the prior written consent of Agent.

                  SECTION 5.28. Reports Respecting Collateral. The Borrowers shall, as soon as practicable, but in any event on or before 30 days after each Fiscal Month for the first 24 Fiscal Months after the Closing Date, and 20 days after each Fiscal Month thereafter, furnish or cause to be furnished to the Agent a status report, certified by a duly authorized officer of Borrowers, showing: (i) the aggregate dollar value of the items comprising the Factored Accounts and the Accounts Receivable Collateral and the age of each individual item thereof as of the last day of the preceding Fiscal Month (segregating such items in such manner and to such degree as the Agent may request, including, without limitation, by Account Debtor name, address, invoice number, due date and invoice date); (ii) the aggregate dollar value of the items of Accounts Receivable Collateral subject to "bill and hold" arrangements (segregating such items in such manner and to such degree as the Agent may request); (iii) the aggregate dollar value of the items comprising the accounts payable of the Borrowers and the age of each individual item thereof as of the last day of the preceding Fiscal Month (segregating such items in such manner and to such degree as the Agent may request); (iv) the type, age, dollar value and location of the Inventory Collateral as at the end of the preceding Fiscal Month, valued at the lower of its FIFO cost or market value; and (v) the aggregate dollar value of all returns, repossessions or discounts with respect to Inventory Collateral in excess of $250,000, and specifying for each such return, repossession or discount, the Account Debtor, the reason for any such return, repossession or discount and the location of any returned or repossessed Inventory. Additionally, the Agent may, at any time in its sole discretion, require the Borrowers to permit the Agent in its own name or any designee of the Agent in its own name to verify the individual account balances of or any other matter relating to the individual Account Debtors immediately upon its request therefor by mail, telephone, telegraph or otherwise. The Borrowers shall cooperate fully with the Agent in an effort to facilitate and promptly conclude any such verification process. In any event, with the above described status report for the month of December of each year and upon request from the Agent, made at any time hereafter, the Borrowers shall furnish the Agent with a then current customer and Account Debtor name and address list, together with (if requested by the Agent) updates of Equipment Collateral lists and appraisals of the Equipment Collateral and/or the Inventory Collateral. During any period during which the Borrowers may not borrow Revolving Loans under SECTION 2.01(a) or (b), or a Default or Event of Default exists, then, upon the Agent's request therefor, the Borrowers shall deliver to the Agent copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to all accounts listed on any Borrowing Base Certificate and such other matters and information relating to the status of the Accounts of the Borrowers as the Agent shall reasonably request.

                  SECTION 5.29. Collateral Location Waivers. With respect to each of the Collateral Locations, the Borrowers will obtain such waivers of lien, estoppel certificates or subordination agreements as the Collateral Agent may reasonably require to insure the priority of its security interest in that portion of the Collateral situated at such locations, such waivers to be obtained within (i) 30 days after the Closing Date, for Collateral Locations as to which the dollar value of the Collateral at such Collateral Location is in excess of $1,600,000, and (ii) 60 days after the Closing Date, for all other Collateral Locations.

                  SECTION 5.30. Mexican Foreign Stock Pledge. Within 60 days after the Closing Date, the Parent shall (i) execute and deliver to the Collateral Agent such pledge or other agreement, and effect such registration or take such other action, as may be required pursuant to applicable Mexican law to enable the Collateral Agent to enforce in Mexico the pledge of stock in Burgundy Interamericana, S.A. de C.V. described in the Foreign Stock Pledge Agreement,
(ii) deliver to the Collateral Agent a favorable opinion acceptable to the Required Lenders regarding such enforceability from Mexican counsel acceptable to the Required Lenders and
(iii) deliver in pledge the original stock certificates evidencing such shares, together with executed blank stock powers related thereto.

                  SECTION 5.31. Payment of Taxes On and Use of Collateral. The Borrowers shall timely pay all taxes and other charges against the Collateral, and the Borrowers will not use the Collateral illegally.

                  SECTION 5.32. Dispositions of Equipment Collateral. The Borrowers will not sell, lease, exchange, arrange for a sale and leaseback, or otherwise dispose of any of the Equipment Collateral without the prior written consent of the Collateral Agent (acting at the direction of the Required Lenders); provided, however, that, with notice to, but without the necessity of consent of, the Collateral Agent, from time to time hereafter, in the ordinary course of Borrowers' business for so long as no Default or Event of Default exists, the Borrowers may (i) sell such portions of its Equipment Collateral which in the aggregate during any 12 month period, has a market value or a book value, whichever is more, of $500,000 or less, provided that the proceeds are remitted to the Agent and applied as mandatory prepayment of the Term Loan under
SECTION 2.10(c), and (ii), sell, exchange or otherwise dispose of portions of its Equipment Collateral which are obsolete, worn-out or unsuitable for continued use by the Borrowers if such Equipment Collateral is replaced promptly upon its disposition with equipment constituting Equipment Collateral having a market value equal to or greater than the Equipment Collateral so disposed of and in which the Collateral Agent shall obtain and have a first priority security interest pursuant hereto subject only to Permitted Encumbrances.

                  SECTION 5.33. Changes to Federal Taxpayer Identification Number. No Borrower may change its federal taxpayer identification number without 30 days' prior written notice to the Collateral Agent.

                  SECTION 5.34. Changes in Credit Collection Policy and Practices; Discounts and Allowances. The Borrower has furnished to each of the Lenders a copy of its credit collection policy and practices in effect on the Closing Date, and shall not make any material change in such credit collection policy and practices without the prior written consent of the Agent (acting at the direction of the Required Lenders). Upon the granting of any discounts, allowances or credits by a Borrower in excess of $250,000, or not in the ordinary course of business and which in either case are not shown on the face of the invoice for the account involved, such Borrower shall promptly report such discounts, allowances or credits, as the case may be, to the Agent and in no event later than the time of its submission to the Agent of the next status report as required by SECTION 5.28. In the event any amounts due and owing in excess of $250,000 are in dispute between any Borrower and any Account Debtor, such Borrower shall provide the Agent with a report thereon, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy. During the existence of an Event of Default, and without affecting the Borrowers' liability with respect to the Obligations, the Agent, in the exercise of its sole discretion, may settle disputes and otherwise deal with the Account Debtors and the Borrowers shall reimburse the Agent as a part of the Obligations any out-of-pocket expenses incurred by the Agent in connection therewith.

                  SECTION 5.35.     Taxes Owing with Respect to Accounts

                  Each Borrower shall notify the Agent if any Account of such Borrower includes any such tax due to any governmental taxing authority. If an account of any Borrower includes a charge for any tax payable to any governmental taxing authority, the Agent is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of such Borrower.

                  SECTION 5.36.     Post-Closing Matters

                  On or before: (i) July 27, the Borrowers shall furnish to the Agent, in sufficient counterparts for delivery of a counterpart to each Lender and retention of one counterpart by the Agent, a favorable opinion letter satisfactory to the Agent and the Lenders of Cleary, Gottlieb, Steen & Hamilton, New York counsel for the Borrowers, dated as of the Closing Date, as to enforceability of the Credit Agreement, the Notes and the other Credit Documents (other than the Security Agreement and the Mortgages) under the laws of the State of New York; and (ii) 30 days after the Closing Date, the Borrowers shall deliver to the Agent a duly executed consent of Aladdin Manufacturing Corporation, consenting to the assignment described in item (a) of Exhibit A to the Assignment Agreement described in Section 9.01(j). In addition, the Agent is obtaining and will furnish to the Lenders a favorable opinion letter of Stites & Harbison, Kentucky counsel for the Lenders, dated as of the Closing Date, as to enforceability and the sufficiency of the form of the Mortgage and the Mortgage Amendment under the laws of the Commonwealth of Kentucky.

                                    ARTICLE 6
                                    DEFAULTS

                  SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                  (a) any Borrower shall fail to pay when due any principal of any Loan or any Reimbursement Obligations with respect to any Letter of Credit, or shall fail to pay any interest on any Loan within 3 Domestic Business Days after such interest shall become due, or shall fail to pay any fee or other Obligations within 3 Domestic Business Days after such fee or other Obligation becomes due; or

                  (b) any Borrower shall fail to observe or perform any covenant contained in:

                           (i)      SECTIONS 5.01(f), 5.02(a)(ii), 5.02(b),
                  5.03(i) and (ii), 5.04 through 5.06, inclusive, 5.15 through 5.22, inclusive and 5.28, and 5.32;

                           (ii) SECTION 5.01(a) through (d), inclusive, and such failure shall not have been cured within 10 Business Days after the earlier to occur of (1) written notice thereof has been given to the Borrowers by the Agent or (2) any of the Borrowers otherwise becomes aware of any such failure; and

                           (iii) for the first Fiscal Year after the Closing Date only, SECTION 5.28 and such failure shall not have been cured within 5 Business Days after the earlier to occur of (1) written notice thereof has been given to the Borrowers by


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

                  the Agent or (2) any of the Borrowers otherwise becomes aware of any such failure, or

                  (c) any Borrower shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by paragraph (a) or (b) above) or any Credit Document and such failure shall not have been cured within 30 days after the earlier to occur of (i) written notice thereof has been given to the Borrowers by the Agent or
(ii) any of the Borrowers otherwise becomes aware of any such failure; or

                  (d) any representation, warranty, certification or statement made by any Borrower in ARTICLE 4 of this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement or any other Credit Document shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

                  (e) any Borrower shall fail to make any payment in respect of Debt outstanding (other than the Notes) or under any document or agreement pertaining to any Letter of Credit when due or within any applicable grace period; or

                  (f) any event or condition shall occur which results in the acceleration of the maturity of Debt outstanding of any Borrower or any Subsidiary in an aggregate principal amount of $250,000 or more (including, without limitation, any required mandatory prepayment or "put" of such Debt to any Borrower or any Subsidiary) or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or commitment or any Person acting on such holders' behalf to accelerate the maturity thereof or terminate any such commitment prior to its normal expiration (including, without limitation, any required mandatory prepayment or "put" of such Debt to any Borrower or any Subsidiary); or

                  (g) any Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally, or shall admit in writing its inability, to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

                  (h) an involuntary case or other proceeding shall be commenced against any Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against any Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or


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

                  (i) any Borrower, any Subsidiary or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by any Borrower, any Subsidiary, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce SECTION 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

                  (j) (i) one or more judgments or orders of any court or other judicial body for the payment of money in an aggregate amount in excess of $250,000 (in excess of amounts covered by insurance) shall be rendered after the Closing Date against any Borrower or any Subsidiary and such judgment or order shall either continue unsatisfied and unstayed for a period of 30 days or give rise to a Lien on any Collateral at any time; or (ii) a warrant or writ of attachment or execution or similar process shall be issued against any property of any Borrower or any Subsidiary which exceeds, individually or together with all other such warrants, writs and processes since the Closing Date, $250,000 (in excess of amounts covered by insurance) and such warrant, writ or process shall not be discharged, vacated, stayed or bonded for a period of 30 days; provided, however, that in the event a bond has been issued in favor of the claimant or other Person obtaining such attachment or writ, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to the Agent pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of any Borrower or any Subsidiary; or

                  (k) (i) except as a result of the exercise of any of the "Warrants", as defined in the Senior Subordinated Notes Purchase Agreement, the beneficial ownership or acquisition in any transaction or series of related transactions of 50% or more of the combined voting power of all then issued and outstanding Voting Stock of the Parent by any Person (together with any of its Affiliates) holding 10% or more of the combined voting power of the issued and outstanding Voting Stock of the Parent as of the Closing Date, acting alone or in concert with one or more Persons, or (ii) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of the voting stock of the Parent; or (iii) as of any date a majority of the Board of Directors of the Parent consists of individuals who were not either (A) directors of the Parent as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Parent of which a majority consisted of individuals described in clause (A), or
(C) selected or nominated to become directors by the Board of Directors of the Parent of which a majority consisted of individuals described in clause (A) and individuals described in clause (B), or (iv) the Parent or any of its Subsidiaries shall merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person except that (x) any Subsidiary of the Parent may merge or consolidate


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

with or into, or dispose of assets to the Parent or any other Wholly-Owned Subsidiary of the Parent or (y) the Parent or any Subsidiary may merge with any other Person so long as the Parent or such Subsidiary is the surviving entity; or

                  (l) (i) the loss of a material part of the business from any customer of any of the Borrowers which, during the Fiscal Year ended prior to such loss thereof, accounted for 15% or more of the aggregate sales of the Borrowers, or (ii) the termination of the license from Disney Enterprises, Inc., or (iii) the termination of any license agreement with any other licensor, if the license or licenses utilized under such license agreement was or were necessary for sales which, during the Fiscal Year ended prior to such termination, accounted for 15% or more of the aggregate sales of the Borrowers; or

                  (m) if, on any day, any Borrower could not truthfully make the representations and warranties contained in SECTION 4.16; or

                  (n) there shall have occurred material uninsured damage to, or loss, theft or destruction of, any material part of the Collateral; or

                  (o) any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty or injunction, court order, or order or act of a governmental authority which causes, for more than thirty (30) consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities at any facility of any Borrower or any Subsidiaries if any such event or circumstance could reasonably be expected to have a Material Adverse Effect; or

                  (p) if E. Randall Chestnut, as chief executive officer of the Parent, or Nanci Freeman, as President and Chief Executive Officer of Crown Crafts Infant Products, Inc., shall cease for any reason (including death or disability), respectively, to hold such offices, and a replacement of either individual in their respective offices, which replacement must be reasonably satisfactory to the Required Lenders, is not appointed within 90 days of the absence of such individuals from their respective offices;

                  (q) if the Collateral Agent ceases to hold a perfected Lien on the Collateral, except as described in the Credit Documents, or any Person shall take any action to discontinue or to assert the invalidity or unenforceability of such security interest or the assignment under the Assignment Agreement described in Section 9.01(j) shall cease to be valid;

         then, and in every such event, the Agent will, if requested by the Required Lenders: (i) by notice to the Borrowers terminate the Commitments and they shall thereupon terminate and terminate Wachovia's obligations to issue Letters of Credit hereunder; (ii) by notice to the Borrowers declare the Notes (together with accrued interest thereon), and all other amounts payable hereunder and under the other Credit Documents, to be, and the same shall thereupon become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers, together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; provided that if any Event of Default specified in paragraph (g) or (h) above occurs with respect to the Borrowers, without any notice to the Borrowers or any other act by the Agent or the

Lenders, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) and all other amounts payable hereunder and under the other Credit Documents shall automatically and without notice become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers, together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; or (iii) exercise any rights, powers or remedies under this Agreement and the other Credit Documents. In addition, upon the occurrence of an Event of Default, to the extent of any existing Letter of Credit Obligations, the Borrower shall pay to the Collateral Agent 110% of the amount thereof, which amount shall be set aside the amounts so advanced as a collateral reserve for payment of the Reimbursement Obligations relating to Letters of Credit which are subsequently funded. After all Letters of Credit have been cancelled and all Reimbursement Obligations have been satisfied, and Wachovia has been reimbursed all amounts funded by it with respect thereto, any balance remaining in said collateral reserve may be applied to other amounts owed by the Borrowers hereunder, and, if none, shall be remitted to the relevant Borrower. Notwithstanding the foregoing, the Collateral Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Lenders. In no event may any Lender or Lenders exercise any rights, remedies or powers with respect to the Obligations, this Credit Agreement and the other Credit Documents without the consent of the Agent and the Required Lenders.

                  SECTION 6.02. Notice of Default. The Agent shall give notice to the Borrowers of any Default promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.

                  SECTION 6.03.     Remedies with Respect to Collateral.

                  (a) Upon the occurrence of an Event of Default, and subject to the provisions of the Intercreditor Agreement, the Collateral Agent or any representative of Collateral Agent shall have the rights and remedies of a secured party under the UCC in effect on the date thereof (regardless of whether the same has been enacted in the jurisdiction where the rights or remedies are asserted), including, without limitation, the right to require the Borrowers to assemble the Collateral, at the Borrowers' expense, and make it available to the Collateral Agent at a place designated by the Collateral Agent which is reasonably convenient to both parties, and enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the property of any Borrower or any of its Subsidiaries, such Borrower agrees not to charge the Collateral Agent for storage thereof), to take possession of any of the Collateral or the proceeds thereof, to sell or otherwise dispose of the same, and the Collateral Agent shall have the right to conduct such sales on the premises of the Borrowers, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. The Collateral Agent may sell, lease or dispose of Collateral for cash, credit, or any combination thereof, and shall have the right to appoint a receiver of the Account's Receivable Collateral and the Inventory Collateral or any part thereof, and the right to apply the proceeds therefrom as set forth in SECTION 6.03(b) below. The Collateral Agent shall give the Borrowers written notice of the time and place of any public sale of the Collateral or the time after which any other intended disposition thereof is to be made. The requirement of sending reasonable notice shall be met if such notice is given to the Borrowers at least 10 days


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

before such disposition. Expenses of retaking, verifying, restoring, holding, insuring, collecting, preserving, liquidating, protecting, preparing for sale or selling, or otherwise disposing of or the like with respect to the Collateral shall include, in any event, reasonable attorneys' fees and other legally recoverable collection expenses, all of which shall constitute a part of the Obligations.

                  (b) Subject to the provisions of the Intercreditor Agreement, Proceeds of any of the Collateral and payments by the Borrowers during the existence of an Event of Default received by the Collateral Agent or any Lender shall be applied, by the Collateral Agent in accordance with the provisions of
SECTION 2.11(e), and, after all of the Obligations have been paid in full and no Letters of Credit or Interest Rate Protection Agreement or liability with respect thereto remains outstanding, then, such excess proceeds shall be payable to the Borrowers or any other Person as required by applicable law. In the event that the proceeds of the Collateral are not sufficient to pay the Obligations in full, the Borrowers shall remain liable for any deficiency.

                  (c) The Borrowers hereby waive all rights which the Borrowers have or may have under and by virtue of O.C.G.A. CH. 44-14, including, without limitation, the right of the Borrowers to notice and to a judicial hearing prior to seizure of any Collateral by the Collateral Agent.

                  (d) Unless and except to the extent expressly provided for to the contrary herein, the rights of the Collateral Agent specified herein shall be in addition to, and not in limitation of, the Collateral Agent's or Lender's rights under the UCC, or any other statute or rule of law or equity, or under any other provision of any of the Credit Documents, or under the provisions of any other document, instrument or other writing executed by the Borrowers or any third party in favor of Collateral Agent, all of which may be exercised successively or concurrently.

                  (e) The Collateral Agent is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral, and the Borrowers' rights under all licenses and all franchise agreements shall inure to the Collateral Agent's benefit.

                  (f) Neither the Collateral Agent nor any Lender shall be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except the Collateral Agent for reasonable care in the custody thereof while any Collateral is in the Collateral Agent's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at the Borrowers' sole risk.

                  (g) Neither the Collateral Agent nor any Lender shall be under any obligation to marshal any assets in favor of any of the Borrowers or any other Person or against or in payment of any or all of the Obligations.

                  SECTION 6.04. Power of Attorney. Each Borrower irrevocably designates and appoints the Collateral Agent its true and lawful attorney, during the existence of an Event of Default, either in the name of the Collateral Agent or in the name of such Borrower to ask for, demand, sue for, collect, compromise, compound, receive, receipt for and give acquittances for any and all sums owing or which may become due upon any items of the Inventory Collateral or the Accounts Receivable Collateral and, in connection therewith, to take any and all actions as the Collateral Agent may deem necessary or desirable in order to realize upon the Inventory Collateral and the Accounts Receivable Collateral, including, without limitation, power to endorse in the name of such Borrower, any checks, drafts, notes or other instruments received in payment of or on account of the Inventory Collateral or the Accounts Receivable Collateral, but the Collateral Agent shall not be under any duty to exercise any such authority or power or in any way be responsible for the collection of the Inventory Collateral or the Accounts Receivable Collateral.

                                    ARTICLE 7
                            THE AGENT AND THE LENDERS

                  SECTION 7.01.     Appointment; Powers and Immunities.

                  (a) Each Lender (and Wachovia, with respect to the Letter of Credit Obligations) hereby irrevocably appoints and authorizes the Agent (including its successors by merger) to act as its agent hereunder and under the other Credit Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent: (i) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Credit Documents, and shall not by reason of this Agreement or any other Credit Document be a trustee for any Lender; (ii) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or any other Credit Document, or in any certificate or other document referred to or provided for in, or received by any Lender under this Agreement or any other Credit Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or any other document referred to or provided for herein or therein or for any failure by any Borrower to perform any of its obligations hereunder or thereunder; (iii) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Credit Document except to the extent requested by the Required Lenders, and then only on terms and conditions which do not, in the reasonable judgment of the Agent, subject the Agent to any undue risk; and (iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Credit Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this
ARTICLE 7 are solely for the benefit of the Agent and the Lenders, and no Borrower shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Credit Documents, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrowers. The duties of the Agent shall be ministerial and administrative in nature, and the Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender. The Agent shall remit to the Lenders, as soon as


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

reasonably practical following receipt thereof, all payments and other amounts received by it hereunder for the account of the Lenders.

                  (b) Unless and until its authority to do so is revoked in writing by the Required Lenders, the Agent alone shall be authorized to determine whether any accounts or inventory of any Borrower constitute Eligible Accounts or Eligible Inventory, or whether to impose or release any reserve, and to exercise its own credit judgment in connection therewith, which determinations and judgments, if exercised in good faith, shall exonerate Agent from any liability to any Lender or any other Person for any errors in judgment.

                  (c) The Agent (or the Collateral Agent, as the case may be) shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with this Agreement and the other Credit Documents; (ii) execute and deliver each Credit Document (other than this Credit Agreement) on behalf of the Lenders and accept delivery of each such agreement delivered by any Borrower or any other Person;(iii) act as collateral agent for the Lenders for purposes of the perfection of all security interests and Liens created by this Agreement or the Security Documents with respect to all material items of the Collateral and, subject to the direction of the Required Lenders, for all other purposes stated therein; (iv) subject to the direction of the Required Lenders, manage, supervise or otherwise deal with the Collateral; and
(v) except as may be otherwise specifically restricted by the terms of this Agreement and subject to the direction of the Required Lenders, exercise all remedies given to the Agent, the Collateral Agent or Lenders with respect to any of the Collateral under the Credit Documents relating thereto, or under applicable law or otherwise. As to any matters not expressly provided for otherwise by this Agreement or any other Credit Document, the Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders to the Agent or the Collateral Agent in any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

                  SECTION 7.02. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Agent.

                  SECTION 7.03. Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the nonpayment of any of the Obligations) unless the Agent has received written notice from a Lender or any Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default," each of the Lenders hereby agreeing to promptly notify in writing the Agent of any Default to which such Lender obtains knowledge. In the event that the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall give each Lender prompt notice of each nonpayment of any of the Obligations whether or not it has received any notice of the occurrence of such nonpayment.


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

                  SECTION 7.04. Rights of Agent and its Affiliates as a Lender. With respect to the Loans made by the Agent and any Affiliate of the Agent or the Collateral Agent, Wachovia in its capacity as a Lender hereunder and any Affiliate of the Agent or such Affiliate in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though Wachovia were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Wachovia in its individual capacity and any Affiliate of the Agent in its individual capacity. The Agent and any Affiliate of the Agent may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrowers (and any of the Borrowers' Affiliates) as if Wachovia were not acting as the Agent, and the Agent and any Affiliate of the Agent may accept fees and other consideration from the Borrowers (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrowers and the Agent) for services in connection with this Agreement or any other Credit Document or otherwise without having to account for the same to the Lenders and Agent shall not be subject to any liability by reason of its acting or refraining to act pursuant to any request of the Required Lenders except as a result of its own willful misconduct or gross negligence.

                  SECTION 7.05. Indemnification. Each Lender severally agrees to indemnify the Agent and hold the Agent harmless from, to the extent the Agent shall not have been reimbursed by the Borrowers, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits (including, without limitation, counsel fees and disbursements), and costs and expenses (but not fees) Agent may be required to bear with respect to any lockbox or collateral collection account arrangement, or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Credit Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding the normal out-of-pocket administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

                  SECTION 7.06. Payee of Note Treated as Owner. The Agent may deem and treat each Person in whose name a Loan is registered as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent and the provisions of SECTION 10.08(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

                  SECTION 7.07. Nonreliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and


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based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Credit Documents. Except as expressly provided in SECTION 7.03, the Agent shall not be required to keep itself (or any Lender) informed as to the performance or observance by the Borrowers of this Agreement or any of the other Credit Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrowers or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder or under the other Credit Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrowers or any other Person (or any of their Affiliates) which may come into the possession of the Agent.

                  SECTION 7.08. Failure to Act. Except for action expressly required of the Agent hereunder or under the other Credit Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Lenders of their indemnification obligations under SECTION 7.05 against any and all liability and expense which may be incurred by the Agent by reason of taking, continuing to take, or failing to take any such action. In any event, if the Agent requests in writing the authorization or direction of the Required Lenders (or all Lenders if required) and the Lenders do not timely respond to such request in writing, the Agent may act or refrain from acting with respect to the matters set forth in such request by the Agent without liability to any of the Lenders with respect to such matters.

                  SECTION 7.09. Resignation of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers. Upon any such resignation the Required Lenders shall have the right to appoint a successor Agent, subject to the consent of the Borrowers, if no Event of Default is in existence, which consent shall not be unreasonably withheld or delayed. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent's notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Any successor Agent shall be a Lender hereunder or other bank or financial institution which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this ARTICLE 7 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.

                  SECTION 7.10. Joinder of Lenders. The rights, remedies, powers and privileges conferred upon the Agent hereunder and under the other Credit Documents may be


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exercised by the Agent without the necessity of the joinder of any other parties unless otherwise required by applicable law.

                  SECTION 7.11. Agreements Regarding Collateral. Each Lender shall have an interest, in accordance with its Commitment Percentage, in the security interests and Liens in and to the Collateral and any other assets granted and assigned to the Collateral Agent under the Credit Documents. The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien upon any Collateral (i) as authorized by this Agreement or any of the other Credit Documents, (ii) upon the termination of the Commitments and payment or satisfaction of all of the Obligations, or
(iii) constituting Equipment Collateral sold or disposed of in accordance with the terms of this Agreement if the Borrowers certify to the Collateral Agent that the disposition is made in compliance with the terms of this Agreement (and the Collateral Agent may rely conclusively on any such certificate, without further inquiry). Except as expressly authorized or required by this Agreement or applicable law, the Collateral Agent shall not execute any release or termination of any Lien upon any of the Collateral without the prior written authorization of all Lenders. The Collateral Agent shall have no obligation whatsoever to any of the Lenders to assure that any of the Collateral exists or is owned by any Borrower or is cared for, protected or insured or has been encumbered, or that the Collateral Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or entitled to any particular priority or to exercise at all or in any manner or under any duty of care, disclosure or fidelity, other than gross negligence or willful misconduct, or to continue exercising, any of the rights or powers granted or available to the Collateral Agent pursuant to this Agreement or any of the other Credit Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its discretion, given the Collateral Agent's own interests in the Collateral in its capacity as one of the Lenders.

                  SECTION 7.12. Agent Field Audits. The Agent shall promptly, upon receipt thereof, forward to each Lender copies of the results of any field audits by the Agent with respect to the Borrowers. The Agent shall have no liability to any Lender for any errors in or omissions from any field audit or other examination of the Borrowers or the Collateral, unless such error or omission was the direct result of the Agent's willful misconduct.

                  SECTION 7.13. Designation of Co-Agent. It is the purpose of this Agreement that there shall be no violation of any applicable law denying or restricting the right of financial institutions to transact business as an agent in any jurisdiction. It is recognized that, in case of litigation under any of the Credit Documents, or in case the Agent or the Collateral Agent deems that by reason of present or future laws of any jurisdiction the Agent or the Collateral Agent might be prohibited from exercising any of the powers, rights or remedies granted to the Agent, the Collateral Agent or the Lenders hereunder or under any of the Credit Documents or from holding title to or a Lien upon any Collateral or from taking any other action which may be necessary hereunder or under any of the Credit Documents, the Agent or the Collateral Agent may appoint an additional Person or Persons as a separate agent, collateral agent or co-agent or co-collateral agent which is not so prohibited from taking any of such actions or exercising any of such powers, rights or remedies. If the Agent or the Collateral Agent shall appoint an additional Person as a separate agent, collateral agent or co-agent or co-collateral agent as provided above, each and every remedy, power, right, claim, demand or cause


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

of action intended by this Agreement and any of the Credit Documents and every remedy, power, right, claim, demand or cause of action intended by this Agreement and any of the Credit Documents to be exercised by or vested in or conveyed to the Agent or the Collateral Agent, as applicable, with respect thereto shall be exercisable by and vested in such separate agent, collateral agent or co-agent or co-collateral agent, but only to the extent necessary to enable such separate agent, collateral agent or co-agent or co-collateral agent to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate agent, collateral agent or co-agent or co-collateral agent shall run to and be enforceable by any of them. Should any instrument from the Lenders be required by the separate agent, collateral agent or co-agent or co-collateral agent so appointed by the Agent or the Collateral Agent in order more fully and certainly to vest in and confirm to him or it such rights, powers, duties and obligations, any and all of such instruments shall, on request, be executed, acknowledged and delivered by the Lenders whether or not a Default or Event of Default then exists. In case any separate agent, collateral agent or co-agent or co-collateral agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, power, duties and obligations of such separate agent, collateral agent or co-agent or co-collateral agent, so far as permitted by applicable law, shall vest in and be exercised by the Agent or the Collateral Agent until the appointment of a new agent or collateral agent or successor to such separate agent or collateral agent or co-agent or co-collateral agent.

                  SECTION 7.14. Replacement of Certain Lenders. If a Lender ("Affected Lender") shall have (i) failed to fund its Commitment Percentage of any Loan requested by the Borrowers which such Lender is obligated to fund under the terms of this Agreement and which such failure has not been cured, (ii) requested compensation from the Borrowers under SECTION 8.05 to recover increased costs incurred by such Lender (or its parent or holding company) which are not being incurred generally by the other Lenders (or their respective parent or holding company), or (iii) delivered (or its respective parents' or holding companies shall have delivered) a notice pursuant to ARTICLE 8 claiming that such Lender (or its affiliate) is unable to extend Euro-Dollar Loans to the Borrowers for reasons not generally applicable to the other Lenders, then, in any such case and in addition to any other rights and remedies that the Agent, any other Lender or the Borrowers may have against such Affected Lender, the Borrowers or the Agent may make written demand on such Affected Lender (with a copy to the Agent in the case of a demand by the Borrowers and a copy to the Borrowers in the case of a demand by the Agent) for the Affected Lender to assign, and such Affected Lender shall assign pursuant to one or more duly executed Assignment and Acceptances within five (5) Business Days after the date of such demand, to one or more Lenders willing to accept such assignment or assignments, or to one or more Assignees approved by the Agent, all of such Affected Lender's rights and obligations under this Agreement (including its Commitments and all Obligations owing to it) in accordance with SECTION 10.08; provided, however, the Agent shall have no duty to locate an Assignee for the purposes of accepting such assignment. The Agent is hereby irrevocably authorized to execute one or more Assignment and Acceptances as attorney-in-fact for any Affected Lender which fails or refuses to execute and deliver the same within five (5) Business Days after the date of such demand. The Affected Lender shall be entitled to receive, in case and concurrently with execution and delivery of each such Assignment and Acceptance, all amounts owed to the Affected Lender hereunder or under any other Credit Document, including the aggregate outstanding principal amount of the Obligations owed to such Lender, together with accrued interest thereon through the date of such assignment. Upon the replacement of any


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

Affected Lender pursuant to this SECTION 7.14, such Affected Lender shall cease to have any participation in, entitlement to, or other right to share in the Liens of the Collateral Agent in any Collateral and such Affected Lender shall have no further liability to the Agent, any Lender or any other Person under any of the Credit Documents (except with respect to events or transactions which occur prior to the replacement of such Affected Lender), including any commitment to make Loans or purchase any participations in the Wachovia Letters of Credit.

                                    ARTICLE 8
                      CHANGE IN CIRCUMSTANCES; COMPENSATION

                  SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period:

                  (a) the Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

                  (b) the Required Lenders advise the Agent that the London Interbank Offered Rate, as determined by the Agent will not adequately and fairly reflect the cost to such Lenders of funding the relevant type of Euro-Dollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrowers and the Lenders, whereupon until the Agent notifies the Borrowers that the circumstances giving rise to such suspension no longer exist, the obligations of the Lenders to make the type of Euro-Dollar Loans specified in such notice shall be suspended. Unless the Borrowers notify the Agent at least 2 Domestic Business Days before the date of any Borrowing of such type of Euro-Dollar Loans for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

                  SECTION 8.02. Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein or any existing or future law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Lender (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans or issue any Letters of Credit and such Lender shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Lenders and the Borrowers, whereupon until such Lender notifies the Borrowers and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Euro-Dollar Loans or issue Letters of Credit shall be suspended. Before giving any notice to the Agent pursuant to this SECTION, such Lender shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and or issue Letters of Credit and shall so specify in such notice, the Borrowers shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Loan of such Lender and pledge


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

to the Agent cash collateral equal to 110% of the outstanding Letter of Credit Obligations, together with accrued interest thereon and any amount due such Lender pursuant to SECTION 8.05(a). Concurrently with prepaying each such Euro-Dollar Loan the Borrowers shall borrow a Base Rate Loan in an equal principal amount from such Lender (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders), and such Lender shall make such a Base Rate Loan.

                  SECTION 8.03.     Increased Cost and Reduced Return.

                  (a) If after the date hereof, a Change of Law or compliance by any Lender (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:

                           (i) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit or letter of credit extended by, any Lender (or its Lending Office); or

                           (ii) shall impose on any Lender (or its Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Euro-Dollar Loans, Letters of Credit, its Notes or its obligation to make Euro-Dollar Loans;

and the result of any of the foregoing is to increase the cost to such Lender (or its Lending Office) of making or maintaining any Loan or Letter of Credit, or to reduce the amount of any sum received or receivable by such Lender (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount reasonably deemed by such Lender to be material, then, within 30 days after demand by such Lender (with a copy to the Agent), the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

                  (b) If any Lender shall have determined in good faith that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by any Lender (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Lender's capital (or the capital of any corporation controlling such Lender) as a consequence of its obligations (whether with respect to Loans or the Letters of Credit) hereunder to a level below that which such Lender (or any corporation controlling such Lender) could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, within 30 days after demand by such Lender, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.


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

                  (c) Each Lender will promptly notify the Borrowers and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this SECTION and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this SECTION and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

                  (d) The provisions of this SECTION 8.03 shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee.

                  SECTION 8.04. Base Rate Loans or Other Euro-Dollar Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Lender to make or maintain any type of Euro-Dollar Loans has been suspended pursuant to
SECTION 8.02 or (ii) any Lender has demanded compensation under SECTION 8.03, and the Borrowers shall, by at least 5 Euro-Dollar Business Days' prior notice to such Lender through the Agent, have elected that the provisions of this SECTION shall apply to such Lender, then, unless and until such Lender notifies the Borrowers that the circumstances giving rise to such suspension or demand for compensation no longer apply:

                  (a) all Loans which would otherwise be made by such Lender as Euro-Dollar Loans shall be made instead as Base Rate Loans (in all cases interest and principal on such Loans shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders), and

                  (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

                  SECTION 8.05. Compensation. Upon the request of any Lender (except as to payments of Yield-Maintenance Amount on the Term Loans as contemplated in the proviso in subsection (a) below, as to which no request shall be necessary), delivered to the Borrowers and the Agent, the Borrowers shall pay to such Lender such amount or amounts as shall compensate such Lender for any loss, cost or expense incurred by such Lender as a result of:

                  (a) any payment or prepayment (pursuant to SECTION 2.09, 2.10, 2.11, 6.01, 8.02 or otherwise, other than a payment on the Term Loans pursuant to SECTION 2.01(c)) of a Euro-Dollar Loan on a date other than the last day of an Interest Period for such Loan or of the Term Loans; provided, that the Yield-Maintenance Amount shall be payable (i) in connection with any payment of principal following a declaration that all principal of the Term Loans is immediately due and payable pursuant to SECTION 6.01, (ii) following the commencement of any case under the Bankruptcy Code in which any Borrower is the debtor and (iii) where mutually agreed by the Borrowers and the Lenders; or


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

                  (b) if the Lenders permit prepayment of a Euro-Dollar Loan on any day other than the last day of the Interest Period with respect thereto, or any prepayment of the Term Loans, any failure by the Borrowers to prepay such Euro-Dollar Loan or Term Loan on the date for such prepayment specified in the relevant notice of prepayment; or

                  (c) any failure by the Borrowers to borrow a Euro-Dollar Loan on the date for the Euro-Dollar Borrowing of which such Euro-Dollar Loan is a part specified in the applicable Notice of Borrowing delivered pursuant to
SECTION 2.02;

such compensation to include, without limitation: (1) with respect to Euro-Dollar Loans, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Euro-Dollar Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Euro-Dollar Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Euro-Dollar Loan provided for herein over (y) the amount of interest (as reasonably determined by such Lender) such Lender would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market (if such Euro-Dollar Loan is a Euro-Dollar Loan); and (2) with respect to the Term Loans, the Yield-Maintenance Amount.

                                    ARTICLE 9
           CONDITIONS TO BORROWINGS AND ISSUANCE OF LETTERS OF CREDIT

                  SECTION 9.01. Conditions to Initial Borrowing and Issuance of Any Letter of Credit. The obligation of each Lender to make a Loan or Wachovia to issue a Letter of Credit on the occasion of the initial Borrowing or issuance of a Letter of Credit is subject to the satisfaction of the conditions set forth in SECTION 9.02 and receipt by the Agent of the following (as to the documents described in paragraphs (a), (c), (d) and (e) below, in sufficient number of counterparts for delivery of a counterpart to each Lender and retention of one counterpart by the Agent):

                  (a) from each of the parties hereto of either (i) a duly executed counterpart of this Agreement signed by such party or (ii) a facsimile transmission of such executed counterpart, with the original to be sent to the Agent by overnight courier;

                  (b) a duly executed Revolving Loan Note for the account of each Lender and a duly executed Term Loan Note for the account of each Lender, in each case complying with the provisions of SECTION 2.03;

                  (c) an opinion letter of Rogers & Hardin LLP, counsel for the Borrowers, dated as of the Closing Date, substantially in the form of EXHIBIT B and covering such additional matters relating to the transactions contemplated hereby as the Agent or any Lender may reasonably request;

                  (d) an opinion of Jones, Day, Reavis & Pogue, special counsel for the Agent, dated as of the Closing Date, substantially in the form of EXHIBIT C and covering such


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

additional matters relating to the transactions contemplated hereby as the Agent may reasonably request;

                  (e) a certificate (the "Closing Certificate") substantially in the form of EXHIBIT H, dated as of the Closing Date, signed by an executive officer of the Borrowers, to the effect that (i) no Default has occurred and is continuing on the date of the first Borrowing under this Agreement, and (ii) the representations and warranties of the Borrowers contained in ARTICLE 4 are true on and as of the date of the first Borrowing hereunder;

                  (f) all documents which the Agent or any Lender may reasonably request relating to the existence of the Borrowers, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent, including, without limitation, a certificate of each of the Borrowers substantially in the form of
EXHIBIT I (the "Officer's Certificate"), signed by the Secretary or an Assistant Secretary of such Borrower, certifying as to the names, true signatures and incumbency of the officer or officers of such Borrower authorized to execute and deliver the Credit Documents, and certified copies of the following items: (i) such Borrower's Certificate of Incorporation, (ii) such Borrower's Bylaws, (iii) a certificate of good standing or valid existence of the Secretary of State of the state of the jurisdiction of its incorporation and of each state in which it is qualified to do business as a foreign corporation, and (iv) the action taken by the Board of Directors of each of the Borrowers authorizing such Borrower's execution, delivery and performance of this Agreement, the Notes and the other Credit Documents to which such Borrower is a party;

                  (g) an initial Borrowing Base Certificate showing, after giving effect to any Revolving Loan Borrowings on the Closing Date or issuance of Letters of Credit, that the Borrowing Base is at least $1,000,000 in excess of the Aggregate Revolving Loan Amount Outstanding plus the Letter of Credit Obligations;

                  (h) duly executed counterparts of each of the Contribution Agreement, the Domestic Stock Pledge Agreement and the Foreign Stock Pledge Agreement, together with the blank stock powers and certificates pertaining thereto (or other evidence of registration or perfection of the security interests of the Collateral Agent), each Waiver Agreement requested by the Collateral Agent, and the Collateral Information Certificates, together with acknowledgment copies of duly recorded UCC-3 amendments to existing UCC-1 financing statements filed in connection with the Original Security Agreement, and any new UCC-1 financing statements requested by the Lenders, in each case in form and content satisfactory to the Collateral Agent in all respects, pertaining to the Collateral evidencing recordation thereof in all filing offices deemed necessary by the Collateral Agent, the Blocked Account Agreements and the Intercreditor Agreement;

                  (i) duly executed counterparts of the Mortgage Amendment, together with such UCC-3 amendments pertaining thereto as the Collateral Agent may reasonably request;

                  (j) duly executed counterparts of an Assignment Agreement of even date herewith, pursuant to which the Parent absolutely assigns to the Collateral Agent, for the ratable benefit of the Lenders, its right, title and interest in and to certain assets described therein in


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

exchange for cancellation of part of the indebtedness outstanding on the Closing Date under the Refinanced Agreements;

                  (k) [reserved];

                  (l) receipt of a payoff letter from The CIT Group/Commercial Services, Inc. ("CIT") with respect to Debt arising in connection with factoring arrangements, satisfactory to the Agent to the effect that upon payment of the payoff amount specified therein as to all Debt arising in connection with such factoring arrangements, no loans or advances shall be made thereafter under such factoring arrangements, and that termination statements and other releases as are necessary to satisfy, terminate and release all Liens obtained thereunder or in connection therewith, other than with respect to Factored Accounts, will be delivered to the Agent upon receipt by CIT of such payoff amount;

                  (m) duly executed counterparts of the Intercreditor Agreement and the Consent and Agreement of the Borrowers at the end thereof,

                  (n) to the extent reasonably available, receipt of lien searches reasonably acceptable to the Agent, showing no Liens other than (i) Permitted Encumbrances, and (ii) Liens in favor of The CIT Group/Commercial Services, Inc. to be terminated pursuant to paragraph (l) above;

                  (o) evidence of insurance as required by this Agreement;

                  (p) delivery to the Agent of a Telephone Instruction Letter in substantially the form of EXHIBIT K, and establishment of the lockboxes and the Collateral Reserve Accounts pursuant to SECTION 3.02;

                  (q) payment of all fees owed to the Agents and the Lenders hereunder;

                  (r) a Notice of Borrowing;

                  (s) a sources and uses of funds statement, along with an authorization and direction from the Borrowers with respect to any Loans advanced on the Closing Date;

                  (t) the Lenders' satisfaction with the management team and board of directors of the Parent and the duration of term limits for the board of directors;

                  (u) the Lenders' satisfaction with the terms and provisions of a $960,000, 24 month trust account for the benefit of the directors and officers pertaining to the restructuring of the Parent;

                  (v) releases of the Borrowers from the Calvin Klein license and from any other vendor related to the adult bedding line of business, except as otherwise agreed by the Lenders; and

                  (w) simultaneously with the closing of the transactions contemplated herein, sale of the adult bedding business pursuant to the terms and conditions contained in the term sheet dated April 13, 2001 among the Parent and the Lenders pertaining thereto, including, without limitation, (i) the approval of the board of directors of the Parent regarding such sale, (ii) the receipt of a copy of the fairness opinion regarding such sale, and (iii) the payment to the Lenders of $8,500,000, less transaction expenses approved by the Lenders, not to exceed $3,000,000, from the proceeds of such sale for application to obligations under the Refinanced Agreements.

                  SECTION 9.02. Conditions to All Borrowings and Issuances of Letters of Credit. The obligation of each Lender to make a Loan, or Wachovia to issue a Letter of Credit, on the occasion of each Borrowing or issuance of a Letter of Credit is subject to the satisfaction of the following conditions:

                  (a) except for Refunding Loans made as Base Rate Loans, immediately before and after such Borrowing or issuance of a Letter of Credit, no Default shall have occurred and be continuing;

                  (b) the representations and warranties of the Borrowers contained in ARTICLE 4 shall be true on and as of the date of such Borrowing or issuance of a Letter of Credit; and

                  (c) immediately after such Borrowing or issuance of a Letter of Credit, the conditions set forth in clauses (A) and (B) of SECTION 2.01(a) shall have been satisfied.

                  Each Syndicated Loan Borrowing, each Settlement Loan Borrowing and issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrowers on the date of such Borrowing or issuance of a Letter of Credit as to the truth and accuracy of the facts specified in paragraphs (a), (b) and (c) of this SECTION.

                                   ARTICLE 10
                                  MISCELLANEOUS

                  SECTION 10.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this SECTION and the confirmation is received, (ii) if given by mail, 72 hours after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this SECTION; provided that notices to the Agent under ARTICLE 2 or ARTICLE 8 shall not be effective until received.

                  SECTION 10.02. No Waivers. The failure of a Borrower to satisfy, or the waiver by the Agent and the Lenders of, any condition set forth in ARTICLE 9 shall not constitute a waiver of any such condition with respect to any subsequent advance of a Loan, unless such waiver is expressly agreed to in writing as required by SECTION 10.06. No failure or delay by the Agent or any Lender in exercising any right, power or privilege hereunder or under any Note or other Credit Document shall operate as a waiver thereof nor shall any single


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or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 10.03. Expenses; Documentary Taxes. The Borrowers shall pay (a) all out-of-pocket expenses (including, without limitation, all reasonable attorney and paralegal fees and expenses of the Agent or the Collateral Agent, recording costs, recording or intangible taxes and title insurance, if any) of the Agent and the Lenders incurred in connection with this Agreement and the other Credit Documents, including, without limitation, (i) all costs, fees and taxes pertaining to the obtaining, preparation or filing of all equipment appraisals, inventory appraisals, Lien Searches, UCC-1 financing statements (including, without limitation, any release thereof), the Mortgages, the Real Property Documentation, (ii) all fees and disbursements of special counsel for the Lenders and the Agent, (iii) all costs and fees incurred in connection with the preparation, negotiation, administration and execution and delivery of this Agreement and the other Credit Documents, and any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder, (iv) sums paid or incurred to pay for any amount or to take any action required of the Borrowers hereunder or under this Agreement that any Borrower fails to pay or take; (v) costs and expenses of preserving and protecting the Collateral and of field audits conducted by the Collateral Agent pursuant to Section 5.02(c); and (b) during the existence of an Event of Default, costs and expenses (including reasonable attorney and paralegal fees and expenses) paid or incurred to obtain payment of the Obligations, enforce the Lien in the Collateral, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions hereof or of any Credit Document or to defend any claim made or threatened against the Agent or any of the Lenders arising out of the transactions contemplated hereby (including, without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions hereof, or of any Credit Document regarding costs and expenses to be paid by the Borrowers. In the event any Borrower becomes a debtor under the Bankruptcy Code, the Collateral Agent's and each Lender's secured claim in such case shall include interest on the Obligations and all fees, costs and charges provided for herein (including, without limitation, reasonable attorneys' fees actually incurred), all to the extent allowed by the Bankruptcy Code. The Borrowers shall indemnify the Agent, the Collateral Agent and each Lender against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Credit Documents.

                  SECTION 10.04. Indemnification. The Borrowers shall indemnify the Agent, the Collateral Agent, the Lenders and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrowers of the proceeds of any extension of credit by any Lender hereunder or breach by the Borrowers of this Agreement or any other Credit Document or from any investigation, litigation (including, without limitation, any actions taken by the Agent, the Collateral Agent or any of the Lenders to enforce this Agreement or any of the other Credit Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrowers shall reimburse the Agent, the Collateral Agent and each Lender, and each Affiliate thereof and their respective directors, officers, employees and agents, upon


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demand for any expenses (including, without limitation, reasonable legal fees)
incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person (or agent thereof) to be indemnified.

                  SECTION 10.05.    Setoff; Sharing of Setoffs.

                  (a) Each of the Borrowers hereby grants to the Agent, the Collateral Agent and each Lender, and to Wachovia as to the Settlement Loans and the Letter of Credit Obligations, to secure all Obligations owing to them from the Borrowers, a lien upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Agent, the Collateral Agent or any such Lender or otherwise in the possession or control of the Agent or any such Lender for any purpose for the account or benefit of the Borrowers and including any balance of any deposit account or of any credit of the Borrowers with the Agent, the Collateral Agent or any such Lender, whether now existing or hereafter established, hereby authorizing the Agent and each Lender at any time or times with or without prior notice to apply such balances or any part thereof to such of the Obligations owing by the Borrowers to the Lenders, Wachovia and/or the Agent or the Collateral Agent then past due and in such amounts as they may elect, and whether or not the Collateral or other collateral, if any, or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. Each of the Agent and the Collateral Agent appoints, authorizes and directs each Lender to act as a collateral sub-agent for the Agent and the Lenders with respect to any Balances Collateral held by such Lender from time to time. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Agent, the Collateral Agent Wachovia or any such Lender as soon as the same may be put in transit to it by mail or carrier or by other bailee.

                  (b) Each Lender and Wachovia agrees that if it shall, by exercising any right of setoff (with the consent or direction of the Required Lenders) or counterclaim or resort to collateral security or otherwise, receive payment of a proportion of the aggregate amount of the principal and interest owing with respect to the Loans held by it, or the Letter of Credit Obligations which is greater than the proportion received by any other Lender in respect of the aggregate amount of all principal and interest owing with respect to the Loans held by such other Lender or Wachovia with respect to the Letter of Credit Obligations, the Lender or Wachovia receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Lenders owing to such other Lenders and the Letter of Credit Obligations, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Lenders owing to such other Lenders and the Letter of Credit Obligations shall be shared by the Lenders and Wachovia in accordance with their Commitment Percentage; provided that (i) nothing in this SECTION shall impair the right of any Lender to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrowers other than its indebtedness under the Loans or the Letter of Credit Obligations, and (ii) if all or any portion of such payment received by the purchasing Lender is thereafter recovered from such purchasing Lender, such purchase from each other Lender or Wachovia shall be rescinded and such other Lender or Wachovia shall repay to the purchasing Lender or Wachovia the purchase price of such participation to the extent of such recovery together with an amount equal to such other


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Lender's or Wachovia's ratable share (according to the proportion of (x) the amount of such other Lender's or Wachovia's required repayment to (y) the total amount so recovered from the purchasing Lender or Wachovia) of any interest or other amount paid or payable by the purchasing Lender or Wachovia in respect of the total amount so recovered. Each of the Borrowers agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, or risk participant with respect to the Letter of Credit Obligations, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrowers in the amount of such participation.

                  SECTION 10.06.    Amendments and Waivers.

                  (a) Any provision of this Agreement, the Notes or any other Credit Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers and the Required Lenders (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that, no such amendment or waiver shall, unless signed by all Lenders,
(i) increase the Commitment of any Lender or subject any Lender to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees (other than fees payable to the Agent) hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder (including under SECTION 2.08), (iv) reduce the amount of principal, interest or fees due on any date fixed for the payment thereof, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the percentage of Lenders, which shall be required for the Lenders or any of them to take any action under this SECTION or any other provision of this Agreement, (vi) change the manner of application of any payments made under this Agreement or the Notes, or the provisions with respect to pro rata treatment among Lenders (including, without limitation, as to sharing of payments and expenses), (vii) except as expressly provided in this Agreement or any of the other Credit Documents, release or substitute, or agree to subordination of, all or any substantial part of the Collateral held as security for the Loans, (viii) release any Guarantee given to support payment of the Loans, (ix) change the definitions of "Borrowing Base," "Eligible Accounts," "Eligible Inventory," or "Required Lenders," (x) change the provisions of any of
ARTICLE 7 or SECTIONS 10.04 or 10.20, (xi) change the joint and several nature of the obligations of the Borrowers, or the several nature of the obligations of the Lenders under their respective Commitments, or (xii) change the dollar amounts set forth in clause (ii)(a) and (iii) of the definition of Obligations; and provided further that, no provision of this Agreement relating to Settlement Loans and Letter of Credit Obligations may be amended without the prior written consent of Wachovia.

                  (b) The Borrowers will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement except through the Agent, or unless each Lender shall be informed thereof by the Borrowers and shall be afforded an opportunity of considering the same and shall be supplied by the Borrowers with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrowers to the Agent (for distribution to each Lender) forthwith following the date on which the same shall have been executed and delivered by the requisite


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percentage of Lenders. The Borrowers will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Lender (in its capacity as such) as consideration for or as an inducement to the entering into by such Lender of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Lenders.

                  SECTION 10.07. No Margin Stock Collateral. Each of the Lenders represents to the Agent and each of the other Lenders that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

                  SECTION 10.08.    Successors and Assigns.

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrowers may not assign or otherwise transfer any of its rights under this Agreement.

                  (b) Any Lender may at any time sell to one or more Persons, provided that any such Person is a commercial bank or other financial institution, or a Related Fund or an Affiliate thereof (each a "Participant") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment hereunder or any other interest of such Lender hereunder; provided, however, that a Lender must sell the same proportion of its Commitments, Revolving Loans and Term Loans, and if a Lender is selling a participation in only a portion of its Commitment or any other interest of such Lender hereunder, the participation being sold (determined as of the effective date of the sale of the participation) shall be in an amount not less than $2,500,000. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, and the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. In no event shall a Lender that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Lender may agree that it will not (except as provided below), without the consent of the Participant, agree to
(i) the postponement of any date fixed for the payment of principal of or interest on the related loan or loans, (ii) the reduction of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related loan or loans, (iii) the change of the principal of the related loan or loans, (iv) any decrease in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) fee is payable hereunder from the rate at which the Participant is entitled to receive interest or fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Loans, or (vi) the release of any Guarantee given to support payment of the Loans. The Borrowers agree that each Participant shall be entitled to the benefits of ARTICLE 8 with respect to its participation in Loans outstanding from time to time.

                  (c) Any Lender may at any time assign to one or more commercial banks or other financial institutions organized under laws of the United States of America or any state and having total assets in excess of $2,500,000,000 or a Related Fund or Affiliate of any such bank or financial institution (each an "Assignee") all or a proportionate part of its rights and obligations under this Agreement, the Notes and the other Credit Documents; provided, however, that a Lender must sell the same proportion of its Commitments, Revolving Loans and Term Loans, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance, executed by such Assignee, such transferor Lender and the Agent (and, in the case of an Assignee that is not then a Lender, subject to clause (iii) below, by the Borrowers); provided that (i) no interest may be sold by a Lender pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Lender's Commitment, (ii) if a Lender is assigning only a portion of its Commitment, then, the amount of the Commitment being assigned (determined as of the effective date of the assignment) shall be in an amount not less than $2,500,000, (iii) no interest may be sold by a Lender pursuant to this paragraph (c) to any Assignee that is not then a Lender (or an Affiliate or Related Fund of a Lender) without the prior written consent of the Agent (which consent shall be evidence by the Agent's execution of the Assignment and Acceptance), and, unless a Default or Event of Default is in existence, the Borrower (whose consent shall not be unreasonably withheld or delayed), and (iv) a Lender may not have more than 3 Assignees that are not then Lenders (or an Affiliate or Related Fund thereof) at any one time. Upon (A) execution of the Assignment and Acceptance by such transferor Lender, such Assignee, the Agent and (if applicable) the Borrowers, (B) delivery of an executed copy of the Assignment and Acceptance to the Borrowers and the Agent,
(C) payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, (D) payment of a processing and recordation fee of $4,000 to the Agent, and (E) recordation of such assignment on the Register, as defined and provided below, such Assignee shall for all purposes be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrowers, the Lenders or the Agent shall be required. The Borrowers hereby designate the Agent to serve as the Borrowers' agent, solely for purposes of this SECTION 10.08(c), to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lender and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrowers' obligations in respect of such Loans. With respect to any Lenders, the transfer of any Commitment of such Lenders and the rights to the principal of, and interest on, any Loan shall not be effective until such transfer is recorded on the Register maintained by the Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitment and Loans shall be recorded by the Agent on the Register only upon the acceptance by the Agent of a properly executed and delivered Assignment and Acceptance pursuant to this SECTION 10.08(c). Coincident with the delivery of such an Assignment and Acceptance to the Agent for acceptance and registration of assignment or transfer of all or part of a Commitment and/or Loan, or as soon thereafter as practicable, the assigning or transferor


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Lender shall surrender the Note evidencing such Commitment and/or Loan, and thereupon one or more new Notes in the aggregate principal amount so assigned shall be issued to the new Lender and, if applicable, a new Note shall be issued to the assigning or transferor Lender in the remaining aggregate principal amount of its Commitment and/or Loan not so assigned. The Borrower agrees to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this SECTION 10.08(c); but excluding any such losses, claims, damages and liabilities incurred by reason of the gross negligence or willful misconduct of the Agent. Each Lender agrees to indemnify the Borrowers and the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Borrowers or the Agent by reason of the inaccuracy of any information which is furnished by such Lender concerning such Lender or its Lending Office or the amount assigned pursuant to an Assignment and Acceptance Agreement.

                  (d) Subject to the provisions of SECTION 10.09, the Borrowers authorize each Lender to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrowers which has been delivered to such Lender by the Borrowers pursuant to this Agreement or which has been delivered to such Lender by the Borrowers in connection with such Lender's credit evaluation prior to entering into this Agreement.

                  (e) No Transferee shall be entitled to receive any greater payment under SECTION 2.11 or 8.03 than the transferor Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrowers' prior written consent or by reason of the provisions of SECTION 2.11, 8.02 or 8.03 requiring such Lender to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

                  (f) Anything in this SECTION 10.08 to the contrary notwithstanding, any Lender may assign and pledge all or any portion of the Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans and/or obligations made by the Borrowers to the assigning and/or pledging Lender in accordance with the terms of this Agreement shall satisfy the Borrowers' obligations hereunder in respect of such assigned Loans and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Lender from its obligations hereunder.

                  SECTION 10.09. Confidentiality. Each Lender agrees to exercise commercially reasonable efforts to keep any information delivered or made available by the Borrowers to it pursuant to SECTION 4.04 or 5.01, or any other information which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Lender from disclosing such information (i) to any other Lender, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Lender, (iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which the Agent, any Lender or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder,
(vii) to such Lender's legal counsel and independent auditors and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this SECTION 10.09; provided that should disclosure of any such confidential information be required by virtue of clause (ii) of the immediately preceding sentence, to the extent permitted by law, any relevant Lender shall promptly notify the Borrowers of same so as to allow the Borrowers to seek a protective order or to take any other appropriate action; provided, further, that, no Lender shall be required to delay compliance with any directive to disclose any such information so as to allow the Borrowers to effect any such action.

                  SECTION 10.10. Representation by Lenders. Each Lender hereby represents that it is a commercial Lender or financial institution which makes loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided that, subject to SECTION 10.08, the disposition of the Note or Notes held by that Lender shall at all times be within its exclusive control.

                  SECTION 10.11. Obligations Several. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or commitment of any other Lender hereunder. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement or any other Credit Document and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

                  SECTION 10.12. New York Law. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of New York.

                  SECTION 10.13. Severability. In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Credit Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

                  SECTION 10.14.    Interest.

                  (a) In no event shall the amount of interest, and all charges, amounts or fees contracted for, charged or collected pursuant to this Agreement, the Notes or the other Credit Documents and deemed to be interest under applicable law (collectively, "Interest") exceed the highest rate of interest allowed by applicable law (the "Maximum Rate"), and in the event any such payment is inadvertently received by any Lender, then the excess sum (the "Excess") shall be credited as a payment of principal, unless the Borrowers shall notify such Lender in writing that it elects to have the Excess returned forthwith. It is the express intent hereof that the Borrowers not pay and the Lenders not receive, directly or indirectly in any manner whatsoever,


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interest in excess of that which may legally be paid by the Borrowers under applicable law. The right to accelerate maturity of any of the Loans does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and the Agent and the Lenders do not intend to collect any unearned interest in the event of any such acceleration. All monies paid to the Agent or the Lenders hereunder or under any of the Notes or the other Credit Documents, whether at maturity or by prepayment, shall be subject to rebate of unearned interest as and to the extent required by applicable law. By the execution of this Agreement, each of the Borrowers covenants, to the fullest extent permitted by law, that (i) the credit or return of any Excess shall constitute the acceptance by the Borrowers of such Excess, and (ii) the Borrowers shall not seek or pursue any other remedy, legal or equitable, against the Agent or any Lender, based in whole or in part upon contracting for charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Agent or any Lender, all interest at any time contracted for, charged or received from the Borrowers in connection with this Agreement, the Notes or any of the other Credit Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Commitments. The Borrowers, the Agent and each Lender shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this SECTION shall be deemed to be incorporated into each Note and each of the other Credit Documents (whether or not any provision of this SECTION is referred to therein). All such Credit Documents and communications relating to any Interest owed by the Borrowers and all figures set forth therein shall, for the sole purpose of computing the extent of obligations hereunder and under the Notes and the other Credit Documents be automatically recomputed by the Borrowers, and by any court considering the same, to give effect to the adjustments or credits required by this SECTION.

                  (b) Pursuant to O.C.G.A. ss.7-4-2, the Borrowers, the Agent and the Lenders hereby agree that the only charges imposed or to be imposed by the Agent or the Lenders upon the Borrowers for the use of money in connection with the Loans is and will be the interest required to be paid under the provisions of SECTION 2.05 of this Agreement and the related provisions of the Notes, and that the fees payable pursuant to SECTION 2.06 are and shall be deemed to be compensation for services and are not and shall not be deemed to be interest or any other charge for the use, forbearance or detention of money.

                  SECTION 10.15. Interpretation. No provision of this Agreement or any of the other Credit Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

                  SECTION 10.16. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. EACH OF THE BORROWERS (A) AND EACH OF THE BANKS AND THE AGENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, (B) SUBMITS TO THE NONEXCLUSIVE PERSONAL JURISDICTION IN THE STATE OF


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NEW YORK, THE COURTS THEREOF AND THE UNITED STATES DISTRICT COURTS SITTING
THEREIN, FOR THE ENFORCEMENT OF THIS AGREEMENT, THE NOTES AND THE OTHER CREDIT DOCUMENTS, (C) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY JURISDICTION TO OBJECT ON ANY BASIS (INCLUDING, WITHOUT LIMITATION, INCONVENIENCE OF FORUM) TO JURISDICTION OR VENUE WITHIN THE STATE OF NEW YORK FOR THE PURPOSE OF LITIGATION TO ENFORCE THIS AGREEMENT, THE NOTES OR THE OTHER CREDIT DOCUMENTS, AND (D) AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN THE MANNER PRESCRIBED IN SECTION 10.01 FOR THE GIVING OF NOTICE TO THE BORROWERS. NOTHING HEREIN CONTAINED, HOWEVER, SHALL PREVENT THE AGENT FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY AND AGAINST THE BORROWERS PERSONALLY, AND AGAINST ANY ASSETS OF THE BORROWERS, WITHIN ANY OTHER STATE OR JURISDICTION.

                  SECTION 10.17. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  SECTION 10.18. Source of Funds -- ERISA. Each of the Lenders hereby severally (and not jointly) represents to the Borrowers that no part of the funds to be used by such Lender to fund the Loans hereunder from time to time constitutes (i) assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest nor (ii) any other assets of any employee benefit plan. As used in this SECTION, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in SECTION 3 of ERISA.

                  SECTION 10.19. Credit Inquiries. Each Borrower hereby authorizes and permits the Agent and each Lender, at its discretion and without any obligation to do so, to respond to credit inquiries from third parties concerning any Borrower or any of its Subsidiaries.

                  SECTION 10.20. Consequential Damages. NONE OF THE BANKS NOR THE AGENT SHALL BE RESPONSIBLE OR LIABLE TO THE BORROWERS OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  SECTION 10.21. Entire Agreement. This Agreement, together with the other Credit Documents, constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede and replace any agreement, written or oral, existing between or among the parties hereto in respect of such subject matter.

                  SECTION 10.22. Continuing Agreement. This Agreement, together with all other Credit Documents, shall continue in full force and effect, notwithstanding the termination of any one, or more or all of the Commitments or the payment in full of one, or more of all of the Obligations, unless and until all Commitments have been terminated and all Obligations

(including, without limitation, any Letter of Credit Obligations in the nature of contingent obligations) have been fully paid and satisfied, each in accordance with the terms and conditions hereof and of the other Credit Documents.



               [Signatures are contained on the following pages.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.

                                     CROWN CRAFTS, INC.,


                                     By: /s/ E. Randall Chestnut          (SEAL)
                                         ---------------------------------
                                         Name: E. Randall Chestnut
                                         Title: Executive Vice President

                                     Crown Crafts, Inc.
                                     1600 RiverEdge Parkway
                                     Suite 200
                                     Atlanta, Georgia 30328
                                     Attention: Randall Chestnut
                                     Telecopier No. 770-644-6337
                                     Confirmation No. 770-644-6263

                                     CHURCHILL WEAVERS, INC.,
                                     HAMCO, INC.
                                     CROWN CRAFTS INFANT PRODUCTS, INC.


                                     By: /s/ E. Randall Chestnut          (SEAL)
                                         ---------------------------------
                                         Name: E. Randall Chestnut
                                         Title: Vice President

                                     Churchill Weavers, Inc.
                                     Hamco, Inc.
                                     Crown Crafts Infant Products, Inc.
                                     1600 RiverEdge Parkway
                                     Suite 200
                                     Atlanta, Georgia 30328
                                     Attention: Randall Chestnut
                                     Telecopier No. 770-644-6337
                                     Confirmation No. 770-644-6263

COMMITMENTS                          WACHOVIA BANK, N.A.,
                                     as Agent and as a Lender (SEAL)


Revolving Loan
Commitment:
$8,695,730
                                     By: /s/ R.E.S Bowen
                                         ---------------------------------------
                                         Title Vice President

Term Loan                            Lending Office
Commitment:                          Wachovia Bank, N.A.
$6,407,380                           191 Peachtree Street, N.E.
                                     Atlanta, Georgia 30303-1757
                                     Attention: Leveraged Finance
                                     Telecopier number: 404-332-6920
                                     Confirmation number: 404-332-1383


                                     BANK OF AMERICA, N.A.,
                                     as a Lender (SEAL)
Revolving Loans:
$3,765,990

Term Loans:                          By: /s/ John F. Register
$2,774,940                               ---------------------------------------
                                         Title Principal


                                     Lending Office
                                     Bank of America, N.A.
                                     Independence Center
                                     100 North Tryon Street
                                     15th Floor, NCI 001-15-06
                                     Charlotte, North Carolina 28255
                                     Attention: Wayne Gero
                                     Telecopier number: 704-409-0050
                                     Confirmation number: 704-409-7891

                                     with a copy to:

                                     Bank of America, N.A.
                                     101 North Tryon Street
                                     NCI 007-22-26
                                     Charlotte, North Carolina 28255
                                     Attention: John F. Register
                                     Telecopier number: 704-386-7515
                                     Confirmation number: 704-386-5390

TOTAL COMMITMENTS:                   THE PRUDENTIAL INSURANCE
                                     COMPANY OF AMERICA,
                                     as a Lender (SEAL)

Revolving Loans:
$6,538,280

Term Loans:                          By: /s/ Paul G. Price
$4,817,680                               ---------------------------------------
                                         Title Vice President

                                     Lending Office
                                     The Prudential Insurance Company of America
                                     c/o Prudential Capital Group
                                     Corporate and Project Workouts
                                     100 Mulberry Street, Gateway Center 4
                                     Newark, New Jersey 07102
                                     Attention: Paul Procyk
                                     Telecopier number: 973-802-2333
                                     Confirmation number: 973-367-3279



TOTAL REVOLVING LOANS:     $19,000,000

TOTAL TERM LOANS:          $14,000,000

                                                                     EXHIBIT A-1


                               REVOLVING LOAN NOTE

                                Atlanta, Georgia

                                  July 23, 2001

                  For value received, each of CROWN CRAFTS, INC., CHURCHILL WEAVERS, INC., HAMCO, INC. and CROWN CRAFTS INFANT PRODUCTS, INC. (collectively, the "Borrowers"), jointly and severally, promises to pay to the order of _____________________________________________________________ (the "Lender"),
for the account of its Lending Office, the principal sum of __________________________ AND NO/100 DOLLARS ($ ), or such lesser amount as shall equal the unpaid principal amount of each Revolving Loan made by the Lender to the Borrowers pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrowers promise to pay interest on the unpaid principal amount of this Revolving Loan Note on the dates and at the rate or rates provided for in the Credit Agreement. Interest on any overdue principal of, and, to the extent permitted by law, overdue interest on, the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in federal or other immediately available funds at the office of Wachovia Bank, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303-1757, or such other address as may be specified from time to time pursuant to the Credit Agreement.

                  All Loans made by the Lender, the respective maturities thereof, the interest rates from time to time applicable thereto, and all repayments of the principal thereof shall be recorded by the Lender and, prior to any transfer hereof, endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrowers hereunder or under the Credit Agreement.

                  This Revolving Loan Note is one of the Revolving Loan Notes referred to in the Credit Agreement of even date herewith among the Borrowers, the Lenders party thereto from time to time and Wachovia Bank, N.A., as Agent (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof, as well as the obligation of the Borrowers to pay all costs of collection, including reasonable attorneys fees, in the event this Revolving Loan Note is collected by law or through an attorney at law.

                  The Borrowers hereby waive presentment, demand, protest, notice of demand and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

                  IN WITNESS WHEREOF, the Borrowers have caused this Revolving Loan Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.

CROWN CRAFTS, INC.                         CHURCHILL WEAVERS, INC.
                                           HAMCO, INC.
                                           CROWN CRAFTS INFANT PRODUCTS, INC.

By:                           (SEAL)
   --------------------------
      Name:                                  By:                          (SEAL)
      Title:                                     ------------------------
                                                    Name:
                                                    Title:

                    REVOLVING LOANS AND PAYMENTS OF PRINCIPAL

           Base Rate or
           Euro-Dollar        Amount of        Amount of                               Notation
Date       Loan               Loan             Principal          Maturity Date        Made By

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

                                                                     EXHIBIT A-2


                                 TERM LOAN NOTE

                                Atlanta, Georgia
                                  July 23, 2001

         For value received, each of CROWN CRAFTS, INC., CHURCHILL WEAVERS, INC., HAMCO, INC. and CROWN CRAFTS INFANT PRODUCTS, INC. (collectively, the "Borrowers"), jointly and severally, promises to pay to the order of ____________________________ (the "Lender"), for the account of its Lending Office, the principal sum of [______________________________] AND NO/100 DOLLARS
($[_______________]), or such lesser amount as shall equal the unpaid principal amount of the Term Loan made by the Lender to the Borrowers pursuant to the Credit Agreement referred to below. The Borrowers promise to pay interest on the unpaid principal amount of this Note on the dates and at the rate or rates provided for in the Credit Agreement. Interest on any overdue principal of. and, to the extent permitted by law, overdue interest on, the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in federal or other immediately available funds at the office of Wachovia Bank, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303-1757, or such other address as may be specified from time to time pursuant to the Credit Agreement.

         All repayments of the principal on the Term Loan shall be recorded by the Lender and, prior to any transfer hereof, endorsed by the Lender on the schedules attached hereto, or on a continuation of such schedules attached to and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrowers hereunder or under the Credit Agreement.

         This Term Loan Note is one of the Term Loan Notes referred to in the Credit Agreement dated as of even date herewith among the Borrowers, the Lenders party thereto from time to time and Wachovia Bank, N.A., as Agent (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof, as well as the obligation of the Borrowers to pay all costs of collection, including reasonable attorneys fees, in the event this Term Loan
Note is collected by law or through an attorney at law.

         The Borrowers hereby waive presentment, demand, protest, notice of demand and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Credit Agreement.

         IN WITNESS WHEREOF, each of the Borrowers has caused this Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.

CROWN CRAFTS, INC.                         CHURCHILL WEAVERS, INC.
                                           HAMCO, INC.
                                           CROWN CRAFTS INFANT PRODUCTS, INC.

By:                           (SEAL)
   --------------------------
      Name:                                  By:                          (SEAL)
      Title:                                     ------------------------
                                                    Name:
                                                    Title:

                                PAYMENTS OF PRINCIPAL(1)
----------------------------------------------------------------------------------------

                      Amount of                                Notation
Date                  Principal Paid                           Made By

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

-----------
(1) Include Term Advances

                                                                       EXHIBIT B

[SUBJECT TO REVISION TO COMPORT WITH
FIRM PRACTICE]


                                   OPINION OF
                            COUNSEL FOR THE BORROWERS


                                                           [DATED AS PROVIDED IN
                                                      SECTION 9.01 OF THE CREDIT
                                                                      AGREEMENT]


To the Lenders and the Agent
Referred to Below
c/o Wachovia Bank, N.A.,
as Agent
191 Peachtree Street, N.E.
Atlanta, Georgia  30303-1757
Attn:  Leveraged Finance

Dear Sirs:

         We have acted as counsel for Crown Crafts, Inc., Churchill Weavers, Inc., Hamco, Inc. and Crown Crafts Infant Products, Inc. (collectively, the "Borrowers") in connection with the Credit Agreement (the "Credit Agreement") dated as of July 23, 2001 among the Borrowers, the lenders listed on the signature pages thereof and Wachovia Bank, N.A., as Agent. Terms defined in the Credit Agreement are used herein as therein defined.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. We have assumed for purposes of our opinions set forth below that the execution and delivery of the Credit Agreement by each Lender and by the Agent have been duly authorized by each Lender and by the Agent.

         Upon the basis of the foregoing, we are of the opinion that:

         1. Each Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation set forth above and has all corporate powers required to carry on its business as now conducted.

         2. The execution, delivery and performance by the Borrowers of the Credit Agreement and the Notes, and the Domestic Stock Pledge Agreement, the Foreign Stock Pledge Agreement, the Consent and Agreement of the Borrowers at the end of the Intercreditor Agreement (the "Other Credit Documents") executed by each Borrower (i) are within such Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of such Borrower or of any agreement, judgment, injunction, order, decree or other instrument which to our knowledge is binding upon the Borrowers and (v) to our knowledge, except as provided in the Credit Agreement and the Other Credit Documents, do not result in the creation or imposition of any Lien on any asset of the Borrowers or any of the Subsidiaries.

         3. Assuming that the law of the State of New York is substantially the same as the law of Georgia, each of the Credit Agreement, the Notes, and the Other Credit Documents constitutes a valid and binding agreement of the Borrowers, enforceable against the Borrowers in accordance with its terms, and if on the date hereof the Mortgage Amendment had been duly and properly completed, delivered, recorded (including payment of any applicable filing fees and intangible recording taxes) and indexed in the real estate records in the counties and states where the Real Properties are located, the Mortgages would constitute valid and binding obligations of the Borrowers, enforceable in accordance with their respective terms, except in each of the foregoing cases as such enforceability may be limited by: (i) bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

         4. To our knowledge, there is no action, suit or proceeding pending, or threatened, against or affecting any of the Borrowers before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrowers and the Subsidiaries, considered as a whole, or which in any manner questions the validity or enforceability of the Credit Agreement, any Note or any Other Credit Document.

         5. None of the Borrowers is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         6. None of the Borrowers is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

         7. The choice of New York law to govern the Credit Agreement, the Notes and the Other Credit Documents (other than the Security Agreement and the Mortgages) in which such choice is stipulated is a valid and effective choice of law under the laws of the State of Georgia, and adherence to existing judicial precedents generally would require a court sitting in the State of Georgia to abide by such choice of law, unless a fundamental policy of the State of Georgia would be violated. We are not aware of any provision of the Credit Agreement, the Notes or the Other Credit Documents which would violate a fundamental policy of the State of Georgia.

         We are qualified to practice in the State of Georgia and do not purport to be experts on any laws other than the laws of the United States and the State of Georgia and the Business Corporation Code of the State of Delaware and this opinion is rendered only with respect to such laws. We have made no independent investigation of the laws of any other jurisdiction.

         This opinion is delivered to you in connection with the transaction referenced above and may only be relied upon by you, any Assignee, Participant or other Transferee under the Credit Agreement, and Jones, Day, Reavis & Pogue without our prior written consent.

         Very truly yours,

                                                                       EXHIBIT C


                           OPINION OF SPECIAL COUNSEL
                                  FOR THE AGENT


                                                           [DATED AS PROVIDED IN
                                                      SECTION 9.01 OF THE CREDIT
                                                                      AGREEMENT]

To the Lenders and the Agent
Referred to Below
c/o Wachovia Bank, N.A.,
as Agent
191 Peachtree Street, N.E.
Atlanta, Georgia 30303-1757
Attn: Leveraged Finance

Dear Sirs:

         We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of July 23, 2001 by and among Crown Crafts, Inc., Churchill Weavers, Inc., Hamco, Inc. and Crown Crafts Infant Products, Inc. (collectively, the "Borrowers"), the lenders listed on the signature pages thereof (the "Lenders") and Wachovia Bank, N.A., as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to SECTION 9.01(c) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

         This opinion letter is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia which Interpretive Standards are incorporated herein by this reference.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, and assuming the due authorization, execution and delivery of the Credit Agreement, each of the Notes and the Domestic Stock Pledge Agreement, the Foreign Stock Pledge Agreement, the Consent and Agreement of the Borrowers at the end of the Intercreditor Agreement (the "Other Credit Documents") by or on behalf of the Borrowers, we are of the opinion that the Credit Agreement, the Other Credit Documents and each Note constitutes a valid and binding agreement of the Borrowers, in each case enforceable in accordance with its terms except as: (i) the enforceability thereof may be affected by bankruptcy, insolvency, reorganization, fraudulent conveyance, voidable preference, moratorium or similar laws applicable to creditors' rights or the collection of debtors' obligations generally; (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and (iii) the enforceability of certain of the remedial, waiver and other provisions of the Credit Agreement, the Other Credit Documents and the Notes may be further limited by the laws of the State of Georgia; provided that such additional laws do not, in our opinion, substantially interfere with the practical realization of the benefits expressed in the Credit Agreement, the Other Credit Documents and the Notes, except for the economic consequences of any procedural delay which may result from such laws.

         In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction except the State of Georgia. We express no opinion as to the effect of the compliance or noncompliance of the Agent or any of the Lenders with any state or federal laws or regulations applicable to the Agent or any of the Lenders by reason of the legal or regulatory status or the nature of the business of the Agent or any of the Lenders.

         This opinion is delivered to you in connection with the transaction referenced above and may only be relied upon by you and any Assignee, Participant or other Transferee under the Credit Agreement without our prior written consent.

                                                     Very truly yours,

                                                                       EXHIBIT D


                            ASSIGNMENT AND ACCEPTANCE
                           Dated____________ ___, 200_

         Reference is made to the Credit Agreement dated as of July 23, 2001 (together with all amendments and modifications thereto, the "Credit Agreement") among Crown Crafts, Inc., Churchill Weavers, Inc., Hamco, Inc. and Crown Crafts Infant Products, Inc. (collectively or individually, as the context shall require, the "Borrowers"), the Lenders (as defined in the Credit Agreement) and Wachovia Bank, N.A., as Agent (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

         ____________________________________ (the "Assignor") and
_________________________________________ (the "Assignee") agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a ___% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) (including, without limitation, a ___% interest (which on the Effective Date hereof is $[_____]) in the Assignor's Revolving Loan Commitment and a ___% interest (which on the Effective Date hereof is $[__________________]) in the Revolving Loans and Term Loans (which on the Effective Date hereof is $[_________________]) [AND Settlement Loans] (which on the Effective Date hereof is $[_____________]) owing to the Assignor.

         2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any adverse claim and that as of the date hereof its Revolving Loan Commitment (without giving effect to assignments thereof which have not yet become effective) is $[_____________________] and the aggregate outstanding principal amount owing to it of (x) Revolving Loans is $[_______________], (y) Term Loans [AND (Z) SETTLEMENT LOANS IS $[_____________________]] (in each case without giving effect to assignments thereof which have not yet become effective), (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii) attaches the Note[S] referred to in paragraph 1 above and requests that the Agent exchange such Note[s] for new Notes as follows, each payable to the order of the
Assignee: __________________________________________ [AND NEW NOTES AS FOLLOWS,
EACH PAYABLE TO THE ORDER OF THE ASSIGNOR:
__________________________________________]

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in SECTION 4.04(a) thereof (or any more recent financial statements of the Parent]delivered pursuant to SECTION 5.01(a) or (b) thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a bank or financial institution;
(iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (vi) specifies as its Lending Office (and address for notices) the office set forth beneath its name on the signature pages hereof and (vii) represents and warrants that the execution, delivery and performance of this Assignment and Acceptance are within its corporate powers and have been duly authorized by all necessary corporate action.

         4. The Effective Date for this Assignment and Acceptance shall be _____________, 200__ (the "Effective Date").

         Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for execution and acceptance by the Agent [AND TO THE BORROWERS FOR EXECUTION BY THE BORROWERS, IF REQUIRED].

         5. Upon such execution and acceptance by the Agent [AND EXECUTION BY THE BORROWERS] {IF THE ASSIGNEE IS NOT A LENDER PRIOR TO THE EFFECTIVE DATE}, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent rights and obligations have been transferred to it by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent its rights and obligations have been transferred to the Assignee by this Assignment and Acceptance, relinquish its rights (other than under SECTION 8.03 of the Credit Agreement) and be released from its obligations under the Credit Agreement.

         6. Upon such execution and acceptance by the Agent and execution by the Borrowers, if the Assignee is not a Lender prior to the Effective Date, from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to such acceptance by the Agent directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

                                           [NAME OF ASSIGNOR]

                                           By:
                                               ---------------------------------
                                               Title:



                                           By:
                                               ---------------------------------
                                               Title:


                                           Lending Office:
                                           [ADDRESS]

                                           WACHOVIA BANK, N.A.
                                           As Agent

                                           By:
                                               ---------------------------------
                                               Title:


[CROWN CRAFTS, INC.                        CHURCHILL WEAVERS, INC.
                                           HAMCO, INC.
                                           CROWN CRAFTS INFANT PRODUCTS, INC.

By:                           (SEAL)
   --------------------------
      Name:                                  By:                          (SEAL)
      Title:                                     ------------------------
                                                    Name:
                                                    Title:]

                                                                       EXHIBIT E


                               NOTICE OF BORROWING

                             _______________, _____


Wachovia Bank, N.A., as Agent
191 Peachtree Street, N.E.
Atlanta, Georgia  30303-1757
Attention: Leveraged Finance

         Re: Credit Agreement (as amended and modified from time to time, the "Credit Agreement") dated as of July 23, 2001 by and among Crown Crafts, Inc., Churchill Weavers, Inc., Hamco, Inc. and Crown Crafts Infant Products, Inc. (collectively or individually, as the context shall require, the "Borrowers"), the Lenders from time to time parties thereto, and Wachovia Bank, N.A., as Agent.

Gentlemen:

         Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement.

         This Notice of Borrowing is delivered to you pursuant to SECTION 2.02 of the Credit Agreement.

         The Borrowers hereby request a [EURO-DOLLAR BORROWING] [BASE RATE BORROWING] in the aggregate principal amount of $[____________] to be made on [_____________________], and for interest to accrue thereon at the rate established by the Credit Agreement for [EURO-DOLLAR LOANS] [BASE RATE LOANS]. The duration of the Interest Period with respect thereto shall be [1 MONTH] [2 MONTHS] [3 MONTHS].

         The amount available to be borrowed under SECTION 2.01 of the Credit Agreement, net of amounts to be paid with the proceeds of this Borrowing, is as follows:

        (a)       Aggregate Revolving Loan
                  Commitments                                           $__________

        (b)       Borrowing Base per most recent Borrowing
                  Base Certificate                                      $__________

        (c)       Principal amount outstanding under Revolving
                  Loans                                                 $__________

        (d)       Aggregate outstanding principal amount of
                  Letter of Credit Obligations                          $__________

        (e)       Amount available to be borrowed (lesser of: (a)
                  and sum of (b), less (c) less (d)                     $__________

                  The Borrowers have caused this Notice of Borrowing to be executed and delivered by their duly authorized officers this ____ day of ______________, ______.


CROWN CRAFTS, INC.                         CHURCHILL WEAVERS, INC.
                                           HAMCO, INC.
                                           CROWN CRAFTS INFANT PRODUCTS, INC.

By:                           (SEAL)
   --------------------------
      Name:                                  By:                          (SEAL)
      Title:                                     ------------------------
                                                    Name:
                                                    Title:

                                                                       EXHIBIT F


                                   [RESERVED]

                                                                       EXHIBIT G

                             COMPLIANCE CERTIFICATE

         Reference is made to the Credit Agreement dated as of July 23, 2001 (as modified and supplemented and in effect from time to time, the "Credit Agreement") by and among Crown Crafts, Inc., Churchill Weavers, Inc., Hamco, Inc. and Crown Crafts Infant Products, Inc. (collectively or individually, as the context shall require, the "Borrowers"), the Lenders from time to time parties thereto, and Wachovia Bank, N.A., as Agent. Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

         Pursuant to SECTION 5.01(c) of the Credit Agreement, ________________, the duly authorized ______________ of the Borrowers, hereby certifies to the Agent and the Lenders that, as of the date hereof, (i) the information contained in the Compliance Certificate attached hereto is true, accurate and complete in all material respects and (ii) no Default is in existence.



CROWN CRAFTS, INC.                         CHURCHILL WEAVERS, INC.
                                           HAMCO, INC.
                                           CROWN CRAFTS INFANT PRODUCTS, INC.

BY:                           (SEAL)
   --------------------------
      NAME:                                  BY:                          (SEAL)
      TITLE:                                     ------------------------
                                                    NAME:
                                                    TITLE:

                               CROWN CRAFTS, INC.
                              COMPLIANCE CHECKLIST

         1.       Minimum EBITDA (Section 5.21(a))

         Consolidated EBITDA shall not be less than: (i) for the Fiscal Quarter ending September 30, 2001, $1,825,000; (ii) on a cumulative basis for the Fiscal Quarter ending December 30, 2001 and the immediately preceding Fiscal Quarter, $3,500,000; (iii) on a cumulative basis for the Fiscal Quarter ending March 31, 2002 and the 2 immediately preceding Fiscal Quarters, $5,550,000; and (iv) at the end of each Fiscal Quarter thereafter, for such Fiscal Quarter and the 3 immediately preceding Fiscal Quarters, the amount set forth below corresponding to such Fiscal Quarter:

                 --------------------------------------------------------
                 FISCAL QUARTER ENDING                     MINIMUM EBITDA
                 --------------------------------------------------------
                 June 30, 2002                             $7,375,000
                 --------------------------------------------------------
                 September 29, 2002                        $7,900,000
                 --------------------------------------------------------
                 December 29, 2002                         $8,300,000
                 --------------------------------------------------------
                 March 30, 2003 and each Fiscal
                 Quarter thereafter                        $8,725,000
                 --------------------------------------------------------

                  (a)      Consolidated EBITDA       Schedule 1                         $___________

                  Minimum Consolidated EBITDA                                           [$1,825,000]
                                                                                        [$3,500,000]
                                                                                        [$5,550,000]
                                                                                        [$7,373,000]
                                                                                        [$7,900,000]
                                                                                        [$8,300,000]
                                                                                        [$8,725,000]

         2.       Debt/EBITDA Ratio (Section 5.21(b))

         The Debt/EBITDA Ratio will not exceed, at the end of each Fiscal Quarter set forth below, calculated as to Debt as of such Fiscal Quarter and calculated as to Consolidated EBITDA for such Fiscal Quarter and the 3 immediately preceding Fiscal Quarters (except that for the Fiscal Quarter ending March 31, 2002, such calculation shall be for such Fiscal Quarter and the 2 immediately preceding Fiscal Quarters), the ratio set forth below corresponding to such Fiscal
         Quarter:

                 -------------------------------------------------------------------
                 FISCAL QUARTER ENDING                     MAXIMUM DEBT/EBITDA
                                                           RATIO
                 -------------------------------------------------------------------
                 March 31, 2002                            7.75 to 1.0
                 -------------------------------------------------------------------
                 June 30, 2002                             5.65 to 1.0
                 -------------------------------------------------------------------
                 September 29, 2002                        5.25 to 1.0
                 -------------------------------------------------------------------
                 December 29, 2002                         4.75 to 1.0
                 -------------------------------------------------------------------
                 March 30, 2003 and June 29, 2003          4.50 to 1.0
                 -------------------------------------------------------------------
                 September 28, 2003                        4.25 to 1.0
                 -------------------------------------------------------------------
                 December 28, 2003                         4.00 to 1.0
                 -------------------------------------------------------------------
                 March 28, 2004                            3.75 to 1.0
                 -------------------------------------------------------------------
                 June 27, 2004 and September 26, 2004      3.50 to 1.0
                 -------------------------------------------------------------------
                 December 26, 2004 through
                 December 25, 2005                         3.25 to 1.0
                 -------------------------------------------------------------------
                 April 2, 2006                             3.00 to 1.0
                 -------------------------------------------------------------------

         (a)      Consolidated Debt Schedule 2                                   $___________

         (b)      Consolidated EBITDA   Schedule 1                               $___________

         (c)      actual ratio of (a) to (b)                                     ___ to 1.00

                                        Limitation:           (c) may not exceed [7.75 to 1.0]
                                                                                 [5.65 to 1.0]
                                                                                 [5.25 to 1.0]
                                                                                 [4.75 to 1.0]
                                                                                 [4.50 to 1.0]
                                                                                 [4.25 to 1.0]
                                                                                 [4.00 to 1.0]
                                                                                 [3.75 to 1.0]
                                                                                 [3.50 to 1.0]
                                                                                 [3.25 to 1.0]
                                                                                 [3.00 to 1.0]

         3.       Senior Debt/EBITDA Ratio (Section 5.21(c))

         The Senior Debt/EBITDA Ratio will not exceed, at the end of each Fiscal Quarter set forth below, calculated as to Senior Debt as of such Fiscal Quarter and calculated as to Consolidated EBITDA for such Fiscal Quarter and the 3 immediately preceding Fiscal Quarters (except that for the Fiscal Quarter ending March 31, 2002, such calculation shall be for such Fiscal Quarter and the 2 immediately preceding Fiscal Quarters), the ratio set forth below corresponding to such Fiscal
         Quarter:

                 ------------------------------------------------------
                 FISCAL QUARTER ENDING                MAXIMUM SENIOR
                                                      DEBT/EBITDA RATIO
                 ------------------------------------------------------
                 March 31, 2002                       4.80 to 1.0
                 ------------------------------------------------------
                 June 30, 2002                        3.50 to 1.0
                 ------------------------------------------------------
                 September 29, 2002                   3.25 to 1.0
                 ------------------------------------------------------
                 December 29, 2002                    3.00 to 1.0
                 ------------------------------------------------------
                 March 30, 2003                       2.75 to 1.0
                 ------------------------------------------------------
                 June 29, 2003 and
                 September 28, 2003                   2.50 to 1.0
                 ------------------------------------------------------
                 December 28, 2003                    2.25 to 1.0
                 ------------------------------------------------------
                 March 28, 2004 through               2.00 to 1.0
                 September 26, 2004
                 ------------------------------------------------------
                 December 26, 2004                    1.75 to 1.0
                 ------------------------------------------------------
                 March 27, 2005 and thereafter        1.50 to 1.00
                 ------------------------------------------------------


         (a)      Consolidated Senior Debt  Schedule 2                               $___________

         (b)      Consolidated EBITDA       Schedule 1                               $___________

         (c)      actual ratio of (a) to (b)                                         ___ to 1.00

                                            Limitation:           (c) may not exceed [4.80 to 1.0]
                                                                                     [3.50 to 1.0]
                                                                                     [3.25 to 1.0]
                                                                                     [3.00 to 1.0]
                                                                                     [2.75 to 1.0]
                                                                                     [2.50 to 1.0]
                                                                                     [2.25 to 1.0]
                                                                                     [2.00 to 1.0]
                                                                                     [1.75 to 1.0]
                                                                                     [1.50 to 1.0]

         4.       EBITDA/Cash Interest Ratio (Section 5.21(d))

         The EBITDA/Cash Interest Ratio will not be less than, at the end of each Fiscal Quarter set forth below, for such Fiscal Quarter and the 3 immediately preceding Fiscal Quarters (except that for the Fiscal Quarter ending March 31, 2002, such calculation shall be for such Fiscal Quarter and the 2 immediately preceding Fiscal Quarters), the amount set forth below corresponding to such Fiscal Quarter:

                 -------------------------------------------------------------
                 FISCAL QUARTER ENDING                     MINIMUM EBITDA/CASH
                                                           INTEREST RATIO
                 -------------------------------------------------------------
                 March 31, 2002                            1.60 to 1.0
                 -------------------------------------------------------------
                 June 30, 2002                             1.65 to 1.0
                 -------------------------------------------------------------
                 September 29, 2002                        1.80 to 1.0
                 -------------------------------------------------------------
                 December 29, 2002                         2.00 to 1.0
                 -------------------------------------------------------------
                 March 30, 2003                            2.20 to 1.0
                 -------------------------------------------------------------
                 June 29, 2003 through December 28, 2003   2.25 to 1.0
                 -------------------------------------------------------------
                 March 28, 2004 through December 26, 2004  2.50 to 1.0
                 -------------------------------------------------------------
                 March 27, 2005 through December 25, 2005  2.75 to 1.0
                 -------------------------------------------------------------
                 April 2, 2006                             3.00 to 1.00
                 -------------------------------------------------------------

         (a)      Consolidated EBITDA       Schedule 1                               $___________

         (b)      Cash Interest  Schedule 3                                          $___________

         (c)      actual ratio of (a) to (b)                                         ___ to 1.00

                                            Limitation:           (c) may not exceed [4.80 to 1.0]
                                                                                     [3.50 to 1.0]
                                                                                     [3.25 to 1.0]
                                                                                     [3.00 to 1.0]
                                                                                     [2.75 to 1.0]
                                                                                     [2.50 to 1.0]
                                                                                     [2.25 to 1.0]
                                                                                     [2.00 to 1.0]
                                                                                     [1.75 to 1.0]
                                                                                     [1.50 to 1.0]

         5.       Minimum Stockholders' Equity (Section 5.21(e))

         As of the end of each Fiscal Quarter, Stockholders' Equity will not be less than the sum of (i) Stockholders' Equity as of the Closing Date (after giving effect to the sale of its adult bedding line of business to its former management) plus (ii) 75% of the cumulative (since the Closing Date) Reported Net Income (excluding any Fiscal Quarter during which Reported Net Income is less than $0.00) of the Parent and the Subsidiaries.

         (a)      Stockholders' Equity                                           $___________

         (b)      Cumulative positive Reported Net Income since
                  the Closing Date                                               $___________

         (c)      75% of (b)                                                     $___________

         (d)      sum of (c) and $___________(2)                                 $___________

                  Limitation:       (a) must not be less than (d)

         6.       Capital Expenditures (Section 5.21(f))

         No Borrower shall, nor shall it permit any Subsidiary to, make any expenditures (including obligations incurred under any lease) in any Fiscal Year that are required to be capitalized under GAAP in the aggregate for any Borrower and the Subsidiaries, on a consolidated basis, exceeding $500,000.

         (a)      aggregate Capital Expenditures made to date in current
                  Fiscal Year                                                           $____________

                  Limitation:       (a) may not exceed $500,000


--------------------

(2) Insert amount of Stockholders' Equity as of the Closing Date

         7.       Operating Leases (Section 5.21(g))

         No Borrower shall, nor shall it permit any Subsidiary to, enter into or remain or become liable upon any lease (other than intercompany leases between the Borrower and its Subsidiaries) which would be characterized as an operating lease under GAAP if the aggregate amount of all consolidated rents paid by the Borrower and its Subsidiaries under all such leases would exceed $3,000,000 in the first Fiscal Year following the Closing Date, with such amount increasing each Fiscal Year thereafter by an additional 5% of the amount in effect at the end of the preceding Fiscal Year.

         (a)      aggregate amount of consolidated rents payable in current
                  Fiscal Year                                                           $___________

                  Limitation:       (a) may not exceed [$3,000,000](3)


-------------

(3) Increase after the first Fiscal Year by an additional 5% of the amount in effect at the end of the preceding Fiscal Year

                                                                       EXHIBIT H

                               CLOSING CERTIFICATE


         Reference is made to the Credit Agreement (the "Credit Agreement") dated as of July 23, 2001 among Crown Crafts, Inc., Churchill Weavers, Inc., Hamco, Inc. and Crown Crafts Infant Products, Inc. (collectively, the "Borrowers"), the Lenders listed therein, and Wachovia Bank, N.A., as Agent. Capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement.

         Pursuant to SECTION 5.01(c) of the Credit Agreement, [______________________], the duly authorized [_______________] of each of the
Borrowers, hereby certifies to the Agent and the Lenders that (i) no Default has occurred and is continuing as of the date hereof, and (ii) the representations and warranties contained in ARTICLE 4 of the Credit Agreement are true on and as of the date hereof.

         Certified as of this July 23, 2001.



CROWN CRAFTS, INC.                         CHURCHILL WEAVERS, INC.
                                           HAMCO, INC.
                                           CROWN CRAFTS INFANT PRODUCTS, INC.

BY:                           (SEAL)
   --------------------------
      NAME:                                  BY:                          (SEAL)
      TITLE:                                     ------------------------
                                                    NAME:
                                                    TITLE:

                                                                       EXHIBIT I

                             [NAME OF BORROWER](5)

                              OFFICER'S CERTIFICATE

The undersigned, ________________________________, ___________
___________________, Secretary of ____________________________ ___________, a
_____________________________ corporation (the "Certifying Borrower"), hereby certifies that [S]he has been duly elected, qualified and is acting in such capacity and that, as such, [S]he is familiar with the facts herein certified and is duly authorized to certify the same, and hereby further certifies, in connection with the Credit Agreement dated as of July 23, 2001 (the "Credit Agreement") among the Certifying Borrower, the other Borrowers parties thereto, Wachovia Bank, N.A. as Agent and as a Lender, and certain other Lenders listed on the signature pages thereof, that:

         1. Attached hereto as EXHIBIT A is a complete and correct copy of the Certificate of Incorporation of the Borrower as in full force and effect on the date hereof as certified by the Secretary of State of the State of ___________ , the Borrower's state of incorporation.

         2. Attached hereto as EXHIBIT B is a complete and correct copy of the Bylaws of the Borrower as in full force and effect on the date hereof.

         3. Attached hereto as EXHIBIT C is a complete and correct copy of the resolutions duly adopted by the Board of Directors of the Borrower on ________________, 2001 approving, and authorizing the execution and delivery of, the Credit Agreement, the Notes and the other Credit Documents (as such terms are defined in the Credit Agreement) to which the Borrower is a party. Such resolutions have not been repealed or amended and are in full force and effect, and no other resolutions or consents have been adopted by the Board of Directors of the Borrower in connection therewith.

         4.       _____________________ , who is __________________ of the
Borrower signed the Credit Agreement, the Notes and the other Credit Documents to which the Borrower is a party, was duly elected, qualified and acting as such at the time [S]he signed the Credit Agreement, the Notes and other Credit Documents to which the Borrower is a party, and [HIS/HER] signature appearing on the Credit Agreement, the Notes and the other Credit Documents to which the Borrower is a party is [HIS/HER] genuine signature.

IN WITNESS WHEREOF, the undersigned has hereunto set [HIS/HER] hand as of July 23, 2001.


                                                      ------------------------


------------------

(5) A separate Officer's Certificate is required for each Borrower

                                                                       EXHIBIT J

                              WAIVER AND AGREEMENT


         WHEREAS, ____________________________________________________ is the
lessor, warehouse owner or processor (hereinafter "Obligor") and _____________________ , is the tenant or customer (hereinafter "Customer") pursuant to a lease, warehouse or processing agreement dated ____________________, (hereinafter the "Agreement") covering the real property described therein or goods warehoused or stored with the Obligor pursuant thereto at the location described therein (hereinafter the "Property); and

         WHEREAS, WACHOVIA BANK, N.A. is collateral agent (the "Collateral Agent") for itself and other lenders (the "Lenders") which have extended credit facilities (together with any modifications, supplements, renewals and amendments, hereinafter the "Loans") to be secured by a security interest in all of the personal property, goods, inventory and equipment owned by the Customer now and hereafter acquired (hereinafter "personal property") which is now or about to be located on the Property.

         NOW, THEREFORE, so long as the Loans remain outstanding or any commitment with respect thereto remains in force and in consideration of the mutual covenants and agreements herein contained, Obligor and Collateral Agent hereby covenant and agree as follows:

         1. Obligor waives any lien, interest, claim, right or title in the personal property, which Obligor now has or may hereafter acquire, either by statute, agreement or otherwise, and agrees that the personal property shall not become part of the Property regardless of the manner in which the personal property may be attached or affixed to the Property provided that the Property is not materially damaged or altered thereby.

         2. During the term of the Agreement, and any lawful holdover, Obligor agrees it will not prevent Collateral Agent or its designee from entering upon the Property at all reasonable times to inspect or remove the personal property and Collateral Agent agrees to promptly and fully repair any resulting damage to the Property. So long as the Loans are outstanding or any commitment with respect thereto remains in force, upon written request and notification by Obligor to Collateral Agent of the termination of the Agreement, Collateral Agent may cause the personal property to be removed from the Property, within a period of time not to exceed 60 days after Collateral Agent's receipt of notice from Obligor, and, if Collateral Agent decides to have the personal property removed, Collateral Agent agrees to cause any resulting damage to the Property to be fully and promptly repaired.

         3. In the event Obligor terminates the Agreement as a result of default by Customer, Obligor agrees to give Collateral Agent written notice of such termination at the same time such notice is given to Customer. Obligor also agrees that Collateral Agent may cause the personal property to be removed from the property under the same terms specified in paragraph 2 above.

         4. Collateral Agent may extend the amounts, times or manner of payment of any obligations of Customer to Collateral Agent or otherwise amend, modify, supplement or waive any of the terms and conditions or any agreement respecting same, all without the consent of, or notice to Obligor.

         5. All requests, notices or services provided for or permitted to be given or made pursuant to this waiver and agreement shall be deemed to have been properly given or made by depositing same in the United States Mail, postage prepaid and registered or certified, returned receipt requested, and addressed to the addresses set forth below, or to such other addresses as may from time to time be specified in writing by either party to the other:

         If to Obligor:

                  -------------------------------
                  -------------------------------
                  -------------------------------

         If to Collateral Agent:

                  Wachovia Bank, N.A.
                  191 Peachtree Street, N.E.
                  Atlanta, Georgia 30303-1757
                  Attn: Leveraged Finance

         All requests, notices or services shall be effective upon being deposited in the United States Mail, however the time period in which any response to any notice or service must be made shall commence from the date of receipt of the request, notice or service by the addressee.

         6. This waiver and agreement is binding upon and inures to the benefit of Obligor and Collateral Agent, for the ratable benefit of the Lenders, and their respective successors and assigns, and to no other person or entity and shall become effective on the date it is fully executed and acknowledged by both Obligor and Collateral Agent.

         IN WITNESS WHEREOF, Obligor and Collateral Agent have caused this instrument to be executed by their duly authorized officers and representatives as of the dates shown below:

                                           OBLIGOR:
Executed by Obligor on
the ___ day of _________                   -------------------------------------

                                           -------------------------------------

                                           By:
                                               ---------------------------------
                                           Title:
                                                  ------------------------------

                                           COLLATERAL AGENT:

Executed by Collateral Agent on            WACHOVIA BANK, N.A.
the ___ day of _________
                                           By:
                                               ---------------------------------
                                           Title:
                                                  ------------------------------

                                                                       EXHIBIT K


                          TELEPHONE INSTRUCTION LETTER

                             [____________________]


Wachovia Bank, N.A.
191 Peachtree Street, N.E.
Atlanta, Georgia 30303
Attention: Leveraged Finance

Ladies and Gentlemen:

         Please refer to that certain Credit Agreement of even date herewith between you, the Lenders parties thereto and us ("Credit Agreement").

         From any Loans under the Credit Agreement which you make to us, we hereby authorize and direct you to make disbursements from time to time for our account to our bank account number [________________] maintained with Wachovia Bank, N.A., upon receipt of telephone instructions from any of the following persons or their respective designees:

                     Name                                                Title
                     ----                                                -----
         -----------------------------------                -----------------------------------

         -----------------------------------                -----------------------------------

         -----------------------------------                -----------------------------------

         You shall have no liability to us whatsoever, except for gross negligence or willful misconduct, for acting upon any such telephone instruction which you, in good faith, believe was given by any of the above designated persons or their respective designees and you shall have no duty to inquire as to the propriety of any disbursement.

         You shall have the right to accept the telephone instructions of any of the above designated persons or their respective designees unless and until actual receipt by you from us of written notice of termination of the authority of any such designated persons. We may change persons designated to give you telephone instructions only by delivering to you written notice of such change.

         Unless and until you advise us to the contrary, each telephone instruction from the above-named persons or their respective designees shall be followed by a written confirmation of the request for disbursement in such form as you make available from time to time to use for such purpose.

                  Very truly yours,

CROWN CRAFTS, INC.                         CHURCHILL WEAVERS, INC.
                                           HAMCO, INC.
                                           CROWN CRAFTS INFANT PRODUCTS, INC.

BY:                           (SEAL)
   --------------------------
      NAME:                                  BY:                          (SEAL)
      TITLE:                                     ------------------------
                                                    NAME:
                                                    TITLE:

                                                                       EXHIBIT L

                         FORM OF CONTRIBUTION AGREEMENT

         THIS CONTRIBUTION AGREEMENT (this "Agreement") is entered into as of July 23, 2001 by and among Crown Crafts, Inc. (the "Parent"), Churchill Weavers, Inc., Hamco, Inc. and Crown Crafts Infant Products, Inc. (each a "Subsidiary", and collectively, the "Subsidiaries"). The Parent and each of the Subsidiaries are sometimes hereinafter referred to individually as a "Contributing Party" and collectively as the "Contributing Parties").

                              W I T N E S S E T H :

         WHEREAS, pursuant to that certain Credit Agreement dated as of even date herewith, among the Parent and the Subsidiaries (collectively, the "Borrowers"), WACHOVIA BANK, N.A., as Agent for itself and the other Banks which are party thereto from time to time (such agreement, as the same may from time to time be amended, modified, restated or extended, being hereinafter referred to as the "Credit Agreement"; unless otherwise provided herein, capitalized terms used in this Agreement have the meanings set forth in the Credit Agreement), the Banks have agreed to extend financial accommodations to the Borrowers;

         WHEREAS, the Borrowers are jointly and severally liable for all Obligations under the Credit Agreement; and

         WHEREAS, each Subsidiary is a wholly-owned direct or indirect subsidiary of the Parent will derive direct and indirect economic benefit from the effectiveness and existence of the Credit Agreement and the Loans made to each Borrower;

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce each Lender to extend credit under the Credit Agreement, it is agreed as follows:

         To the extent that any Subsidiary shall, under the Credit Agreement or any other Credit Documents, make a payment (a "Subsidiary Payment") of a portion of the Obligations in excess of the then outstanding principal amounts of Loans actually made directly to it and for its use under the Credit Agreement, plus interest thereon, then such Subsidiary shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Contributing Parties in an amount, for each such Contributing Party, equal to a fraction of such Subsidiary Payment, the numerator of which fraction is such Contributing Party's Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Contributing Parties.

         As of any date of determination, the "Allocable Amount" of each Contributing Party shall be equal to the maximum amount of liability which could be asserted against such Contributing Party hereunder with respect to the applicable Subsidiary Payment without (i) rendering such Contributing Party "insolvent" within the meaning of Section 101(31) of the Federal Bankruptcy Code (the "Bankruptcy Code") or Section 2 of either the Uniform Fraudulent Transfer Act (the "UFTA") or the Uniform Fraudulent Conveyance Act (the "UFCA"), (ii) leaving such

Contributing Party with unreasonably small capital, within the meaning of
Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 5 of the UFCA, or (iii) leaving such Contributing Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 6 of the UFCA.

         This Agreement is intended only to define the relative rights of the Contributing Parties, and nothing set forth in this Agreement is intended to or shall impair the obligations of the Borrowers, jointly and severally, to pay any amounts, as and when the same shall become due and payable in accordance with the terms of the Credit Agreement.

         The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets in favor of each Subsidiary to which such contribution and indemnification is owing.

         This Agreement shall become effective upon its execution by each of the Contributing Parties and shall continue in full force and effect and may not be terminated or otherwise revoked by any Contributing Party until all of the Obligations under and as defined in the Agreement shall have been indefeasibly paid in full (in lawful money of the United States of America) and discharged and the Agreement and financing arrangements evidenced and governed by the Credit Agreement shall have been terminated, and until such time, no amounts shall be payable hereunder by any party hereto, the rights of each party to amounts payable hereunder being expressly subordinated to payment of the Obligations. Each Contributing Party agrees that if, notwithstanding the foregoing, such Contributing Party shall have any right under applicable law to terminate or revoke this Agreement, and such Contributing Party shall attempt to exercise such right, then such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto and signed by such Contributing Party, is actually received by each of the other Contributing Parties and by the Agent at the notice address set forth in the Credit Agreement. Such notice shall not affect the right or power of any Contributing Party to enforce rights arising prior to receipt of such written notice by each of the other Contributing Parties and the Agent. If any Lender grants additional loans to any Borrower or takes other action giving rise to additional Obligations after any Contributing Party has exercised any right to terminate or revoke this Agreement but before the Agent receives such written notice, the rights of each other Contributing Party to contribution and indemnification hereunder in connection with any Subsidiary Payments made with respect to such loans or Obligations shall be the same as if such termination or revocation had not occurred.


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

         IN WITNESS WHEREOF, each Contributing Party has executed and delivered this Agreement, under seal, as of the date first above written.

CROWN CRAFTS, INC.                         CHURCHILL WEAVERS, INC.
                                           HAMCO, INC.
                                           CROWN CRAFTS INFANT PRODUCTS, INC.

BY:                           (SEAL)
   --------------------------
      NAME:                                  BY:                          (SEAL)
      TITLE:                                     ------------------------
                                                    NAME:
                                                    TITLE:


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

                                                                       EXHIBIT M

                       COLLATERAL INFORMATION CERTIFICATE

                        (TO BE EXECUTED BY EACH BORROWER)

         THIS COLLATERAL INFORMATION CERTIFICATE (this "Certificate") is executed and delivered on July 23, 2001, by CROWN CRAFTS, INC., a Georgia corporation ("CROWN CRAFTS"), CHURCHILL WEAVERS, INC., a Kentucky corporation ("CHURCHILL"), HAMCO, INC., a Louisiana corporation ("HAMCO"), and CROWN CRAFTS INFANT PRODUCTS, INC., a Delaware corporation ("INFANT," together with Crown Crafts, Churchill, and Hamco, jointly and severally, the "Borrowers" and each a "Borrower"), to WACHOVIA BANK, N.A., as agent (the "Agent") for itself and for the other lenders (the "Lenders") under that certain Credit Agreement dated as of July 23, 2001, by and among the Borrowers, the Agent, and the Lenders (as the same may be amended or supplemented from time to time, the "Credit Agreement"). Terms used, but not defined, herein shall have the meanings given such terms in the Credit Agreement.

         Each of the Borrowers agrees that this Certificate is one of the Loan Documents referred to in the Credit Agreement. Each of the Borrowers, jointly and severally with each of the other Borrowers, represents and warrants to the Agent, for and on behalf of each of the Lenders, that the information contained in this Certificate and the Schedules attached hereto is true and accurate as of the date hereof. This representation and warranty shall survive the date of, and any loan or advance made under the Credit Agreement.

         All information required to be disclosed with respect to (a) CROWN CRAFT will be disclosed on the corresponding schedule denominated with a "-A";
(b) CHURCHILL will be disclosed on the corresponding schedule denominated with a "-B"; (c) HAMCO will be disclosed on the corresponding schedule denominated with a "-C"; and (d) INFANT will be disclosed on the corresponding schedule denominated with a "-D."

         A plain numeric reference to a schedule shall be deemed to be a reference to all schedules beginning with such number (e.g., a reference to "Schedule 2" includes all of Schedules 2-A, 2-B, 2-C, and 2-D); provided that, a plain numeric reference to a particular schedule with respect to a particular Borrower shall be deemed to refer automatically to such Borrower's corresponding schedule (as shown above). For example, a reference to "Schedule 2" with respect to CHURCHILL shall be deemed to be an automatic reference to Schedule 2-B.

         As used in this Certificate, the following terms have the following meanings:

         "Investment Property" has the meaning given such term in O.C.G. ss. 11-9-102 (as in effect on and after July 1, 2001, and as thereafter amended from time to time) and includes, without limitation, securities entitlements, certificated and uncertificated securities, commodity contracts, and commodity accounts.

         "Licensed Copyright" means, as to any Person, each copyright licensed by such Person from some other Person(s); provided that the term "Licensed Copyright" shall not include any software licensed by such Person to the extent such software is fungible and reasonably available for purchase by the Administrative Agent for less than $500 per licensed user.

         "Licensed Mark" means, as to any Person, each Mark licensed by such Person from some other Person(s).

         "Licensed Patent" means, as to any Person, each patent licensed by such Person from some other Person(s).

         "Mark" means any tradename, servicemark, trademark, or trade dress.

         "Owned Copyright" means, as to any Person, each copyright of which such Person, by itself or in common with some other Person(s), is the copyright holder.

         "Owned Mark" means, as to any Person, each Mark owned by such Person, by itself or in common with some other Person(s).

         "Owned Patent" means, as to any Person, each patent owned by such Person, by itself or in common with some other Person(s).

         "Person" means any person or entity.

                  1. ORGANIZATIONAL INFORMATION. Schedules 1-A, 1-B, 1-C, and 1-D (attached hereto and made a part hereof) accurately set forth as to each of CROWN CRAFTS, CHURCHILL, HAMCO, and INFANT, respectively, each Borrower's full legal name, state of organization, Federal tax identification number, any fictitious or assumed names (e.g., "d/b/a" names) used by it within the last five years, and any other names under which it, or any Person to which it is successor in interest (either by merger, acquisition, or consolidation), has conducted business in the last five years, in each case listing the jurisdiction(s) where such names are/were used.

                  2. REAL PROPERTY. Schedules 2-A, 2-B, 2-C, and 2-D (attached hereto and made a part hereof) accurately set forth as to each of CROWN CRAFT, CHURCHILL, HAMCO, and INFANT, respectively, the street address, city, state, zip code, and county of each parcel of real estate owned by, or leased or licensed to, each Borrower, along with a brief description of the activities conducted on such parcel and the types of personal property kept, maintained, warehoused, or stored on such parcel. To the extent applicable, copies of each written lease or license (or a thorough description of any oral lease or license) relating to any of the foregoing parcels are attached to the particular Schedule 2 on which such parcel is shown. Each Borrower's chief executive office is clearly shown on its corresponding Schedule 2. Each location at which a Borrower keeps any of its books and records relating to its accounts receivable is clearly shown on its corresponding Schedule 2. None of the Borrowers keeps any of such books and records at any location other than at those indicated on its corresponding Schedule 2. None of the Borrowers keeps, maintains, warehouses, or stores any of its personal property at any location other than shown on its corresponding Schedule 2 or Schedule 8.

                  3. MARKS. Schedules 3-A, 3-B, 3-C, and 3-D (attached hereto and made a part hereof) accurately set forth as to each of CROWN CRAFTS, CHURCHILL, HAMCO, and INFANT, respectively, each Borrower's Owned Marks, along with any applicable registration numbers and the jurisdictions and offices in which such Owned Marks are registered. A copy of the trademark registration for each Owned Mark is attached to the particular Schedule 3 on which such Owned Mark is shown. Schedules 3-A, 3-B, 3-C, and 3-D also accurately set forth as to each of CROWN CRAFT, CHURCHILL, HAMCO, and INFANT, respectively, each Borrower's Licensed Marks and the names and addresses of their corresponding licensors. A copy of the applicable license agreement or other document for each Licensed Mark is attached to the particular Schedule 3 on which such Licensed Mark is shown. All of the Marks which are material to the operation of the Borrowers' business as currently conducted are shown in Schedule 3. None of the Borrowers' Owned Marks is currently licensed to any other Person, and none of the Borrowers' Licensed Marks is currently sublicensed to any other Person.

                  4. COPYRIGHTS. Schedules 4-A, 4-B, 4-C, and 4-D (attached hereto and made a part hereof) accurately set forth as to each of CROWN CRAFTS, CHURCHILL, HAMCO, and INFANT, respectively, each Borrower's Owned Copyrights, along with any applicable registration numbers and the jurisdictions and offices in which such Owned Copyrights were registered. A copy of the copyright registration for each Owned Copyright is attached to the particular
Schedule 4 on which such Owned Copyright is shown. Schedules 4-A, 4-B, 4-C, and 4-D also accurately set forth as to each of CROWN CRAFTS, CHURCHILL, HAMCO, and INFANT, respectively, each Borrower's Licensed Copyrights and the names and addresses of their corresponding licensors. A copy of the applicable license agreement or other document for each Licensed Copyright is attached to the particular Schedule 4 on which such Licensed Copyright is shown. All of the Borrowers' copyrights which are material to the operation of the Borrowers' business as currently conducted are shown on Schedule 4. None of the Borrowers' Owned Copyrights is currently licensed to any other Person, and none of the Borrowers' Licensed Copyrights is currently sublicensed to any other Person.

                  5. PATENTS. Schedules 5-A, 5-B, 5-C, and 5-D (attached hereto and made a part hereof) accurately set forth as to each of CROWN CRAFTS, CHURCHILL, HAMCO, and INFANT, respectively, each Borrower's Owned Patents, along with any applicable registration numbers and the jurisdictions and offices in which such Owned Patents are registered. A copy of the letters patent or similar registration certificate for each Owned Patent is attached to the particular
Schedule 5 on which such Owned Patent is shown. Schedules 5-A, 5-B, 5-C, and 5-D also accurately set forth as to each of CROWN CRAFTS, CHURCHILL, HAMCO, and INFANT, respectively, each Borrower's Licensed Patents and the names and addresses of their corresponding licensors. A copy of each license agreement or other document for each Licensed Patent is attached to the particular Schedule 5 on which such Licensed Patent is shown. All of the patents which are material to the operation of the Borrowers' business as currently conducted are shown on
Schedule 5. None of the Borrowers' Owned Patents is currently licensed to any other Person, and none of the Borrowers' Licensed Patents is currently sublicensed to any other Person.

                  6. DEPOSIT ACCOUNTS. Schedules 6-A, 6-B, 6-C, and 6-D (attached hereto and made a part hereof) accurately set forth as to each of CROWN CRAFTS, CHURCHILL, HAMCO, and INFANT, respectively, each deposit account of each such Borrower, along with the name and address of the depository institution at which such account is maintained and the account number for such account. The Borrowers have or maintain no deposit accounts other than those listed.

                  7. INVESTMENT PROPERTY, INSTRUMENTS, AND CHATTEL PAPER. Schedules 7-A, 7-B, 7-C, and 7-D (attached hereto and made a part hereof) accurately set forth as to each of CROWN CRAFTS, CHURCHILL, HAMCO, and INFANT, respectively, (i) each item of Investment Property owned by the Borrowers (including, where applicable, the account number and the name and address of each securities intermediary and commodity intermediary where such investment property may be maintained), and, to the extent applicable, copies of all agreements and certificates evidencing such items are attached to the particular
Schedule 7 on which such

Investment Property is shown; (ii) all promissory notes, evidences of indebtedness, and other instruments in favor of the Borrowers (excluding checks and other drafts received in the ordinary course of the Borrowers' business for immediate collection), and, to the extent applicable, copies of all of the same are attached to the particular Schedule 7 on which such item is shown; and (iii) all leases of equipment by a Borrower to any other Person, security agreements in favor of a Borrower or to which a Borrower is the secured party, and other chattel paper owned by a Borrower, and, to the extent applicable, copies of all of the same are attached to the particular Schedule 7 on which such item is shown.

                  8. BAILEES, WAREHOUSEMEN, AND OTHERS. Schedules 8-A, 8-B, 8-C, and 8-D (attached hereto and made a part hereof) accurately set forth as to each of CROWN CRAFTS, CHURCHILL, HAMCO, and INFANT, respectively, a list of the names and addresses of each bailee, warehouseman, inventory processor or other third party having possession of any of the Borrowers' property (other than repairmen and/or common carriers which may have possession of any of such property in the ordinary course of the Borrowers' business and not, for example, as a lienor) and documents of title relating to such property, along with a brief description of the nature of such Person's possession and the type of goods possessed. Copies of such documents of title are attached to the particular Schedule 8 on which such document of title is shown.

                  9. PERMITS AND LICENSES. Schedules 9-A, 9-B, 9-C, and 9-D (attached hereto and made a part hereof) accurately set forth as to each of CROWN CRAFTS, CHURCHILL, HAMCO, and INFANT, respectively, a list of each governmental franchise, permit, or license which is material to the operation of Borrowers' business as currently conducted, the jurisdiction and office or agency which issued or granted such franchise, permit, or license, and a brief description regarding the subject matter to which such permit pertains. A copy of each such franchise, permit, or license is attached to the particular
Schedule 9 on which such franchise, permit, or license is shown. All franchises, permits, and licenses which are material to the operation of the Borrowers' business as currently conducted are shown on Schedule 9.

                  10. COMMERCIAL TORT CLAIMS. Schedules 10-A, 10-B, 10-C, and 10-D (attached hereto and made a part hereof) accurately set forth as to each of CROWN CRAFTS, CHURCHILL, HAMCO, and INFANT, respectively, a list of all claims which the Borrowers have or may have in tort, whether or not formal proceedings have been instituted, including the name or names of actual or potential defendants, a brief description of the cause or potential cause of action, and, where applicable, the name and address of the court in which formal proceedings have been brought, the case number, and the current style of such proceedings.

                  11. MATERIAL AGREEMENTS. Schedules 11-A, 11-B, 11-C, and 11-D (attached hereto and made a part hereof) accurately set forth as to each of CROWN CRAFTS, CHURCHILL, HAMCO, and INFANT, respectively, a list of all contracts, leases, instruments, guaranties or licenses, or other arrangements (other than any of the Loan Documents), whether written or oral, to which a Borrower is a party and as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could have a material adverse effect on any Borrower, along with the effective date of such agreements, the name and address of all other parties to such contracts, and a brief description of the subject matter of such contracts.

                  12. LETTER OF CREDIT RIGHTS. Schedules 12-A, 12-B, 12-C, and 12-D (attached hereto and made a part hereof) accurately set forth as to each of CROWN CRAFTS, CHURCHILL, HAMCO, and INFANT, respectively, a list of each letter of credit with respect to which a Borrower has a right to payment, along with the name and address of the issuer of the letter of credit, the Person on whose behalf such letter of credit was issued, and the maximum amount available for drawing under such letter of credit.

         WITNESS the signature and seal of each of the Borrowers as of the date first written above.


                                    CROWN CRAFTS, INC.:


                                    By:                               (SEAL)
                                       -------------------------------
                                    Name:
                                    Title:


                                    CHURCHILL WEAVERS, INC.:


                                    By:                               (SEAL)
                                       -------------------------------
                                    Name:
                                    Title:


                                    HAMCO, INC.:


                                    By:                               (SEAL)
                                       -------------------------------
                                    Name:
                                    Title:


                                    CROWN CRAFTS INFANT PRODUCTS, INC.:


                                    By:                               (SEAL)
                                       -------------------------------
                                    Name:
                                    Title:

                                                                       EXHIBIT N

                              AMENDED AND RESTATED
                             STOCK PLEDGE AGREEMENT


         THIS AMENDED AND RESTATED STOCK PLEDGE AGREEMENT (this "Agreement") dated as of July 23, 2001, by and among CROWN CRAFTS, INC., a Georgia corporation (the "Company"), and any Domestic Subsidiary of the Company which becomes a Pledgor Subsidiary pursuant to Section 24 hereof and Section 5.15 of the Credit Agreement referred to below (each a "Pledgor Subsidiary"; the Company and the Pledgor Subsidiaries being collectively referred to as the "Pledgors" and individually as a "Pledgor") and WACHOVIA BANK, N.A., a national banking association (in its individual capacity, "Wachovia") organized under the laws of the United States of America, as collateral agent (in such capacity, together with its successors and assigns, the "Collateral Agent") for itself, and for Lenders from time to time under the Credit Agreement.

                                   WITNESSETH:

         WHEREAS, the Company, Churchill Weavers, Inc., Hamco, Inc., and Crown Crafts Infant Products, Inc. (collectively, with the Company, the "Borrowers"), the Lenders, and Wachovia, as Agent, have entered into that certain Credit Agreement dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the "Credit Agreement"; capitalized terms used herein without definition have the meanings set forth in the Credit Agreement), pursuant to which the Lenders have agreed, subject to the terms thereof, to make available to the Borrowers certain financial accommodations;

         WHEREAS, the Borrowers, the Lenders, the holders of the Senior Subordinated Notes, and Wachovia, as Agent, and the Collateral Agent are parties to that certain Intercreditor Agreement dated of even date herewith;

         WHEREAS, this Agreement is an amendment and restatement of the original Pledge Agreement dated August 9, 1995, as amended, executed by the Company pursuant to the Refinanced Agreements, and it is the intent of the parties that the Liens and security interests granted pursuant to such original Pledge Agreement shall continue without interruption to secure the Obligations;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         Section 1. The Pledge. Each of the Pledgors hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto the Collateral Agent, and grants to the Collateral Agent, for the ratable benefit of the Lenders, a security interest in all of each Pledgor's right, title and interest in, to and under the following (collectively, the "Pledged Collateral"): (a) all of the shares of common stock, equity interests and other securities (collectively, "Securities") of the respective Domestic Subsidiaries held by such Pledgor as set forth on Exhibit A attached hereto, as amended or supplemented from time to time (collectively, the "Issuers"); (b) any additional Securities of any of the Issuers as may from time to time be issued to the respective Pledgor or otherwise acquired by such Pledgor; (c) any additional Securities of the Issuer as may hereafter at any time be delivered to the Collateral Agent by or on behalf of the Pledgor; (d) any cash or additional Securities or other property at any time and from time to time receivable or otherwise distributable in respect of, in exchange for, or in substitution of, any of the property referred to in any of the immediately preceding clauses (a) through (c); and (e) any and all products and proceeds of any of the foregoing, together with all other rights, titles, interests, powers, privileges and preferences pertaining to said property.

         Section 2. Obligations Secured. This Agreement is made, and the security interest created hereby is granted to the Collateral Agent, to secure the prompt performance and payment in full of the Obligations.

         Section 3. Representations and Warranties. Each of the Pledgors, jointly and severally, hereby represents and warrants to the Collateral Agent as follows:

         (a) Validly Issued, etc. All of the Securities of each Issuer have been validly issued and are fully paid and nonassessable.

         (b) Title and Liens. Each Pledgor is, and, except as permitted by the Credit Agreement, will at all times continue to be, the legal and beneficial owner of the applicable Pledged Collateral and none of the Pledged Collateral is subject to any Lien (other than the Lien created by this Agreement and a junior Lien for the benefit of the holders of the Senior Subordinated Notes, as contemplated in the Credit Agreement).

         (c) Name; Chief Executive Office; Taxpayer ID Number. The correct corporate name of each Pledgor, the state of its organization, the chief executive office and principal place of business of each Pledgor, the location of each Pledgor's books and records relating to the respective Pledged Collateral, and the Federal Identification number of each Pledgor is set forth on Exhibit B attached hereto. None of the Pledgors has any offices or places of business other than as set forth on Exhibit B.

         (d) Authority, etc. Each of the Pledgors (i) has the power and authority to pledge the Pledged Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement and a junior Lien for the benefit of the holders of the Senior Subordinated Notes, as contemplated in the Credit Agreement), however arising, of all persons.

         (e) No Approval. No consent or approval of any Governmental Authority or any securities exchange was or is necessary to the validity of the pledges effected hereby.

         (f) Outstanding Shares. The Securities pledged by each of the Pledgors hereunder constitute all of the issued and outstanding Shares of the respective Domestic Subsidiary owned by each of the Pledgors.

         Section 4. Covenants. Each of the Pledgors hereby unconditionally covenants and agrees as follows:

         (a) No Liens; No Sale of Pledged Collateral. None of the Pledgors will create, assume, incur or permit or suffer to exist or to be created, assumed or incurred, any Lien on any of the Securities (other than the Lien created by this Agreement and a junior Lien for the benefit of the holders of the Senior Subordinated Notes, as contemplated in the Credit Agreement), and will not, except as permitted by the Credit Agreement, without the prior written consent of the Collateral Agent (which consent shall not be unreasonably withheld), sell, lease, assign, transfer or otherwise dispose of all or any portion of the Securities (or any interest therein).

         (b) Change of Locations, Name, Etc. Without giving the Collateral Agent 30 days' prior written notice, none of the Pledgors will (i) change such Pledgor's state of organization, registered legal name, chief executive office, principal place of business, or the location of its books and records relating to any of the Pledged Collateral or (ii) change such Pledgor's name, identity or structure.

         Section 5.        Additional Shares.

         (a) During the period this Agreement is in effect, without the consent of the Collateral Agent, none of the Pledgors shall permit any of the Issuers to issue any additional shares of capital stock or other equity securities or interests, unless such additional shares have been delivered and pledged to the Collateral Agent. Further, without the consent of the Collateral Agent, none of the Pledgors shall permit any of the Issuers to amend or modify its respective articles or certificate of incorporation in a manner which would materially adversely affect the voting, liquidation, preference or other rights of a holder of the Pledged Collateral.

         (b) Each of the Pledgors agrees that, until this Agreement has terminated in accordance with its terms, any additional Securities of any of the Issuers at any time issued to any of the Pledgors or otherwise acquired by any of the Pledgors shall be promptly delivered or otherwise transferred to the Collateral Agent as additional Pledged Collateral and shall be subject to the Lien of, and the terms and conditions of, this Agreement.

         Section 6. Registration in Nominee Name, Denominations. The Collateral Agent shall have the right (in its sole and absolute discretion) to hold the Pledged Collateral in its own name as pledgee, the name of its nominee (as Collateral Agent or as sub-agent) or the name of the applicable Pledgor, endorsed or assigned in blank pursuant to a separate blank stock power or in favor of the Collateral Agent or (where applicable) registered in the name of the Collateral Agent in the relevant stock registry. Each of the Pledgors will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Collateral registered in the name of such Pledgor. The Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Collateral for certificates of smaller or larger numbers of shares for any purpose consistent with this Agreement.

         Section 7.        Voting Rights; Dividends, etc.

         (a) So long as no Event of Default shall have occurred and be continuing, with respect to any Securities:

                  (i) each of the Pledgors shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to an owner of the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms and conditions of this Agreement or any agreement giving rise to or otherwise relating to any of the Obligations; provided, however, that none of the Pledgors shall exercise, or refrain from exercising, any such right or power if any such action would have a materially adverse effect on the value of such Pledged Collateral in the reasonable judgment of the Collateral Agent;

                  (ii) each of the Pledgors shall be entitled to retain and use any and all cash dividends, interest and principal paid on the Pledged Collateral, but any and all stock and/or liquidating dividends, other distributions in property, return of capital or other distributions made on or in respect of Pledged Collateral, whether resulting from a subdivision, combination or reclassification of outstanding Securities of any of the Issuers which are pledged hereunder or received in exchange for the respective Pledged Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets or on the liquidation, whether voluntary or involuntary, of any of the Issuers, or otherwise, shall be and become part of the Pledged Collateral pledged hereunder and, if received by any of the Pledgors, shall forthwith be delivered to the Collateral Agent to be held as collateral subject to the terms and conditions of this Agreement.

         (b) The Collateral Agent agrees to execute and deliver to each of the Pledgors, or cause to be executed and delivered to each of the Pledgors, as appropriate, at the sole cost and expense of such Pledgor, all such proxies, powers of attorney, dividend orders and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers which such Pledgor is entitled to exercise pursuant to clause (a)(i) above and/or to receive the dividends which such Pledgor is authorized to retain pursuant to subsection (a)(ii) above.

         (c) Upon the occurrence and during the continuance of an Event of Default, all rights of each the Pledgors to exercise the voting and/or consensual rights and powers which such Pledgor is entitled to exercise pursuant to subsection (a)(i) above and/or to receive the dividends, interest and principal that such Pledgor is authorized to receive and retain pursuant to subsection (a)(ii) above shall cease, and all such rights thereupon shall become immediately vested in the Collateral Agent, which shall have, to the extent permitted by law, the sole and exclusive right and authority (acting at the direction of the Required Lenders) to exercise such voting and/or consensual rights and powers which each of the Pledgors shall otherwise be entitled to exercise pursuant to subsection (a)(i) above and/or to receive and retain the dividends which each of the Pledgors shall otherwise be authorized to retain pursuant to subsection (a)(ii) above. Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this subsection (c) shall be retained by the Collateral Agent as additional collateral hereunder and shall be applied in accordance with the provisions of
Section 10. If any of the Pledgors shall receive any dividends or other property which it is not entitled to receive under this Section, such Pledgor shall hold the same in trust for the Collateral Agent, without commingling the same with other funds or property of or held by such Pledgor, and shall promptly deliver the same to the Collateral Agent upon receipt by such Pledgor in the identical form received, together with any necessary endorsements.

         Section 8. Event of Default Defined. For purposes of this Agreement, "Event of Default" shall mean:

         (a) any of the Pledgors shall fail to observe or perform any covenant or agreement contained in Sections 4(a), 5, or 7(a)(ii) hereof;

         (b) any of Pledgors shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by the immediately preceding subsection (a)) for a period of 30 days after written notice thereof has been given to such Pledgor by the Collateral Agent; and

         (c) an Event of Default under and as defined in the Credit Agreement shall occur and be continuing.

         Section 9.        Remedies upon Default.

         (a) In addition to any right or remedy that the Collateral Agent may have under the Credit Agreement, the other Credit Documents or otherwise under applicable law, if an Event of Default shall have occurred and be continuing, the Collateral Agent may exercise any and all the rights and remedies of a secured party under the Uniform Commercial Code as in effect in any applicable jurisdiction (the "Code") and may otherwise sell, assign, transfer, endorse and deliver the whole or, from time to time, any part of the Pledged Collateral at a public or private sale or on any securities exchange, for cash, on credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Collateral Agent (acting at the direction of the Required Lenders, in their sole discretion) shall deem appropriate. As further provided for in Section 14 hereof, the Collateral Agent shall be authorized at any sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Collateral for their own account in compliance with the Securities Laws (as such term is defined in Section 14 below) and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer, endorse and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each purchaser at any sale of Pledged Collateral shall take and hold the property sold absolutely free from any claim or right on the part of any of the Pledgors, and each of the Pledgors hereby waives (to the fullest extent permitted by applicable law) all rights of redemption, stay and/or appraisal which any of the Pledgors now has or may at any time in the future have under any applicable law now existing or hereafter enacted. Each of the Pledgors agrees that, to the extent notice of sale shall be required by applicable law, at least ten days' prior written notice to the applicable Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall constitute reasonable notification. Such notice, in case of public sale, shall state the time and place for such sale, and, in the case of sale on a securities exchange, shall state the exchange on which such sale is to be made and the day on which the respective Pledged Collateral, or portion thereof, will first be offered for sale at such exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and shall state in the notice or publication (if any) of such sale. At any such sale, the applicable Pledged Collateral, or portion thereof to be sold, may be sold in one lot as an entirety or in separate parcels, as the Collateral

Agent may determine (acting at the direction of the Required Lenders, in their sole and absolute discretion). The Collateral Agent shall not be obligated to make any sale of any of the Pledged Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Pledged Collateral may have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case the sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability to any of the Pledgors in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice. At any public sale made pursuant to this Agreement, the Collateral Agent or any Lender (in accordance with [Section 2.10(e) of the Credit Agreement]), to the extent permitted by applicable law, may bid for or purchase, free from any right of redemption, stay and/or appraisal on the part of any of the Pledgors (all said rights being also hereby waived and released to the extent permitted by applicable law), any part of or all the Pledged Collateral offered for sale and may make payment on account thereof by using any claim then due and payable to the Collateral Agent from any of the Pledgors as a credit against the purchase price, and the Collateral Agent may, upon compliance with the terms of sale and to the extent permitted by applicable law, hold, retain and dispose of such property without further accountability to any of the Pledgors therefor. For purposes hereof, a written agreement to purchase all or any part of the Pledged Collateral shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and none of the Pledgors shall be entitled to the return of any Pledged Collateral subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default may have been remedied or the Obligations may have been paid in full as herein provided. Each of the Pledgors hereby waives any right to require any marshaling of assets and any similar right.

         (b) In addition to exercising the power of sale herein conferred upon it, the Collateral Agent (acting at the direction of the Required Lenders) shall also have the option to proceed by suit or suits at law or in equity to foreclose this Agreement and sell the Pledged Collateral or any portion thereof pursuant to judgment or decree of a court or courts having competent jurisdiction.

         (c) In addition to the foregoing, the Collateral Agent (acting at the direction of the Required Lenders) shall have all other rights, powers and remedies which are available to it under any applicable laws.

         (d) The rights and remedies of the Collateral Agent under this Agreement are cumulative and not exclusive of any rights or remedies which it would otherwise have.

         Section 10. Application of Proceeds of Sale and Cash. Each of the Pledgors agrees to pay to the Collateral Agent all Enforcement Costs (as defined below) paid or incurred by the Collateral Agent. This agreement in this Section 10 shall survive the termination of this Agreement and the Lien on the Pledged Collateral. All Enforcement Costs, together with interest thereon from the date of any demand therefor until paid in full at a per annum rate of interest equal at all times to the Default Rate, shall be paid by the Company to the Collateral Agent whenever demanded by the Collateral Agent.

         Any proceeds of the collection of the sale or other disposition of the Pledged Collateral will be applied by the Collateral Agent in accordance with the terms of Section 2.11(e) of the Credit Agreement, subject to the Intercreditor Agreement. If the sale or other disposition of the Pledged Collateral fails to satisfy all of the Obligations, the Debtors shall remain liable to the Collateral Agent and the Lenders for any deficiency. Subject to the terms of the Intercreditor Agreement, any surplus from the sale or disposition of the Pledged Collateral shall be paid to the respective Pledgor or to any other party entitled thereto or shall otherwise be paid over in a manner permitted by law after payment in full of all Obligations and the Enforcement Costs related to any such payment.

         As used herein, the term "Enforcement Costs" means all reasonable expenses, charges, costs and fees whatsoever (including, without limitation, reasonable attorneys' fees and expenses) of any nature whatsoever paid or incurred by or on behalf of the Collateral Agent in connection with (a) the collection or enforcement of any or all of the Obligations or this Agreement (including, without limitation, reasonable attorneys fees incurred prior to the institution of any suit or other proceeding), (b) the creation, perfection, collection, maintenance, preservation, defense, protection, realization upon, disposition, sale or enforcement of all or any part of the Pledged Collateral,
(c) the monitoring, inspection, administration, processing, servicing of any or all of the Obligations and/or the Pledged Collateral, (d) the preparation of this Agreement, the Security Documents, and the preparation and review of lien and record searches, reports, certificates, and/or other documents or information relating from time to time to the taking, perfection, inspection, preservation, protection and/or release of a Lien on the Pledged Collateral, the value of the Pledged Collateral, or otherwise relating to the Collateral Agent's or any Lender's rights, powers and remedies under this Agreement or with respect to the Pledged Collateral, and (e) all filing and/or recording taxes or fees and all stamp and other similar taxes and fees payable or determined to be payable in connection with the execution and delivery of this Agreement and any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees, the Pledgors hereby agreeing jointly and severally to indemnify and save the Collateral Agent and the Lenders harmless from and against such liabilities.

         Section 11. Collateral Agent Appointed Attorney-in-Fact. From and after the occurrence and during the existence of an Event of Default, each of the Pledgors hereby constitutes and appoints the Collateral Agent as the attorney-in-fact of each Pledgor with full power of substitution either in the Collateral Agent's name or in the name of each of the Pledgors to do any of the following with respect to any Securities and the related Pledged Collateral: (a) to perform any obligation of any of the Pledgors hereunder in such Pledgor's name or otherwise; (b) to ask for, demand, sue for, collect, receive, receipt and give acquittance for any and all moneys due or to become due under and by virtue of any Pledged Collateral; (c) to prepare, execute, file, record or deliver notices, assignments, financing statements, continuation statements, applications for registration or like papers to perfect, preserve or release the Collateral Agent's security interest in the Pledged Collateral or any of the documents, instruments, certificates and agreements described in Section 13(b);
(d) to verify facts concerning the Pledged Collateral in its own name or a fictitious name; (e) to endorse checks, drafts, orders and other instruments for the payment of money payable to any of the Pledgors, representing any interest or dividend or other distribution payable in respect of the Pledged Collateral or any part thereof or on account thereof and to give full discharge for the same; (f) to exercise all rights, powers and remedies which any of the Pledgors would have, but for this Agreement, under the Pledged Collateral; and (g) to carry out the provisions of this Agreement and to take any action and execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, and to do all acts and things and execute all documents in the name of each of the Pledgors or otherwise, deemed by the Collateral Agent as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder. Nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice, or to take any action with respect to the Pledged Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Collateral Agent or omitted to be taken with respect to the Pledged Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Pledgor or to any claim or action against the Collateral Agent. The power of attorney granted herein is irrevocable and coupled with an interest.

         Section 12. Reimbursement of Collateral Agent. Each of the Pledgors agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, disbursements and other charges of its counsel and of any experts or agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or any sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, or (iv) the failure by any of the Pledgors to perform or observe any of the provisions hereof. Any such amounts payable as provided hereunder shall be additional obligations secured hereby and by the other Security Documents.

         Section 13. Further Assurances. Each of the Pledgors shall, at its sole cost and expense, take all action that may be necessary or desirable in the Collateral Agent's sole discretion or at the request of the Required Lenders, so as at all times to maintain the validity, perfection, enforceability and priority of the Collateral Agent's security interest in the Pledged Collateral, or to enable the Collateral Agent to exercise or enforce its rights hereunder, including without limitation (a) delivering to the Collateral Agent, endorsed or accompanied by such instruments of assignment as the Collateral Agent may specify, any and all chattel paper, instruments, letters of credit and all other undertakings of guaranty and documents evidencing or forming a part of the Pledged Collateral and (b) executing and delivering financing statements, pledges, designations, notices and assignments, in each case in form and substance satisfactory to the Collateral Agent, relating to the creation, validity, perfection, priority or continuation of the security interest granted hereunder. Subject to the foregoing, each of the Pledgors agrees to take, and authorizes the Collateral Agent to take on such Pledgor's behalf, any or all of the following actions with respect to any Pledged Collateral as the Collateral Agent shall deem necessary to perfect the security interest and pledge created hereby or to enable the Collateral Agent to enforce its rights and remedies hereunder: (i) to register in the name of the Collateral Agent any Pledged Collateral in certificated or uncertificated form; (ii) to endorse in the name of the Collateral Agent any Pledged Collateral issued in certificated form; and
(iii) by book entry or
otherwise, identify as belonging to the Collateral Agent a quantity of securities that constitutes all or part of the Pledged Collateral registered in the name of the Collateral Agent. Notwithstanding the foregoing each of the Pledgors agrees that Pledged Collateral which is not in certificated form or is otherwise in book-entry form shall be held for the account of the Collateral Agent. Each of the Pledgors hereby authorizes the Collateral Agent to execute and file in all necessary and appropriate jurisdictions (as determined by the Collateral Agent) one or more financing or continuation statements (or any other document or instrument referred to in the immediately preceding clause (b)) in the name of the applicable Pledgor and to sign such Pledgor's name thereto. Each of the Pledgors authorizes the Collateral Agent to file any such financing statement, document or instrument without the signature of such Pledgor to the extent permitted by applicable law. To the extent permitted by applicable law, a carbon, photographic, xerographic or other reproduction of this Agreement or any financing statement is sufficient as a financing statement. Any property comprising part of the Pledged Collateral required to be delivered to the Collateral Agent pursuant to this Agreement shall be accompanied by proper instruments of assignment duly executed by each of the Pledgors and by such other instruments or documents as the Collateral Agent may reasonably request.

         Section 14. Securities Laws. In view of the position of the Pledgors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar applicable law hereafter enacted analogous in purpose or effect, whether foreign or domestic (such Act and any such similar applicable law as from time to time in effect being called the "Securities Laws") with respect to any disposition of the Pledged Collateral permitted hereunder. Each of the Pledgors understands that compliance with the Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral in accordance with the terms hereof, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral in accordance with the terms hereof under applicable Blue Sky or other state securities laws or similar applicable law analogous in purpose or effect. The Pledgor recognizes that in light of the foregoing restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each of the Pledgors acknowledges and agrees that in light of the foregoing restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, may, in accordance with applicable law, (a) proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) approach and negotiate with a single potential purchaser to effect such sale. Each of the Pledgors acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral in accordance with the terms hereof at a price that the Collateral Agent (acting at the direction of the Required Lenders, in their sole and absolute discretion), may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section will apply notwithstanding the existence of public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

         Section 15. Indemnification. Each of the Pledgors agrees jointly and severally to indemnify and hold the Collateral Agent and any corporation controlling, controlled by, or under common control with, the Collateral Agent and any officer, attorney, director, shareholder, agent or employee of the Collateral Agent or any such corporation (each an "Indemnified Person"), harmless from and against any claim, loss, damage, action, cause of action, liability, cost and expense or suit of any kind or nature whatsoever (collectively, "Losses"), brought against or incurred by an Indemnified Person, in any manner arising out of or, directly or indirectly, related to or connected with this Agreement, including without limitation, the exercise by the Collateral Agent of any of its rights and remedies under this Agreement or any other action taken by the Collateral Agent pursuant to the terms of this Agreement; provided, however, the Pledgor shall not be liable to an Indemnified Person for any Losses to the extent that such Losses result from the gross negligence or willful misconduct of such Indemnified Person. Each Pledgor's obligations under this section shall survive the termination of this Agreement and the payment in full of the Obligations.

         Section 16. Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral and shall remain in full force and effect until it terminates in accordance with its terms. Each of the Pledgors and the Collateral Agent hereby agree that the security interest created by this Agreement in the Pledged Collateral shall not terminate and shall continue and remain in full force and effect notwithstanding the transfer to any of the Pledgors or any person designated by it of all or any portion of the Pledged Collateral.

         Section 17. Security Interest Absolute. All rights of the Collateral Agent hereunder, the grant of a security interest in the Collateral and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Credit Document, the Intercreditor Agreement, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of the payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Credit Document, the Intercreditor Agreement, or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Obligations, including, without limitation, the release of any one or more Pledgors or other Persons from this Agreement or any other agreement securing the payment and performance of the Obligations or other indebtedness of the Pledgors or of any other Person to the Lenders, the Agent, the Collateral Agent, or the holders of the Senior Subordinated Notes, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any of the Pledgors in respect of the Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Obligations).

         Section 18. No Waiver. Neither the failure on the part of the Collateral Agent to exercise, nor the delay on its part in exercising any right, power or remedy hereunder, nor any course of dealing between the Collateral Agent and any of the Pledgors shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy hereunder preclude any other or the further exercise thereof or the exercise of any other right, power or remedy.

         Section 19. Notices. Notices, requests and other communications required or permitted hereunder shall be given in accordance with the applicable terms of the Credit Agreement.

         Section 20. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         Section 21. Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by any of the Pledgors herefrom shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         Section 22. Binding Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that none of the Pledgors shall be permitted to assign this Agreement or any interest herein or in the Pledged Collateral, or any part thereof, or any cash or property held by the Collateral Agent as collateral under this Agreement.

         Section 23. Termination. Upon indefeasible payment in full of all of the Obligations, and termination of all Commitments under the Credit Agreement, this Agreement shall terminate. Upon termination of this Agreement in accordance with its terms the Collateral Agent agrees to take such actions as the Company may reasonably request, and at the sole cost and expense of the Company, (a) to return the Pledged Collateral to the applicable Pledgor, and (b) to evidence the termination of this Agreement, including, without limitation, the filing of any releases or any termination statements under the Uniform Commercial Code.

         Section 24. Joint and Several Liability; Additional Pledgors; Release of Pledgors. The obligations and liabilities of the Pledgors from time to time party to this Agreement shall be joint and several. Section 5.15 of the Credit Agreement provides that Domestic Subsidiaries which own or acquire a Domestic Subsidiary and which are not Pledgors must become Pledgors hereunder by, among other things, executing and delivering to the Agent a joinder with respect to this Agreement. Any Domestic Subsidiary which executes and delivers to the Agent a joinder with respect to this Agreement shall be a Pledgor for all purposes hereunder and shall thereafter be jointly and severally liable with all other Pledgors then party to this Agreement or thereafter joined hereto.

         Section 25. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

         Section 26. Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

         Section 27. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute but one agreement.

                            [Signatures on Next Page]

         IN WITNESS WHEREOF, each of the Pledgors has executed and delivered this Agreement under seal as of the date first written above.

                                      CROWN CRAFTS, INC.             (SEAL)


                                      By:
                                          -------------------------------------
                                          Name:
                                          Title:




         Agreed to, accepted and acknowledged
as of the date first written above.


WACHOVIA BANK, N.A., as Collateral Agent


By:
   -------------------------------------
   Title:

                                    EXHIBIT A

                               PLEDGED COLLATERAL

                           PLEDGOR: CROWN CRAFTS, INC.


                                                                                                                        Certificate
                                                                                                                         Nos. for
                                                      No. of Shares   No. of Shares    No. of Shares    No. of Shares     Pledged
Name of Subsidiary                Class of Stock        Authorized        Issued        Outstanding        Pledged        Shares
------------------                --------------        ----------        ------        -----------        -------        ------
Churchill Weavers, Inc.           Common $100 par         2,000             306              306              306            16

Hamco, Inc.                       Common/no par           1,000           1,000            1,000            1,000             4

The Red Calliope (predecessor     Common $0.001 par      10,000             100              100              100            27
of Crown Crafts Infant
Products, Inc., no replacement
certificates having been issued)

                                    EXHIBIT B

                                    PLEDGORS


Crown Crafts, Inc. a Georgia corporation
1600 RiverEdge Parkway
Suite 200
Atlanta, Georgia 30328
Federal Tax I.D. # 58-0678148

                                                                       EXHIBIT O

                                   [RESERVED]

                                                                     EXHIBIT P-1



                        FORM OF LETTER OF CREDIT REQUEST

TO: Lenders listed in that certain Credit Agreement, dated as of July 23, 2001 (the "Credit Agreement"), among Crown Crafts, Inc. (the "Parent"), Churchill Weavers, Inc., Hamco, Inc. and Crown Crafts Infant Products, Inc., the Lenders listed therein and Wachovia Bank, N.A., as Agent ("Agent").

         Pursuant to Section 2.17(a) of the Credit Agreement, the undersigned authorized officer of the undersigned Borrower hereby requests [a] Letter[s] of Credit as follows:

-------------------------------------------------------------------------------------------
                                                          Letter of
Face Amount     Date of Issuance      Expiry Date      Credit Purpose     Beneficiary
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

         The undersigned hereby certifies that the amount of the outstanding Letter of Credit Obligations prior to giving effect to any Letter of Credit requested hereby is equal to $[________].

         Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meaning in this notice.

Date: [ ________________ ].

                                    [BORROWER]



                                    By:
                                       -----------------------------
                                       Name:
                                       Title:

                                                                     EXHIBIT P-2



                                 FORM OF NOTICE
                   IN RESPECT OF ISSUANCE OF LETTERS OF CREDIT



TO: Lenders listed in that certain Credit Agreement, dated as of July 23, 2001 (the "Credit Agreement"), among Crown Crafts, Inc. (the "Parent"), Churchill Weavers, Inc., Hamco, Inc. and Crown Crafts Infant Products, Inc., the Lenders listed therein and Wachovia Bank, N.A., as Agent ("Agent").

         Pursuant to Section 2.17(b) of the Credit Agreement, the Agent hereby certifies to the Lenders that it has issued the following Letters of Credit pursuant to Article 2 of the Credit Agreement:

-----------------------------------------------------------------------------------------
Letter of        Date of Issuance   Expiry Date      Letter of         Beneficiary
Credit No.                                           Credit Purpose
and Face
Amount
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

         A copy of each of the Letters of Credit listed above has been attached hereto.

         Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meaning in this notice.

Date: [ _________________ ].



                                      WACHOVIA BANK, N.A.



                                      By:
                                          ------------------------------------
                                          Name:
                                          Title:

                                    EXHIBIT Q

                                                     BLOCKED ACCOUNT AGREEMENT

         THIS BLOCKED ACCOUNT AGREEMENT is made as of the ______ day of [_________________________], by and among [_____________________] (the
"Obligor"), WACHOVIA BANK, N.A., as Collateral Agent (the "Collateral Agent") and [_______________________________] (the "Bank").

         WHEREAS, the Obligor is the borrower under or a guarantor with respect to the borrower's obligations under that certain Credit Agreement (the "Credit Agreement") dated as of July 23, 2001 by and among Crown Crafts, Inc. (the "Parent"), Churchill Weavers, Inc., Hamco, Inc. and Crown Crafts Infant Products, Inc., the Lenders named therein (the "Lenders") and Wachovia Bank, N.A., in its capacity as the agent for the Lenders (the "Agent") wherein, among other things, the Obligor has granted the Collateral Agent, for the benefit of the Lenders, a security interest in its present and future accounts receivable, general intangibles and all proceeds thereof and the Obligor has agreed that all collections and proceeds of such accounts receivable and general intangibles shall be remitted in kind to the Collateral Agent; and

         WHEREAS, the Collateral Agent and the Obligor desires to use an account of the Bank until a lockbox arrangement with the Collateral Agent can be established; and

         WHEREAS, the Bank is willing to provide said service for the Obligor and the Collateral Agent commencing as of the date hereof;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. MAINTENANCE OF ACCOUNT. Customers of the Obligor have been, or will be, to the extent consistent with the Obligor's past practice, instructed to mail their remittances to the offices of the Obligor. The Obligor shall cause all remittances received by it to be deposited into the Account (as defined below) on the day received by the Obligor, unless received after 2:00 P.M., (at the Bank's local time), in which case such deposits may be made on the next Business Day. Until a Notice of Redirection substantially in the form of Exhibit A hereto (a "Notice") is delivered by the Collateral Agent to the Bank, available balances in the Account shall be transferred each business day by the Bank from the Account via the automatic clearing house system or wire transfer to [_______________], provided that available balances exceed $[_______________] before being so transferred. Upon the delivery of a Notice by the Collateral Agent to the Bank, the Bank shall transfer such funds only as provided in such Notice. The Bank shall mail both a deposit advice for all deposits to the Account on a daily basis and a statement of account, on a monthly basis, to the Obligor and, upon request by the Collateral Agent, to the Collateral Agent. In addition, the Bank shall indicate by telephone to the Collateral Agent on each Bank business day by [2:30] P.M. (Atlanta, Georgia time) the amount of each day's deposit total.

         2. ACCOUNT ASSIGNED. The Obligor shall cause the Bank to change its books and records to indicate that Account No. [__________] (the "Account") opened by the Obligor has been and hereby is irrevocably and unconditionally assigned to the Collateral Agent. The Obligor shall have no control whatsoever over items deposited in the Account. The Account shall be designated as the "[__________________] Collection Account for Wachovia Bank, N.A., as Collateral Agent". The Bank will have exclusive and unrestricted access to the Account.

         3. RETURNED CHECKS. Checks deposited in the Account which are returned unpaid because of "Insufficient Funds," "Uncollected Funds," etc., will be redeposited by the Bank only once, and if a returned check exceeds $[1,000], the Bank shall notify both the Collateral Agent and the Obligor thereof by telephone. If redeposit is not warranted for reasons such as "account closed" or "payment stopped" or if a check is returned a second time, the Bank shall notify both the Collateral Agent and the Obligor thereof by telephone, and send such returned check to the Obligor.

         4. RECORD MAINTENANCE. All deposited checks will be microfilmed (on front and back) by the Bank and retained for five years by the Bank prior to destruction. Photocopies of filmed items will be provided to the Collateral Agent or the Obligor on request, within the five-year period.

         5. BANK CHARGES. All expenses for the maintenance of the Account are the responsibility of the Obligor and shall not be charged against any checks, remittances, or other forms of collections.

         6. INDEMNITY. The Bank hereby agrees that it will treat all remittances received in the Account in accordance with the terms of this Agreement. The amount of any check previously credited to the Account and subsequently returned unpaid for any of the reasons set forth in Section 3 hereof shall be debited to the Account. In addition, the Collateral Agent hereby indemnifies the Bank for payment of Bank charges and fees described in Section 5 hereof, and any check, the amount of which was been previously transferred to the Collateral Agent, but which is returned unpaid on account of any of the reasons set forth in Section 5 hereof. The Obligor agrees to immediately reimburse Collateral Agent for any payments made by the Collateral Agent to the Bank pursuant to this Agreement, and hereby irrevocably authorizes the Collateral Agent to charge the Obligor's account with the Collateral Agent for the full amount of all such payments.

         7. BANK LIABILITY. In acting under this agreement the Bank shall not be liable to the Collateral Agent or the Obligor for any error of judgment, or for any act done or step taken or omitted by it in good faith, except for the Bank's gross negligence or willful misconduct.

         8. TERM. This agreement shall continue in full force and effect until termination by the Bank on 60 days' prior written notice to both other parties. The Collateral Agent may terminate at any time which termination shall be effective on receipt of written notice by the Bank. The Obligor shall have no right to unilaterally terminate this Agreement.

         9. MODIFICATION; CHOICE OF LAW. This Agreement may only be modified by a writing signed by all of the parties hereto. This Agreement shall be governed by the internal laws of the state of Georgia.

         10. ADDRESSES. All notices, including phone notice, daily deposit advices, monthly statements of account and copies of all checks and the documents which are to be given or sent to the Collateral Agent shall be sent to the following address, and, where applicable, given at the following phone number:

         a.       Wachovia Bank, N.A.
                  191 Peachtree Street, N.E.
                  Atlanta, Georgia 30303-1757
                  Attention: Leveraged Finance
                  Telephone: 404-332-5709

         b.       All notices to the Bank shall be sent to:

                  --------------------------------------------
                  --------------------------------------------
                  --------------------------------------------
                  Attention:
                             ---------------------------------
                  Telephone:  ___- ___ -____

         c. All notices and items which are to be sent to the Obligor shall be sent to:

                  --------------------------------------------
                  --------------------------------------------
                  --------------------------------------------
                  Attention:
                             ---------------------------------
                  Telephone:  ___- ___ -____

         This Agreement shall become effective upon its receipt by the Collateral Agent, properly executed by all of the parties hereto.

COLLATERAL AGENT:

WACHOVIA BANK, N.A., as Collateral Agent


By:
   -------------------------------------
   Title:
          ------------------------------


OBLIGOR:

[---------------------]

By:
   -------------------------------------
   Title:
          ------------------------------



BANK:

[---------------------]

By:
   -------------------------------------
   Title:
          ------------------------------

                                    EXHIBIT A

                        [Letterhead of Collateral Agent]

                              Notice of Redirection

                             ______________, 20____



----------------------------

----------------------------

----------------------------
Attention:
          ------------------

         Re:      [___________________] Collection Account for
                  Wachovia Bank, N.A., as Collateral Agent, Account No._______________ (the "Account")

Ladies and Gentlemen:

         Reference is made to that certain lockbox agreement dated as of [_____________________] (the "Agreement") among you, us, as Collateral Agent, and [__________________] as the Obligor pursuant to which we, for our benefit and for the benefit of the Lenders (as defined in the Agreement), were given exclusive interest and control of the Account. This notice is given in accordance with the terms of the Agreement.

         Effective immediately and continuing until we shall authorize you in writing to do otherwise, we hereby direct you to transfer on a daily basis all funds deposited into the Account with the following instructions:

                        [insert appropriate instructions]

                                       Very truly yours,



                                       WACHOVIA BANK, N.A., as Collateral Agent



By:
   -----------------------------
   Title:
         -----------------------

                                                                       EXHIBIT R

                    CONSOLIDATED EXCESS CASH FLOW CERTIFICATE

         Reference is made to the Credit Agreement dated as of July 23, 2001 (as modified and supplemented and in effect from time to time, the "Credit Agreement") by and among Crown Crafts, Inc., Churchill Weavers, Inc., Hamco, Inc. and Crown Crafts Infant Products, Inc. (collectively or individually, as the context shall require, the "Borrowers"), the Lenders from time to time parties thereto, and Wachovia Bank, N.A., as Agent. Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

         Pursuant to SECTION 2.01(c) of the Credit Agreement, ________________, the duly authorized ____________________ of the Parent, hereby certifies to the Agent and the Lenders that, as of the last day of the Annual Period ended ___________, 200__, the information contained in the Consolidated Excess Cash Flow Certificate attached hereto is true, accurate and complete in all material respects.



CROWN CRAFTS, INC.



By:                           (SEAL)
   ---------------------------
   Name:
   Title:

                                  CROWN CRAFTS
                  CALCULATION OF CONSOLIDATED EXCESS CASH FLOW
                    FOR ANNUAL PERIOD ENDED __________, 200__

(a)      Consolidated EBITDA        Schedule 1                            $___________

(b)      Capital Expenditures                                             $___________

(c)      taxes paid                                                       $___________

(d)      Consolidated Free Cash Flow (sum of (a), less (b), less (c))     $___________

(e)      Consolidated Available Free Cash Flow (70% of (d)    )           $___________

(f)      Cash Interest paid                 Schedule 2                    $___________

(g)      aggregate of Minimum Principal Reduction Amounts paid            $___________

(h)      CONSOLIDATED EXCESS CASH FLOW
         (sum of (e), less (f), less (g)                                  $___________

                                                                      Schedule 1

                               CONSOLIDATED EBITDA

         (a)      Consolidated Net Income for:

                  ____ quarter ____                                             $___________

                  ____ quarter ____                                             $___________

                  ____ quarter ____                                             $___________

                  ____ quarter ____                                             $___________

         (b)      depreciation and amortization expenses for:

                  ____ quarter ____                                             $___________

                  ____ quarter ____                                             $___________

                  ____ quarter ____                                             $___________

                  ____ quarter ____                                             $___________

         (c)      Consolidated Interest Expense for:

                  ____ quarter ____                                             $___________

                  ____ quarter ____                                             $___________

                  ____ quarter ____                                             $___________

                  ____ quarter ____                                             $___________

         (d)      income tax expense included in Consolidated Net
                  Income for:

                  ____ quarter ____                                             $___________

                  ____ quarter ____                                             $___________

                  ____ quarter ____                                             $___________

                  ____ quarter ____                                             $___________

                                                                      Schedule 2

                                  CASH INTEREST

         (a)      interest on Revolving Loans                                   $_____________

         (b)      interest on Term Loans at Cash Contract Rate                  $_____________

         (c)      interest on Senior Subordinated Debt                          $_____________

         (d)      CASH INTEREST (sum of (a), plus (b), plus (c))                $_____________

                                                                       EXHIBIT S

                     ASSIGNMENT OF FACTORING CREDIT BALANCES

           [TO BE REVISED AS APPROPRIATE FOR A FACTOR OTHER THAN CIT]

         THIS ASSIGNMENT OF FACTORING CREDIT BALANCES (this "Assignment Agreement"), made this ___ day of __________, 2001 by and among, CROWN CRAFTS, INC., HAMCO, INC. and CROWN CRAFTS INFANT PRODUCTS, INC. (collectively, the "Company"), THE CIT GROUP/COMMERCIAL SERVICES, INC. (the "Factor"), and WACHOVIA BANK, N.A., as collateral agent (the "Collateral Agent");

                                   WITNESSETH:

         WHEREAS, the Company entered into a factoring agreement with Barclays American/Commercial, Inc., the predecessor in interest to the Factor, dated January 26, 1982 (as amended, modified or supplemented, the "Factoring Agreement"), pursuant to which the Factor purchases from the Company accounts receivable arising out of the sale of goods and/or performance of services by the Company as more fully set forth in the Factoring Agreement; and

         WHEREAS, pursuant to that certain Credit Agreement dated as of July 23, 2001 by and among Crown Crafts, Inc., Churchill Weavers, Inc., Hamco, Inc. and Crown Crafts Infant Products, Inc., the Lenders named therein and Wachovia Bank, N.A., as Agent and collateral agent (the "Credit Agreement"; capitalized terms used herein without definition have the meanings set forth in the Credit Agreement) , the Company has agreed to provide the Collateral Agent, for the benefit of the Lenders with certain collateral security from time to time to secure indebtedness and other obligations owed by the Company to the Collateral Agent and the Lenders;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, receipt whereof is hereby acknowledged, the parties hereto agree as follows:

         1. As security for the Obligations, the Company hereby assigns, transfers and sets over unto the Collateral Agent, for the benefit of the Lenders, and hereby grants a security interest to the Collateral Agent, for the benefit of the Lenders, in and to all its rights, title and interest in and to monies due and to become due and payable to the Company from time to time under the Factoring Agreement.

         2. The Factor and the Company warrant and represent that a true and correct copy of the Factoring Agreement, and all amendments thereto as of the date of this Assignment Agreement, if any, are attached hereto as Exhibit A. The Factor agrees not to amend the Factoring Agreement in any material respect after the date hereof that would adversely affect the interest of the Collateral Agent or the Lenders hereunder without the prior written consent of the Collateral Agent. The Factor confirms that, to the best of its knowledge, no assignment, notice of assignment or notice of lien applicable to the monies therefor assigned to the Collateral Agent under this Agreement has been filed with the Factor by any person, firm or corporation. The Factor agrees that notwithstanding any contrary provision in the Factoring Agreement, the Company may grant a security interest to the Collateral Agent, for the benefit of the Lenders, in any accounts receivable and any other property of the Company from time to time and that no loans or advances shall be made by the Factor to the Company, under the Factoring Agreement or otherwise.

         3. The Factor shall remit directly to the Collateral Agent, at ______________________________________________, all monies to which the Company is now or may hereafter be entitled pursuant to the terms of the Factoring Agreement, as and when such monies become due and payable to the Company under the Factoring Agreement, subject to (a) the Factor's setoff against any and all fees and expenses owing by the Company to the Factor under the terms of the Factoring Agreement, (b) the reserve, if any, which the Factor is entitled to retain in accordance with the terms of the Factoring Agreement, and (c) the Factor's other rights under the Factoring Agreement, and (d) an order of a court of proper jurisdiction or unless otherwise required by the United States Bankruptcy Code and Regulations, and (e) termination of this Assignment Agreement.

         The Company represents and warrants to the Factor that the assignment, transfer and security interest made in this Assignment Agreement is validly perfected in all respects pursuant to the Uniform Commercial Code or other applicable law, and that the Collateral Agent alone (for the benefit of the Lenders) is entitled to receive all amounts otherwise available to the Company under the Factoring Agreement. The Company agrees to indemnify and to hold the Factor harmless from any and all liability or expense which may be incurred by Factor by reason of the Factor's recognition of this Assignment Agreement, the security interest contained herein, and the making by the Factor of remittances to the Collateral Agent as herein provided. This indemnity shall survive termination of this Assignment Agreement.

         4. The Factor agrees to send to the Collateral Agent a photocopy of the monthly statement of the Company's account with the Factor covering transactions under the Factoring Agreement after the close of each month concurrently with the Factor's sending of such statement to the Company. The Collateral Agent hereby acknowledges any such monthly statement and any of the information contained therein are generated and created by the Factor solely for the Factor's own use, and the Factor makes no representation or warranty whatsoever as to the accuracy of any such information. To the extent that the Collateral Agent relies on any such information contained in any such monthly statement, the Collateral Agent does so at its own risk.

         5. The Company hereby irrevocably authorizes and empowers the Collateral Agent, from and after the giving of a Notice to the Factor, to ask, demand, receive, receipt and give acquittance for any and all such monies hereby assigned, to endorse any checks or other orders for the payment of monies payable to the Company in payment thereof and in its settlements and compromises and grant releases and otherwise take such other action in its own name or in the name of the Company, or otherwise, which the Collateral Agent may deem necessary or advisable in the premises. The Company agrees that it will, at the request of the Collateral Agent, make, do and execute any such further acts, agreements, assurances and other documents or instruments as shall be reasonably required to enable the Collateral Agent to collect all monies due or to become due and payable to the Company under the Factoring Agreement, according to the intent and purpose of this Agreement. The Company further agrees that the rights granted herein to the Collateral Agent by the Company are in addition to the rights that are otherwise available to the Collateral Agent and that this Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Collateral Agent and any collateral agent succeeding to the Collateral Agent's rights under the Credit Agreement.

         6. Any provision in this Agreement to the contrary notwithstanding, any and all liens and security interest which the Collateral Agent now has or may hereafter claim in and to any of the Factored Receivables (as hereinafter defined) of the Company shall be and remain subordinate in priority to any liens and security interest which the Factor now has or may hereafter claim in and to any of the Factored Receivables. For the purposes of this Agreement, the term "Factored Receivables" shall mean the following property of the Company sold to and purchased by the Factor in accordance with the terms of the Factoring Agreement:

         [ALL PRESENT AND FUTURE ACCOUNTS RECEIVABLE OF THE COMPANY ARISING FROM ITS SALES OF INVENTORY OR PERFORMANCE OF SERVICES (INCLUDING THOSE UNDER ANY TRADE NAMES, THROUGH ANY DIVISIONS AND THROUGH ANY SELLING AGENT), SOLD BY THE COMPANY UNDER THE FACTORING AGREEMENT, AND ALL RELATED INSTRUMENTS, DOCUMENTS, CHATTEL PAPER, CONTRACT RIGHTS (INCLUDING RESCISSION, REPOSSESSION, RECLAMATION AND STOPPAGE IN TRANSIT), THE MERCHANDISE REPRESENTED THEREBY (INCLUDING ALL RETURNED OR REPOSSESSED GOODS), RESERVES ARISING UNDER THE FACTORING AGREEMENT, AND ALL CASH AND NONCASH PROCEEDS OF THE FOREGOING AND BOOKS AND RECORDS EVIDENCING OR PERTAINING TO THE FOREGOING.] [REVISE AS APPROPRIATE.]

The Collateral Agent agrees that its subordination hereunder shall survive termination of this Assignment Agreement, and shall remain in full force and effect until all obligations of the Company to the Factor under the Factoring Agreement have been satisfied in full. The Collateral Agent further agrees that until all obligations of the Company to the Factor under the Factoring Agreement have been satisfied in full, the Collateral Agent will not enforce its security interest in any of the Factored Receivables, and the Collateral Agent will not attach, levy upon, execute against, exercise any rights, assert any claim or interest, take any action or institute any proceeding with respect thereto.

         7. This Agreement shall continue in effect until the earlier to occur of (i) the termination of the Factoring Agreement, and (ii) the indefeasible payment of the Obligations and the expiration and termination of any and all commitments or obligations of the Lenders to the Company, but any such termination shall not affect the assignment to the Collateral Agent or the Collateral Agent's right to receive monies due or to become due under the Factoring Agreement and this Agreement until all obligations of the Company to the Collateral Agent created prior to such termination are paid in full, subject to the Factor's rights under the Factoring Agreement and this Agreement.

         8. All notices required or permitted hereunder shall be in writing and shall be sent by certified mail, return receipt requested, addressed to the party to be notified as follows:

                  (a)      If to the Company:

                           Crown Crafts, Inc.
                           1600 RiverEdge Parkway
                           Suite 200
                           Atlanta, Georgia  30328

                  (b)      If to Collateral Agent:

                           Wachovia Bank, N.A.
                           191 Peachtree Street, N.E.
                           30th Floor
                           Atlanta, Georgia  30303

                  (c)      If to Factor:

                           THE CIT GROUP/COMMERCIAL SERVICES, INC.
                           Two First Union Center
                           301 South Tryon Street
                           Charlotte, North Carolina  28202
                           Attention:  Regional Manager
                           Fax No.:  (704) 339-2247

         9. No agreement shall be effective to change, modify or discharge, in whole or in part, this Assignment Agreement unless such agreement is in writing and signed by the Collateral Agent, the Factor and the Company. This Assignment Agreement shall bind and benefit the parties hereto and their respective successors and assigns, except that the Company may not assign any of its rights under this Assignment Agreement without the prior written consent of the Factor and the Collateral Agent. Other than the Lenders, there are no third party beneficiaries to this Assignment Agreement.

         10. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.



                                       CROWN CRAFTS, INC., as the Company



                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------



                                       HAMCO, INC., as the Company



                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------



                                       CROWN CRAFTS INFANT PRODUCTS, INC.,
                                       as the Company



                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------



                                       THE CIT GROUP/COMMERCIAL SERVICES, INC., as the Factor



                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------



                                       WACHOVIA BANK, N.A., as Collateral Agent



                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------

                                    EXHIBIT A

                          [COPY OF FACTORING AGREEMENT]

                                                                       EXHIBIT T

                         FOREIGN STOCK PLEDGE AGREEMENT

         THIS FOREIGN STOCK PLEDGE AGREEMENT (this "Agreement") dated as of July 23, 2001 by and among CROWN CRAFTS, INC., a Georgia corporation (the "Company"), and any Domestic Subsidiary of the Company which becomes a Pledgor Subsidiary pursuant to Section 24 hereof and Section 5.15 (each a "Pledgor Subsidiary) of the Credit Agreement referred to below; the Company and the Pledgor Subsidiaries being collectively referred to as the "Pledgors" and individually as a "Pledgor") and WACHOVIA BANK, N.A., a national banking association (in its individual capacity, "Wachovia") organized under the laws of the United States of America, as collateral agent (in such capacity, together with its successors and assigns, the "Collateral Agent") for itself, and for Lenders from time to time under the Credit Agreement.

                                   WITNESSETH:

         WHEREAS, the Company, Churchill Weavers, Inc., Hamco, Inc. and Crown Crafts Infant Products, Inc (collectively, with the Company, the "Borrowers"), the Lenders, and Wachovia, as Agent, have entered into that certain Credit Agreement dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the "Credit Agreement"; capitalized terms used herein without definition have the meanings set forth in the Credit Agreement), pursuant to which the Lenders have agreed, subject to the terms thereof, to make available to the Borrowers certain financial accommodations.

         WHEREAS, the Borrowers, the Lenders, the holders of the Senior Subordinated Notes, and Wachovia, as Agent, and the Collateral Agent, are parties to that certain Intercreditor Agreement dated of even date herewith;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         Section 1. The Pledge. Each of the Pledgors hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto the Collateral Agent, and grants to the Collateral Agent, for the ratable benefit of the Lenders, a security interest in all of each Pledgor's right, title and interest in, to and under the following (collectively, the "Pledged Collateral"): (a) all of the shares of common stock, equity interests and other securities (collectively, "Securities") of the respective Direct Foreign Subsidiaries held by such Pledgor as set forth on Exhibit A attached hereto (collectively, the "Issuers"); provided, however, that the Securities pledged pursuant hereto shall not include (i) Securities owned by any of the Pledgors in excess of Securities evidencing 65% of the voting power of each class of capital stock owned by such Pledgor or (ii) to the extent that applicable law requires that the applicable Issuer issue directors' qualifying shares, such qualifying shares; (b) subject to the provisions of Section 5(b) hereof, any additional Securities of any of the Issuers as may from time to time be issued to the respective Pledgor or otherwise acquired by such Pledgor; (c) any additional Securities of the Issuer as may hereafter at any time be delivered to the Collateral Agent by or on behalf of the Pledgor; (d) any cash or additional Securities or other property at any time and from time to time receivable or otherwise distributable in respect of, in exchange for, or in substitution of, any of the property referred to in any of the immediately preceding clauses (a) through (c); and (e) any and all products and proceeds of any of the foregoing, together with all other rights, titles, interests, powers, privileges and preferences pertaining to said property.

         Section 2. Obligations Secured. This Agreement is made, and the security interest created hereby is granted to the Collateral Agent, to secure the prompt performance and payment in full of the Obligations.

         Section 3. Representations and Warranties. Each of the Pledgors, jointly and severally, hereby represents and warrants to the Collateral Agent as follows:

         (a) Validly Issued, etc. All of the Securities of each Issuer have been validly issued and are fully paid and nonassessable.

         (b) Title and Liens. Each Pledgor is, and, except as permitted by the Credit Agreement, will at all times continue to be, the legal and beneficial owner of the applicable Pledged Collateral and none of the Pledged Collateral is subject to any Lien (other than the Lien created by this Agreement and a junior Lien for the benefit of the holders of the Senior Subordinated Notes, as contemplated in the Credit Agreement).

         (c) Name; Chief Executive Office; Taxpayer ID Number. The correct corporate name of each Pledgor, the state of organization, chief executive office and principal place of business of each Pledgor, the location of each Pledgor's books and records relating to the respective Pledged Collateral, and the Federal Identification number of each Pledgor is set forth on Exhibit B attached hereto. None of the Pledgors has any offices or places of business other than as set forth on Exhibit B.

         (d) Authority, etc. Each of the Pledgors (i) has the power and authority to pledge the Pledged Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement), however arising, of all persons.

         (e) No Approval. No consent or approval of any Governmental Authority or any securities exchange was or is ________necessary to the validity of the pledges effected hereby.

         (f) Outstanding Shares. The Securities pledged by each of the Pledgors hereunder constitute 65% of the issued and outstanding Shares of the respective Direct Foreign Subsidiary owned by each of the Pledgors.

         Section 4.        Covenants. Each of the Pledgors hereby
unconditionally covenants and agrees as follows:

         (a) No Liens; No Sale of Pledged Collateral. None of the Pledgors will create, assume, incur or permit or suffer to exist or to be created, assumed or incurred, any Lien on any of the Securities (other than the Lien created by this Agreement and a junior Lien for the benefit of the holders of the Senior Subordinated Notes, as contemplated in the Credit Agreement), and will not, except as otherwise permitted by the Credit Agreement, without the prior written


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consent of the Collateral Agent (which consent shall not be unreasonably withheld), sell, lease, assign, transfer or otherwise dispose of all or any portion of the Securities (or any interest therein).

         (b) Change of Locations, Name, Etc. Without giving the Collateral Agent 30 days prior written notice, none of the Pledgors will (i) change such Pledgor's chief executive office, principal place of business, or the location of its books and records relating to any of the Pledged Collateral or (ii) change such Pledgor's name, identity or structure.

         Section 5.        Additional Shares.

         (a) During the period this Agreement is in effect, without the consent of the Collateral Agent, none of the Pledgors shall permit any of the Issuers to issue any additional shares of capital stock or other equity securities or interests, unless such additional shares have been delivered and pledged to the Collateral Agent. Further, without the consent of the Collateral Agent, none of the Pledgors shall permit any of the Issuers to amend or modify its respective articles or certificate of incorporation (or other analogous organizational document) in a manner which would materially adversely affect the voting, liquidation, preference or other rights of a holder of the Pledged Collateral.

         (b) Each of the Pledgors agrees that, until this Agreement has terminated in accordance with its terms, any additional Securities of any of the Issuers at any time issued to any of the Pledgors or otherwise acquired by any of the Pledgors shall be promptly delivered or otherwise transferred to the Collateral Agent as additional Pledged Collateral and shall be subject to the Lien of, and the terms and conditions of, this Agreement; provided that if compliance with this Section 5(b) would result in more than 65% of the voting power of any class of such capital stock of an Issuer being included in the Pledged Collateral, the Pledgor shall pledge only such portion of such capital stock as shall result in 65% of the voting power of such class of capital stock owned by the Pledgor being included in the Pledged Collateral.

         Section 6. Registration in Nominee Name, Denominations. The Collateral Agent shall have the right (in its sole and absolute discretion) to hold the Pledged Collateral in its own name as pledgee, the name of its nominee (as Collateral Agent or as sub-agent) or the name of the applicable Pledgor, endorsed or assigned in blank pursuant to a separate blank stock power or in favor of the Collateral Agent or (where applicable) registered in the name of the Collateral Agent in the relevant stock registry. Each of the Pledgors will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Collateral registered in the name of such Pledgor. The Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Collateral for certificates of smaller or larger numbers of shares for any purpose consistent with this Agreement.

         Section 7.        Voting Rights; Dividends, etc.

         (a) So long as no Event of Default shall have occurred and be continuing, with respect to any Securities:

                  (i) each of the Pledgors shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to an owner of the Pledged Collateral or any part


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thereof for any purpose not inconsistent with the terms and conditions of this
Agreement or any agreement giving rise to or otherwise relating to any of the Obligations; provided, however, that none of the Pledgors shall exercise, or refrain from exercising, any such right or power if any such action would have a materially adverse effect on the value of such Pledged Collateral in the reasonable judgment of the Collateral Agent;

                  (ii) each of the Pledgors shall be entitled to retain and use any and all cash dividends, interest and principal paid on the Pledged Collateral, but any and all stock and/or liquidating dividends, other distributions in property, return of capital or other distributions made on or in respect of Pledged Collateral, whether resulting from a subdivision, combination or reclassification of outstanding Securities of any of the Issuers which are pledged hereunder or received in exchange for the respective Pledged Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets or on the liquidation, whether voluntary or involuntary, of any of the Issuers, or otherwise, shall be and become part of the Pledged Collateral pledged hereunder and, if received by any of the Pledgors, shall forthwith be delivered to the Collateral Agent to be held as collateral subject to the terms and conditions of this Agreement.

         (b) The Collateral Agent agrees to execute and deliver to each of the Pledgors, or cause to be executed and delivered to each of the Pledgors, as appropriate, at the sole cost and expense of such Pledgor, all such proxies, powers of attorney, dividend orders and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers which such Pledgor is entitled to exercise pursuant to clause (a)(i) above and/or to receive the dividends which such Pledgor is authorized to retain pursuant to subsection (a)(ii) above.

         (c) Upon the occurrence and during the continuance of an Event of Default, all rights of each the Pledgors to exercise the voting and/or consensual rights and powers which such Pledgor is entitled to exercise pursuant to subsection (a)(i) above and/or to receive the dividends, interest and principal that such Pledgor is authorized to receive and retain pursuant to subsection (a)(ii) above shall cease, and all such rights thereupon shall become immediately vested in the Collateral Agent, which shall have, to the extent permitted by law, the sole and exclusive right and authority (acting at the direction of the Required Lenders) to exercise such voting and/or consensual rights and powers which each of the Pledgors shall otherwise be entitled to exercise pursuant to subsection (a)(ii) above and/or to receive and retain the dividends which each of the Pledgors shall otherwise be authorized to retain pursuant to subsection (b) above. Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this subsection (c) shall be retained by the Collateral Agent as additional collateral hereunder and shall be applied in accordance with the provisions of
Section 10. If any of the Pledgors shall receive any dividends or other property which it is not entitled to receive under this Section, such Pledgor shall hold the same in trust for the Collateral Agent, without commingling the same with other funds or property of or held by such Pledgor, and shall promptly deliver the same to the Collateral Agent upon receipt by such Pledgor in the identical form received, together with any necessary endorsements.


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         Section 8.        Event of Default Defined. For purposes of this
Agreement, "Event of Default" shall mean:

         (a) any of the Pledgors shall fail to observe or perform any covenant or agreement contained in Sections 4(a), 5, or 7(a)(ii) hereof;

         (b) any of Pledgors shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by the immediately preceding subsection (a)) for a period of 30 days after written notice thereof has been given to such Pledgor by the Collateral Agent; and

         (c) an Event of Default under and as defined in the Credit Agreement shall occur and be continuing.

         Section 9.        Remedies upon Default.

         (a) In addition to any right or remedy that the Collateral Agent may have under the Credit Agreement, the other Credit Documents or otherwise under applicable law, if an Event of Default shall have occurred and be continuing, the Collateral Agent may exercise any and all the rights and remedies of a secured party under the Uniform Commercial Code as in effect in any applicable jurisdiction (the "Code") and may otherwise sell, assign, transfer, endorse and deliver the whole or, from time to time, any part of the Pledged Collateral at a public or private sale or on any securities exchange, for cash, on credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Collateral Agent (acting at the direction of the Required Lenders, in their sole discretion) shall deem appropriate. As further provided for in Section 14 hereof, the Collateral Agent shall be authorized at any sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Collateral for their own account in compliance with the Securities Laws (as such term is defined in Section 14 below) and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer, endorse and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each purchaser at any sale of Pledged Collateral shall take and hold the property sold absolutely free from any claim or right on the part of any of the Pledgors, and each of the Pledgors hereby waives (to the fullest extent permitted by applicable law) all rights of redemption, stay and/or appraisal which any of the Pledgors now has or may at any time in the future have under any applicable law now existing or hereafter enacted. Each of the Pledgors agrees that, to the extent notice of sale shall be required by applicable law, at least ten days' prior written notice to the applicable Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall constitute reasonable notification. Such notice, in case of public sale, shall state the time and place for such sale, and, in the case of sale on a securities exchange, shall state the exchange on which such sale is to be made and the day on which the respective Pledged Collateral, or portion thereof, will first be offered for sale at such exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and shall state in the notice or publication (if any) of such sale. At any such sale, the applicable Pledged Collateral, or portion thereof to be sold, may be sold in one lot as an entirety or in separate parcels, as the Collateral


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Agent may determine (acting at the direction of the Required Lenders, in their sole and absolute discretion). The Collateral Agent shall not be obligated to make any sale of any of the Pledged Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Pledged Collateral may have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case the sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability to any of the Pledgors in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice. At any public sale made pursuant to this Agreement, the Collateral Agent or any Secured Party (in accordance with Section 2.10(e) of the Credit Agreement), to the extent permitted by applicable law, may bid for or purchase, free from any right of redemption, stay and/or appraisal on the part of any of the Pledgors (all said rights being also hereby waived and released to the extent permitted by applicable law), any part of or all the Pledged Collateral offered for sale and may make payment on account thereof by using any claim then due and payable to the Collateral Agent from any of the Pledgors as a credit against the purchase price, and the Collateral Agent may, upon compliance with the terms of sale and to the extent permitted by applicable law, hold, retain and dispose of such property without further accountability to any of the Pledgors therefor. For purposes hereof, a written agreement to purchase all or any part of the Pledged Collateral shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and none of the Pledgors shall be entitled to the return of any Pledged Collateral subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default may have been remedied or the Obligations may have been paid in full as herein provided. Each of the Pledgors hereby waives any right to require any marshaling of assets and any similar right.

         (b) In addition to exercising the power of sale herein conferred upon it, the Collateral Agent shall also have the option to proceed by suit or suits at law or in equity to foreclose this Agreement and sell the Pledged Collateral or any portion thereof pursuant to judgment or decree of a court or courts having competent jurisdiction.

         (c) In addition to the foregoing, the Collateral Agent shall have all other rights, powers and remedies which are available to it under any applicable laws.

         (d) The rights and remedies of the Collateral Agent under this Agreement are cumulative and not exclusive of any rights or remedies which it would otherwise have.

         Section 10. Application of Proceeds of Sale and Cash. Each of the Pledgors agrees to pay to the Collateral Agent all Enforcement Costs (as defined below) paid or incurred by the Collateral Agent. This agreement in this
Section 10 shall survive the termination of this Agreement and the Lien on the Pledged Collateral. All Enforcement Costs, together with interest thereon from the date of any demand therefor until paid in full at a per annum rate of interest equal at all times to the Default Rate, shall be paid by the Company to the Collateral Agent whenever demanded by the Collateral Agent.


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         Any proceeds of the collection of the sale or other disposition of the
Collateral will be applied by the Collateral Agent in accordance with the terms of Section 2.11(e) of the Credit Agreement, subject to the Intercreditor Agreement. If the sale or other disposition of the Collateral fails to satisfy all of the Obligations, the Debtors shall remain liable to the Collateral Agent and the Lenders for any deficiency. Subject to the terms of the Intercreditor Agreement, any surplus from the sale or disposition of the Pledged Collateral shall be paid to the respective Debtor or to any other party entitled thereto or shall otherwise be paid over in a manner permitted by law after payment in full of all Obligations and the Enforcement Costs related to any such payment.

         As used herein, the term "Enforcement Costs" means all reasonable expenses, charges, costs and fees whatsoever (including, without limitation, reasonable attorneys' fees and expenses) of any nature whatsoever paid or incurred by or on behalf of the Collateral Agent in connection with (a) the collection or enforcement of any or all of the Obligations or this Agreement (including, without limitation, reasonable attorneys fees incurred prior to the institution of any suit or other proceeding), (b) the creation, perfection, collection, maintenance, preservation, defense, protection, realization upon, disposition, sale or enforcement of all or any part of the Collateral, (c) the monitoring, inspection, administration, processing, servicing of any or all of the Obligations and/or the Collateral, (d) the preparation of this Agreement, the Security Documents, and the preparation and review of lien and record searches, reports, certificates, and/or other documents or information relating from time to time to the taking, perfection, inspection, preservation, protection and/or release of a Lien on the Collateral, the value of the Collateral, or otherwise relating to the Collateral Agent's or any Secured Party's rights, powers and remedies under this Agreement or with respect to the Collateral, and (e) all filing and/or recording taxes or fees and all stamp and other similar taxes and fees payable or determined to be payable in connection with the execution and delivery of this Agreement and any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees, the Pledgors hereby agreeing jointly and severally to indemnify and save the Collateral Agent and the Lenders harmless from and against such liabilities

         Section 11. Collateral Agent Appointed Attorney-in-Fact. From and after the occurrence and during the existence of an Event of Default, each of the Pledgors hereby constitutes and appoints the Collateral Agent as the attorney-in-fact of each Pledgor with full power of substitution either in the Collateral Agent's name or in the name of each of the Pledgors to do any of the following with respect to any Securities and the related Pledged Collateral: (a) to perform any obligation of any of the Pledgors hereunder in such Pledgor's name or otherwise; (b) to ask for, demand, sue for, collect, receive, receipt and give acquittance for any and all moneys due or to become due under and by virtue of any Pledged Collateral; (c) to prepare, execute, file, record or deliver notices, assignments, financing statements, continuation statements, applications for registration or like papers to perfect, preserve or release the Collateral Agent's security interest in the Pledged Collateral or any of the documents, instruments, certificates and agreements described in Section 13(b);
(d) to verify facts concerning the Pledged Collateral in its own name or a fictitious name; (e) to endorse checks, drafts, orders and other instruments for the payment of money payable to any of the Pledgors, representing any interest or dividend or other distribution payable in respect of the Pledged Collateral or any part thereof or on account thereof and to give full discharge for the same; (f) to exercise all rights, powers and remedies which any of the Pledgors would have, but for this


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Agreement, under the Pledged Collateral; and (g) to carry out the provisions of this Agreement and to take any action and execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, and to do all acts and things and execute all documents in the name of each of the Pledgors or otherwise, deemed by the Collateral Agent as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder. Nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice, or to take any action with respect to the Pledged Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Collateral Agent or omitted to be taken with respect to the Pledged Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Pledgor or to any claim or action against the Collateral Agent. The power of attorney granted herein is irrevocable and coupled with an interest.

         Section 12. Reimbursement of Collateral Agent. Each of the Pledgors agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, disbursements and other charges of its counsel and of any experts or agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or any sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, or (iv) the failure by any of the Pledgors to perform or observe any of the provisions hereof. Any such amounts payable as provided hereunder shall be additional obligations secured hereby and by the other Security Documents.

         Section 13. Further Assurances. Each of the Pledgors shall, at its sole cost and expense, take all action that may be necessary or desirable in the Collateral Agent's sole discretion or at the request of the Required Lenders, so as at all times to maintain the validity, perfection, enforceability and priority of the Collateral Agent's security interest in the Pledged Collateral, or to enable the Collateral Agent to exercise or enforce its rights hereunder, including without limitation (a) delivering to the Collateral Agent, endorsed or accompanied by such instruments of assignment as the Collateral Agent may specify, any and all chattel paper, instruments, letters of credit and all other undertakings of guaranty and documents evidencing or forming a part of the Pledged Collateral and (b) executing and delivering financing statements, pledges, designations, notices and assignments, in each case in form and substance satisfactory to the Collateral Agent, relating to the creation, validity, perfection, priority or continuation of the security interest granted hereunder. Subject to the foregoing, each of the Pledgors agrees to take, and authorizes the Collateral Agent to take on such Pledgor's behalf, any or all of the following actions with respect to any Pledged Collateral as the Collateral Agent shall deem necessary to perfect the security interest and pledge created hereby or to enable the Collateral Agent to enforce its rights and remedies hereunder: (i) to register in the name of the Collateral Agent any Pledged Collateral in certificated or uncertificated form; (ii) to endorse in the name of the Collateral Agent any Pledged Collateral issued in certificated form; and
(iii) by book entry or otherwise, identify as belonging to the Collateral Agent a quantity of securities that constitutes all or part of the Pledged Collateral registered in the name of the Collateral Agent. Notwithstanding the foregoing each of the Pledgors agrees that Pledged Collateral which is not in certificated form or is otherwise in book-entry form shall be held for the account of the


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 Collateral Agent. Each of the Pledgors hereby authorizes the Collateral Agent to execute and file in all necessary and appropriate jurisdictions (as determined by the Collateral Agent) one or more financing or continuation statements (or any other document or instrument referred to in the immediately preceding clause (b)) in the name of the applicable Pledgor and to sign such Pledgor's name thereto. Each of the Pledgors authorizes the Collateral Agent to file any such financing statement, document or instrument without the signature of such Pledgor to the extent permitted by applicable law. To the extent permitted by applicable law, a carbon, photographic, xerographic or other reproduction of this Agreement or any financing statement is sufficient as a financing statement. Any property comprising part of the Pledged Collateral required to be delivered to the Collateral Agent pursuant to this Agreement shall be accompanied by proper instruments of assignment duly executed by each of the Pledgors and by such other instruments or documents as the Collateral Agent may reasonably request.

         Section 14. Securities Laws. In view of the position of the Pledgors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar applicable law hereafter enacted analogous in purpose or effect, whether foreign or domestic (such Act and any such similar applicable law as from time to time in effect being called the "Securities Laws") with respect to any disposition of the Pledged Collateral permitted hereunder. Each of the Pledgors understands that compliance with the Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral in accordance with the terms hereof, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral in accordance with the terms hereof under applicable Blue Sky or other state securities laws or similar applicable law analogous in purpose or effect. The Pledgor recognizes that in light of the foregoing restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each of the Pledgors acknowledges and agrees that in light of the foregoing restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, may, in accordance with applicable law, (a) proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) approach and negotiate with a single potential purchaser to effect such sale. Each of the Pledgors acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral in accordance with the terms hereof at a price that the Collateral Agent(acting at the direction of the Required Lenders, in their sole and absolute discretion), may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section will apply notwithstanding the existence of public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.


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         Section 15.       Indemnification. Each of the Pledgors agrees to
indemnify and hold the Collateral Agent and any corporation controlling, controlled by, or under common control with, the Collateral Agent and any officer, attorney, director, shareholder, agent or employee of the Collateral Agent or any such corporation (each an "Indemnified Person"), harmless from and against any claim, loss, damage, action, cause of action, liability, cost and expense or suit of any kind or nature whatsoever (collectively, "Losses"), brought against or incurred by an Indemnified Person, in any manner arising out of or, directly or indirectly, related to or connected with this Agreement, including without limitation, the exercise by the Collateral Agent of any of its rights and remedies under this Agreement or any other action taken by the Collateral Agent pursuant to the terms of this Agreement; provided, however, the Pledgor shall not be liable to an Indemnified Person for any Losses to the extent that such Losses result from the gross negligence or willful misconduct of such Indemnified Person. The Pledgor's obligations under this section shall survive the termination of this Agreement and the payment in full of the Obligations.

         Section 16. Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral and shall remain in full force and effect until it terminates in accordance with its terms. Each of the Pledgors and the Collateral Agent hereby agree that the security interest created by this Agreement in the Pledged Collateral shall not terminate and shall continue and remain in full force and effect notwithstanding the transfer to any of the Pledgors or any person designated by it of all or any portion of the Pledged Collateral.

         Section 17. Security Interest Absolute. All rights of the Collateral Agent hereunder, the grant of a security interest in the Collateral and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Credit Document, the Intercreditor Agreement, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of the payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Credit Document, the Intercreditor Agreement, or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Obligations, including, without limitation, the release of any one or more Pledgors or other Persons from this Agreement or any other agreement securing the payment and performance of the Obligations or other indebtedness of the Pledgors or of any other Person to the Lenders, the Agent, the Collateral Agent, or the holders of the Senior Subordinated Notes, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any of the Pledgors in respect of the Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Obligations).

         Section 18. No Waiver. Neither the failure on the part of the Collateral Agent to exercise, nor the delay on its part in exercising any right, power or remedy hereunder, nor any course of dealing between the Collateral Agent and any of the Pledgors shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy hereunder preclude any other or the further exercise thereof or the exercise of any other right, power or remedy.



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         Section 19.       Notices. Notices, requests and other communications
required or permitted hereunder shall be given in accordance with the applicable terms of the Credit Agreement.

         Section 20. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         Section 21. Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by any of the Pledgors herefrom shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         Section 22. Binding Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that none of the Pledgors shall be permitted to assign this Agreement or any interest herein or in the Pledged Collateral, or any part thereof, or any cash or property held by the Collateral Agent as collateral under this Agreement.

         Section 23. Termination. Upon indefeasible payment in full of all of the Bank Obligations, and termination of all Commitments under the Credit Agreement, this Agreement shall terminate. Upon termination of this Agreement in accordance with its terms the Collateral Agent agrees to take such actions as the Company may reasonably request, and at the sole cost and expense of the Company, (a) to return the Pledged Collateral to the applicable Pledgor, and (b) to evidence the termination of this Agreement, including, without limitation, the filing of any releases or any termination statements under the Uniform Commercial Code.

         Section 24. Joint and Several Liability; Additional Pledgors; Release of Pledgors. The obligations and liabilities of the Pledgors from time to time party to this Agreement shall be joint and several. Section 5.22 of the Credit Agreement provides that Domestic Subsidiaries which own or acquire a Significant Direct Foreign Subsidiary and which are not Pledgors must become Pledgors by, among other things, executing and delivering to the Agent a counterpart to this Agreement. Any Domestic Subsidiary which executes and delivers to the Agent a counterpart of this Agreement shall be a Pledgor for all purposes hereunder and shall thereafter be jointly and severally liable with all other Pledgors then party to this Agreement or thereafter joined hereto.

         Section 25. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

         Section 26. Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.



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

         Section 27. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute but one agreement.


                            [Signatures on Next Page]



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

         IN WITNESS WHEREOF, each of the Pledgors has executed and delivered this Agreement under seal as of the date first written above.

                                             CROWN CRAFTS, INC.           (SEAL)


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:




         Agreed to, accepted and acknowledged
as of the date first written above.

WACHOVIA BANK, N.A., as Collateral Agent

By:
   -------------------------------------
   Title:

                                    EXHIBIT A

                               PLEDGED COLLATERAL

                           PLEDGOR: CROWN CRAFTS, INC.


                                                 No. of      No. of        No. of        No. of       Certificate
                                                 Shares      Shares        Shares        Shares         Nos. for
Name of Subsidiary         Class of Stock      Authorized    Issued      Outstanding     Pledged     Pledged Shares
------------------         --------------      ----------    ------      -----------     -------     --------------
Burgundy Interamericana,       Common            50,000      50,000        50,000         49,999      1, 2, 3 and 4
S.A. de C.V.

                                    EXHIBIT B

                                    PLEDGORS

Crown Crafts, Inc., a Georgia corporation
1600 RiverEdge Parkway
Suite 200
Atlanta, Georgia 30328
Federal Tax I.D. # 58-0678148